MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

On April 27, 2015, Merchants Bancshares, Inc. (“Merchants”) and NUVO Bank & Trust Company (“NUVO”) entered into an Agreement and Plan of Merger. Subsequently, NUVO and Merchants Bank, a wholly-owned subsidiary of Merchants, entered into a related Bank Merger Agreement. The Agreement and Plan of Merger and the Bank Merger Agreement are referred to together in this proxy statement/prospectus as the “merger agreement.” Under the merger agreement, NUVO will merge with and into Merchants Bank with Merchants Bank as the surviving bank, and NUVO’s separate corporate existence will cease (the “merger”). Before the merger may be completed, the shareholders of NUVO must adopt the merger agreement. NUVO shareholders will vote on the merger agreement and on the other proposal described below at a special meeting of shareholders to be held on September 30, 2015.

Under the terms of the merger agreement, NUVO shareholders will be entitled to elect to receive 0.2416 shares of Merchants common stock or $7.15 in cash for each share of NUVO common stock, or may elect to receive a combination of Merchants common stock and cash, subject to the election, proration and allocation procedures described in this proxy statement/prospectus. No more than 2,140,829 shares of NUVO’s common stock will be converted into Merchants common stock, with the balance of the merger consideration to be paid in cash. This represents total merger consideration (other than consideration for outstanding stock options and warrants) consisting of approximately 75% Merchants common stock and 25% cash. Under the election, proration and allocation procedures in the merger agreement, if more NUVO shareholders make valid elections to receive either Merchants common stock or cash than is available as merger consideration under the merger agreement, those NUVO shareholders electing the over-subscribed form of consideration may have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form, despite their election.

The federal income tax consequences of the merger to NUVO shareholders will depend on whether cash, including cash for fractional Merchants shares, Merchants common stock, or a combination of cash and Merchants common stock, is received in exchange for shares of NUVO common stock. The material federal income tax consequences of the merger to NUVO shareholders are discussed in this proxy statement/prospectus under “THE MERGER- Material Federal Income Tax Consequences of the Merger,” on page 41.

The NUVO board of directors has determined that the combination of NUVO and Merchants is advisable and in the best interests of NUVO based upon its analysis, investigation and deliberation, and the NUVO board of directors unanimously recommends that the NUVO shareholders vote “FOR” the approval and adoption of the merger agreement and “FOR” the approval of the meeting adjournment proposal described in this proxy statement/prospectus.

Merchants common stock is listed on the NASDAQ Global Select Market under the symbol “MBVT.” NUVO’s common stock is not listed or traded on any exchange, and is sold only infrequently in privately negotiated transactions. On August 12, 2015, the most recent practicable trading day prior to the printing of this proxy statement/prospectus, the closing price of Merchants common stock on NASDAQ was $29.83 per share. There is no public trading market in NUVO’s common stock. On June 30, 2015, the last quarter-end prior to the printing of this proxy statement/prospectus, the book value of the NUVO common stock was $5.34 per share. The market price of Merchants common stock and the book value of NUVO common stock will fluctuate before completion of the merger; you are urged to obtain current market quotations for Merchants common stock.

You should read carefully this entire proxy statement/prospectus, including the Appendices and the documents incorporated by reference herein, because it contains or incorporates by reference important information about the merger and the parties to the merger. In particular, you should read carefully the information under the section entitled “RISK FACTORS” beginning on page 11. You can also obtain information about Merchants from documents that it has filed with the Securities and Exchange Commission. See “ADDITIONAL INFORMATION” on page (v) and “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

The shares of Merchants common stock to be issued to NUVO shareholders in the merger and the replacement warrants to be issued to NUVO’s warrant holders are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger described in this proxy statement/prospectus or the Merchants common stock or replacement warrants to be issued in the merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is August 17, 2015, and it is first being mailed or otherwise delivered to NUVO’s shareholders on or about August 19, 2015.

NUVO BANK & TRUST COMPANY

1500 Main Street

Tower Square, Suite 152

Springfield, Massachusetts 01115

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 30, 2015

A special meeting of shareholders of NUVO Bank & Trust Company will be held at 10:00 a.m., local time, on September 30, 2015 at the Colony Club located at 1500 Main Street, Tower Square in Springfield, Massachusetts. Any adjournments or postponements of the special meeting will be held at the same location.

At the special meeting, you will be asked to:

1.

Consider and vote on a proposal to approve the Agreement and Plan of Merger, dated April 27, 2015, by and between Merchants Bancshares, Inc. and NUVO Bank & Trust Company and the related Bank Merger Agreement, dated July 2, 2015, between Merchants Bank and NUVO Bank & Trust Company and joined in for certain limited purposes by Merchants Bancshares, Inc. and the transactions contemplated thereby, pursuant to which NUVO will merge with and into Merchants Bank with Merchants Bank surviving;

2.

Consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of the special meeting, to approve the Agreement and Plan of Merger and the Bank Merger Agreement; and

3.

Consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The enclosed proxy statement/prospectus describes the Agreement and Plan of Merger and the Bank Merger Agreement and the proposed merger in detail. Copies of the Agreement and Plan of Merger and the Bank Merger Agreement (together, the “merger agreement”) are included as Appendix A and Appendix B, respectively, to the accompanying proxy statement/prospectus. We urge you to read these materials carefully. The enclosed proxy statement/prospectus forms a part of this Notice of Special Meeting.

The board of directors of NUVO Bank & Trust Company unanimously recommends that the NUVO Bank & Trust Company shareholders vote “FOR” the proposal to approve the Agreement and Plan of Merger and the Bank Merger Agreement (Proposal 1) and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the Agreement and Plan of Merger and the Bank Merger Agreement (Proposal 2).

The board of directors of NUVO Bank & Trust Company has fixed the close of business on August 17, 2015 as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important. Your proxy is being solicited by the NUVO Bank & Trust Company board of directors. In order for the proposed merger to be consummated, the proposal to approve the merger agreement must be approved by the affirmative vote of holders of at least two-thirds (66 2/3%) of the outstanding shares of NUVO Bank & Trust Company common stock entitled to vote. Whether or not you plan to attend the special meeting in person, we urge you to complete and mail the enclosed proxy card, in the accompanying envelope, which requires no postage if mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the proxy card. You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy vote will not be used.

By Order of the Board of Directors,

Donald R. Chase	M. Dale Janes
Chairman	Chief Executive Officer

August 17, 2015

Springfield, Massachusetts

Please do not send your NUVO stock certificates at this time. You will be sent separate instructions regarding the surrender of your NUVO stock certificates.

i

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Merchants from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Merchants at the following address and telephone number:

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, Vermont 05403

Attention: Investor Relations Department

Telephone: (802) 865-1807

If you would like to request documents from Merchants, please do so by September 23, 2015 in order to receive them before the special meeting of NUVO shareholders.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section of the proxy statement/prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

This proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read it carefully, including the Appendices and any documents incorporated by reference into this proxy statement/prospectus. If you have any questions concerning the merger or this proxy statement/prospectus, or need assistance voting your shares, please contact NUVO’s proxy solicitor at the address or toll-free telephone number listed below:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

(800) 206-5879

Please do not send your NUVO stock certificates at this time. You will be sent separate instructions regarding the surrender of your NUVO stock certificates.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

1

SUMMARY

5

RISK FACTORS

11

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

14

INFORMATION ABOUT THE COMPANIES

14

Merchants

14

NUVO

15

MARKET PRICE AND DIVIDEND INFORMATION

17

Merchants Common Stock

17

NUVO Common Stock

17

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MERCHANTS

18

SPECIAL MEETING OF NUVO BANK & TRUST COMPANY SHAREHOLDERS

20

Date, Place, Time and Purpose

20

Who Can Vote at the Meeting

20

Quorum; Vote Required

20

Shares Held by NUVO Officers and Directors and by Merchants

20

Voting and Revocability of Proxies

21

Solicitation of Proxies

21

THE MERGER (PROPOSAL 1)

22

General

22

Background of the Merger

22

NUVO's Reasons for the Merger

24

Merchants' and Merchants Bank's Reasons for the Merger

27

Opinion of NUVO's Financial Advisor

27

The Merger Consideration

38

Cash or Stock Election

38

Election Procedures; Surrender of Stock Certificates

39

Cash Out of Fractional Shares

40

Treatment of NUVO Stock Options

40

Treatment of NUVO Warrants

40

Material Federal Income Tax Consequences of the Merger

41

Appraisal Rights

43

Required Regulatory Approvals

47

Interests of Certain Persons in the Merger that are Different from Yours

48

Employee Matters

51

Time of Completion

51

Conditions to Completing the Merger

52

Conduct of Business Before the Merger

52

Representations and Warranties

55

No Solicitation

56

Additional Covenants of the Parties

57

Voting Agreements

57

Terminating the Merger Agreement

58

Termination Fee

59

Waiver and Amendment

60

Expenses

60

Specific Performance

60

Accounting Treatment of the Merger

60

Operations of Merchants Bank after the Merger

60

Restrictions on Resale of Shares of Merchants Common Stock

60

DESCRIPTION OF MERCHANTS CAPITAL STOCK

60

Authorized Capital Stock

60

Voting Rights

61

No Preemptive or Conversion Rights

61

Dividends

61

Liquidation

61

Antitakeover Provisions

61

Restrictions on Ownership

63

Transfer Agent and Registrar

63

Stock Exchange Listing

63

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

63

Authorized Capital Stock

64

Issuance of Capital Stock

64

Voting Rights

64

Number and Election of Directors

65

Classified Board of Directors

65

Removal of Directors

65

Vacancies on the Board of Directors

66

Indemnification

66

Limitation of Liability

67

Amendments to Articles of Incorporation and Bylaws

67

Notice of Shareholder Meetings

68

Special Meetings of Shareholders

68

Advance Notice of Shareholder Nominations and Shareholder Proposals

68

Shareholder Action by Written Consent

69

Transactions with Interested Persons

69

Higher Vote Requirements for Certain Business Combinations

70

Dividends

70

MANAGEMENT AND OPERATIONS OF MERCHANTS AFTER THE MERGER

70

Board of Directors

70

Management

71

Certain Biographical and Other Information for Directors and Management

71

Director Compensation

71

Executive Officer Compensation

72

Management Interlocks and Insider Participation

74

Post-Merger Banking Operations

74

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

74

RELATED PARTY TRANSACTIONS

76

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

77

LEGAL MATTERS

77

EXPERTS

77

OTHER MATTERS

77

2015 NUVO ANNUAL MEETING

78

WHERE YOU CAN FIND MORE INFORMATION

78

Appendix A Agreement and Plan of Merger

A-1

Appendix B Bank Merger Agreement

B-1

Appendix C Form of Employment Agreement

C-1

Appendix D Form of Addendum and Waiver Agreement

D-1

Appendix E Fairness Opinion of Loomis & Co., Inc.

E-1

Appendix F Massachusetts Statutory Provisions Relating to Appraisal Rights

F-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:

What am I being asked to vote on? What is the proposed transaction?

A:

You are being asked to vote on the approval of an Agreement and Plan of Merger and a related Bank Merger Agreement (together, the “merger agreement”) that provide for the merger of NUVO Bank & Trust Company (“NUVO”) into Merchants Bank, a wholly-owned banking subsidiary of Merchants Bancshares, Inc. (“Merchants”) (the “merger”). A copy of the Agreement and Plan of Merger is provided as Appendix A to this proxy statement/prospectus and a copy of the related Bank Merger Agreement is provided as Appendix B. The NUVO board of directors has determined that the proposed merger is advisable and in the best interests of NUVO’s shareholders, and unanimously recommends that the shareholders vote “FOR” the approval of the merger agreement.

Q:

What will NUVO shareholders be entitled to receive in the merger?

A:

Under the merger agreement, at the effective time of the merger, each outstanding share of NUVO common stock will be converted into the right to receive, at the shareholder’s election, either 0.2416 shares of Merchants common stock or $7.15 in cash, without interest. Shareholders may also elect to receive a combination of Merchants common stock and cash.

Elections will be limited by, among other things, a requirement that no more than 2,140,829 shares of NUVO common stock be converted into Merchants common stock, in order to ensure that approximately 75% of the merger consideration paid (other than consideration paid with respect to stock options and warrants) will consist of Merchants common stock. Therefore, the form of consideration that a NUVO shareholder receives will depend in part on the elections of other NUVO shareholders.

Merchants will not issue fractional shares in the merger. Instead, each NUVO shareholder will receive a cash payment, without interest, for the value of any fraction of a share of Merchants common stock that such shareholder would otherwise be entitled to receive. See “THE MERGER — The Merger Consideration” on page 38.

Q:

How does a NUVO shareholder elect to receive cash, stock or a combination of both for his or her NUVO stock?

A:

After the special meeting but before completion of the merger, each NUVO shareholder will be provided with a form for making an election and instructions for completing and returning it, along with the NUVO stock certificates or an appropriate guarantee of delivery. The American Stock Transfer & Trust Company, LLC will act as the exchange agent for the merger. The election form will specify the date and time of the deadline for returning completed election forms to the exchange agent. If you do not make a valid and timely election, your shares will be treated as “unallocated” and you will be allocated Merchants common stock and/or cash depending on the elections made by other NUVO shareholders. See “THE MERGER – Cash or Stock Election” on page 38.

If your NUVO shares are held by a bank, brokerage firm or other nominee, your bank, brokerage firm, or other nominee as the record holder of your shares, is required to provide you with an election form. In order to make an election for your shares held by a bank, brokerage firm or other nominee, you will need to follow the instructions your bank, brokerage firm, or other nominee provides to you.

Q:

How does a NUVO shareholder exchange his or her stock certificates?

A:

NUVO stock certificates or an appropriate guarantee of delivery must be returned with the election form. Shortly after the merger, the exchange agent will allocate cash and Merchants common stock among NUVO shareholders, consistent with their elections, subject to the allocation and proration procedures in the merger agreement. If a NUVO shareholder does not submit an election form, Merchants’ exchange agent will send instructions on how and where to surrender the NUVO stock certificates after the merger is completed. Please do not send NUVO stock certificates with your proxy card for the special meeting.

Q:

Why am I receiving this document?

A:

This document is provided to NUVO’s shareholders as both a proxy statement of NUVO to solicit proxies on the merger and adjournment proposals to be voted on at the special meeting, and a prospectus of Merchants in connection with the Merchants common stock and replacement warrants to be issued in connection with the merger.

Q:

What dividends will be paid on Merchants common stock after the merger?

A:

Merchants currently pays a quarterly cash dividend of $0.28 per share. Although it has been Merchants’ practice to pay quarterly cash dividends on its common stock, no assurance can be given that Merchants will continue to pay dividends on its common stock, nor as to amount of future dividends, if any. All dividends on Merchants common stock are declared at the discretion of the Merchants board of directors.

Q:

What are the federal income tax consequences of the merger to NUVO shareholders?

A:

The federal income tax consequences of the merger to shareholders of NUVO will depend primarily on whether they exchange their NUVO common stock solely for Merchants common stock, solely for cash or for a combination of Merchants common stock and cash. NUVO shareholders who exchange their shares solely for Merchants common stock should not recognize gain or loss except with respect to the cash they receive instead of a fractional share. NUVO shareholders who exchange their shares solely for cash should recognize gain or loss on the exchange. NUVO shareholders who exchange their shares for a combination of Merchants common stock and cash should recognize gain, but not any loss, equal to the lesser of (i) the cash received or (ii) the gain realized in the merger (that is, the fair market value of the Merchants common stock received, plus the cash received, minus the NUVO shareholder’s basis in the NUVO common stock). Because the allocations of cash and Merchants common stock received will depend on the elections of all other NUVO shareholders, the actual tax consequences of the merger to a NUVO shareholder will not be ascertainable at the time the NUVO shareholder makes the election. See “THE MERGER — Material Federal Income Tax Consequences of the Merger” on page 41.

Q:

Are NUVO shareholders entitled to appraisal rights?

A:

Yes. Under Massachusetts law, NUVO shareholders have the right to dissent from the merger agreement and the merger and to receive a payment in cash for the “fair value” of their shares of NUVO common stock, as determined by an appraisal process. This value may be more or less than the value you would receive in the merger if you do not dissent. If you dissent, you will receive a cash payment for the value of your NUVO shares that will be fully taxable to you. To perfect your appraisal rights, you must follow precisely the required statutory procedures. See “THE MERGER – Appraisal Rights” on page 43 and the information in Appendix F.

Q:

How will NUVO stock options be treated in the merger?

A:

All outstanding options to purchase NUVO common stock will be cancelled at the effective time and converted into the right to receive a cash payment per option share equal to the excess of $7.15 over the option’s exercise price ($5.00 per share). See “THE MERGER – Treatment of NUVO Stock Options” on page 40.

Q:

How will warrants to purchase NUVO stock be treated in the merger?

A:

Organizers’ warrants will be converted into a warrant to purchase shares of Merchants common stock, with appropriate adjustment to the exercise price and number of shares to reflect the exchange ratio of 0.2416 shares of Merchants common stock for each share of NUVO common stock. Holders of warrants issued by NUVO in 2013 will be permitted to elect to receive a cash payment per share equal to the excess of $7.15 over the warrant exercise price ($5.00 per share) or a replacement warrant to purchase Merchants common stock, with appropriate adjustment to the exercise price and number of shares to reflect the exchange ratio of 0.2416 shares of Merchants common stock for each share of NUVO common stock. See “THE MERGER – Treatment of NUVO Warrants” on page 40.

Q:

Why do NUVO and Merchants want to merge?

A:

NUVO believes that the proposed merger will provide NUVO shareholders with substantial benefits, and Merchants believes that the merger will further its strategic growth plans. As a larger company, Merchants can provide the capital and resources that NUVO needs to compete more effectively and to offer a broader array of products and services to better serve its banking customers. To review the reasons for the merger in more detail, see “THE MERGER — NUVO’s Reasons for the Merger” and “ — Merchants’ and Merchants Bank’s Reasons for the Merger” on pages 24 and 27.

Q:

What vote is required to approve the merger agreement?

A:

Holders of at least two-thirds (66 2/3%) of the outstanding shares of NUVO common stock entitled to vote must vote in favor of the proposal to approve the merger agreement.

Q:

When and where is the NUVO special meeting?

A:

The special meeting of NUVO shareholders is scheduled to take place at the Colony Club, located at 1500 Main Street, Tower Square, in Springfield, Massachusetts at 10:00 a.m., local time, on September 30, 2015.

Q:

Who is entitled to vote at the NUVO special meeting?

A:

Holders of shares of NUVO common stock outstanding at the close of business on August 17, 2015, which is the record date for the special meeting, are entitled to vote on the proposal to adopt the merger agreement and the adjournment proposal described in this proxy statement/prospectus. As of the record date, 2,854,439 shares of NUVO common stock were outstanding and entitled to vote. Each outstanding share of NUVO common stock is entitled to one vote.

Q.

What constitutes a quorum for the NUVO special meeting?

A:

Under NUVO’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at a meeting of NUVO’s shareholders. Therefore, at least 1,427,220 shares must be represented in person or by proxy to achieve a quorum at the special meeting. Abstentions are included for determining a quorum, but broker non-votes are not.

Q:

If I plan to attend the NUVO special meeting in person, should I still return my proxy?

A:

Yes. Whether or not you plan to attend the NUVO special meeting, you should complete and return the enclosed proxy card or vote by telephone or on the Internet. The failure of a NUVO shareholder to vote in person or by proxy will have the same effect as a vote “AGAINST” the merger agreement.

Q:

What do I need to do now to vote my shares of NUVO common stock?

A:

After you have carefully read and considered the information contained in this proxy statement/prospectus, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. You may also vote by telephone or on the Internet by following the instructions on the proxy card. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not return a properly executed proxy card and do not vote at the special meeting, this will have the same effect as a vote “AGAINST” the merger agreement. If you sign, date and send in your proxy card, or vote by telephone or on the Internet, but you do not indicate how you want to vote, your proxy will be voted “FOR” adoption of the merger agreement and an adjournment of the special meeting, if necessary. You may change your vote or revoke your proxy before the special meeting by filing with the Secretary of NUVO a duly executed revocation of proxy, submitting a new proxy card with a later date, voting at a later time by telephone or on the Internet, or voting in person at the special meeting.

Q:

If my shares are held by my bank, broker, or other nominee will my bank, broker, or other nominee, automatically vote my shares for me?

A:

No. Your bank, broker, or other nominee will not be able to vote your shares of NUVO common stock on the proposal to adopt the merger agreement unless you provide instructions on how to vote. Please instruct your bank, broker, or other nominee how to vote your shares, following the directions that your bank, broker, or other nominee provides. If you do not provide instructions to your bank, broker, or other nominee on the proposal to approve the merger agreement, your shares will not be voted, and this will have the effect of voting “AGAINST” the merger agreement. Please note that the voting instruction form your bank, broker, or other nominee provides may permit you to provide voting instructions by telephone or on the Internet.

Q:

When is the merger expected to be completed?

A:

We will try to complete the merger as soon as possible. Before that happens, the merger agreement must be approved by NUVO shareholders and we must obtain the necessary regulatory approvals. Assuming holders of at least two-thirds (66 2/3%) of the outstanding shares of NUVO common stock vote in favor of the merger agreement and we obtain the other necessary approvals, we expect to complete the merger during the fourth calendar quarter of 2015.

Q:

Is completion of the merger subject to any conditions besides shareholder approval?

A:

Yes. The transaction must receive the required federal and state regulatory approvals, and there are other customary closing conditions that must be satisfied. To review the conditions of the merger in more detail, see “THE MERGER — Required Regulatory Approvals” on page 47 and “— Conditions to Completing the Merger” on page 52.

Q:

Are there risks that I should consider in deciding whether to vote to approve and adopt the merger agreement?

A:

Yes. You should consider carefully the risk factors set out in the section entitled “RISK FACTORS” on page 11 of this proxy statement/prospectus, as well as the other information contained in or incorporated by reference into this proxy statement/prospectus, including the section titled “CAUTION ABOUT FORWARD-LOOKING STATEMENTS” on page 14.

Q:

Who will bear the cost of soliciting votes for the NUVO special meeting?

A:

Merchants and NUVO will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials equally. In addition to the mailing of these proxy materials, the solicitation of proxies or votes for the NUVO special meeting may be made in person, by telephone, or by electronic communication by Morrow & Co., LLC, a proxy solicitation firm that will receive a fee for their services, and by NUVO’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, NUVO may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:

Where can I find more information about Merchants?

A:

You can find more information about Merchants from the various sources described in the section of this proxy statement/prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Q:

Who can answer my other questions?

A:

If you have more questions about the merger, or how to submit your proxy or if you need additional copies of this proxy statement/prospectus or the enclosed proxy form, NUVO shareholders should contact:

NUVO Bank & Trust Company

Attn: M. Dale Janes, Chief Executive Officer

1500 Main Street

Tower Square, Suite 152

Springfield, MA 01115

(413) 787-2700

Or NUVO’s proxy solicitation firm:

Morrow & Co., LLC

470 West Avenue, 3rd Floor

Stamford, CT 06902

(800) 206-5879 (toll-free)

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the attached Appendices and the documents that are incorporated by reference into this proxy statement/prospectus.

The Companies

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, Vermont 05403

(802) 865-1807

Merchants Bancshares, Inc., a Delaware corporation, is a bank holding company headquartered in South Burlington, Vermont that was incorporated and commenced operations in 1987. Merchants common stock is listed on the NASDAQ Global Select Market under the symbol “MBVT.” Merchants conducts its operations primarily through Merchants Bank, a Vermont-chartered commercial bank with 32 full service banking offices throughout Vermont. Merchants Bank was organized in 1849 and is the largest banking institution headquartered in Vermont. Merchants Bank provides a full range of personal and business banking and wealth management services. At June 30, 2015, Merchants had total consolidated (unaudited) assets of $1.68 billion (including loans of $1.20 billion), deposits of $1.35 billion and shareholders’ equity of $128.98 million.

NUVO Bank & Trust Company

1500 Main Street

Tower Square, Suite 152

Springfield, Massachusetts 01115

(413) 787-2700

NUVO Bank & Trust Company, a Massachusetts-chartered trust company headquartered in Springfield, Massachusetts, commenced operations in 2008. Through its single banking office in Springfield, Massachusetts, NUVO offers a broad range of commercial and consumer banking services to small and mid-sized businesses and professional and consumer clients. NUVO common stock is not listed on any exchange nor are transactions in NUVO common stock reported on any of the OTC Market tiers. NUVO common stock is traded infrequently, in privately negotiated transactions. At June 30, 2015, NUVO had total (unaudited) assets of $162.4 million (including loans of $148.1 million), deposits of $142.3 million and shareholders’ equity of $15.3 million.

Special Meeting of NUVO Shareholders; Required Vote (page 20)

A special meeting of NUVO shareholders is scheduled to be held at the Colony Club, 1500 Main Street, Tower Square, in Springfield, Massachusetts at 10:00 a.m., local time, on September 30, 2015. At the special meeting, you will be asked to vote on a proposal to approve the Agreement and Plan of Merger between NUVO and Merchants and the Bank Merger Agreement between NUVO and Merchants Bank, which provide for the merger of NUVO with and into Merchants Bank. You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

Only NUVO shareholders of record as of the close of business on August 17, 2015 are entitled to notice of, and to vote at, the NUVO special meeting and any adjournments or postponements of the meeting.

Approval of the merger agreement requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the outstanding shares of NUVO common stock entitled to vote. As of the record date, there were 2,854,429 shares of NUVO common stock outstanding. As of that date, the directors and executive officers of NUVO, as a group, beneficially owned 454,305 shares of NUVO common stock (not including shares that may be acquired upon the exercise of stock options and warrants), representing 15.92% of the outstanding shares of NUVO common stock. Included in that total are 444,305 shares held by NUVO’s directors, representing approximately 15.57% of NUVO’s outstanding stock, that such directors have agreed to vote in favor of the merger. See “THE MERGER – Voting Agreements” on page 57.

The Merger and the Merger Agreement (page 22)

Merchants’ acquisition of NUVO is governed by an Agreement and Plan of Merger and a related Bank Merger Agreement, which we refer to together as the merger agreement. The merger agreement provides that, if all of the conditions are satisfied or waived, NUVO will be merged with and into Merchants Bank, with Merchants Bank as the surviving entity. For a period of at least two years following the merger, Merchants Bank will operate the former NUVO banking operations as an unincorporated division with distinctive branding such as “NUVO Bank Division of Merchants Bank.” We encourage you to read the documents constituting the merger agreement, which are included as Appendix A and Appendix B to this proxy statement/prospectus.

What NUVO Shareholders Will Receive as Consideration in the Merger (page 38)

Under the merger agreement, each share of NUVO common stock will be exchanged for either 0.2416 of a share of Merchants common stock or $7.15 in cash, without interest. Shareholders may elect to receive a combination of cash and stock for the NUVO shares they own. All elections will be subject to the allocation and proration procedures in the merger agreement, which are designed to ensure that approximately 75% of the aggregate merger consideration is exchanged for Merchants common stock.

What NUVO Option and Warrant Holders will Receive in the Merger (page 40)

Holders of NUVO stock options will receive a cash cancellation payment of $2.15 for each share subject to the option, representing the difference between the per share cash consideration in the merger ($7.15) and the option exercise price ($5.00).

Holders of NUVO’s 2013 warrants will have the right to elect to receive a replacement warrant to purchase Merchants common stock, or a cash cancellation payment of $2.15 for each share subject to the warrant, representing the difference between the per share cash consideration in the merger ($7.15) and the 2013 warrant exercise price ($5.00). Holders of organizers’ warrants will receive a replacement warrant to purchase Merchants common stock. All replacement warrants will contain appropriate adjustments to the exercise price and number of shares to reflect the exchange ratio for the stock portion of the merger consideration (0.2416)

Market Price of Merchants and Book Value of NUVO Stock (page 17)

The following table shows the closing price per share of Merchants common stock on April 27, 2015, which is the last day on which shares of Merchants common stock traded preceding the public announcement of the proposed merger, and on August 12, 2015, the most recent practicable trading date prior to the printing of this proxy statement/prospectus. See “MARKET PRICE AND DIVIDEND INFORMATION” on page 17.

Merchants Common Stock

April 27, 2015	$29.50
August 12, 2015	$29.83

NUVO common stock is not traded on any exchange nor is price or bid/ask information on the stock reported on the OTC Stock Market Group interdealer quotation system. The unaudited book value of NUVO common stock was $5.37 per share as of March 31, 2015 (the last quarter-end before public announcement of the merger), and $5.34 per share as of June 30, 2015 (the last quarter-end before the printing of this proxy statement/prospectus.

Recommendation of NUVO Board of Directors (page 24)

The NUVO board of directors has approved the merger agreement and the proposed merger. The NUVO board believes that the merger agreement, including the merger contemplated by the merger agreement, is fair to, and in the best interests of, NUVO and its shareholders, and therefore unanimously recommends that NUVO shareholders vote “FOR” the proposal to approve the merger agreement. In reaching this decision, NUVO’s board of directors considered a variety of factors, which are described in the section captioned “THE MERGER — NUVO’s Reasons for the Merger” on page 24.

The NUVO board of directors also unanimously recommends that NUVO shareholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Opinion of NUVO’s Financial Advisor (page 27)

In deciding to approve the merger agreement, one of the factors considered by NUVO’s board of directors was the opinion of Loomis & Co., Inc., (“Loomis”) which served as financial advisor to NUVO’s board of directors. Loomis delivered its written opinion on April 27, 2015 that the merger consideration is fair to NUVO from a financial point of view. The full text of this opinion is included as Appendix E to this proxy statement/prospectus. You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review conducted by Loomis. NUVO has agreed to pay Loomis a success fee equal to 1.5% of the aggregate merger consideration contingent upon completion of the merger, including a fixed fee of $100,000 and a fee of $100,000 for rendering the Loomis fairness opinion, which have already been paid and which will be credited against the amount of the success fee. See “THE MERGER – Opinion of NUVO’s Financial Advisor” on page 27.

Regulatory Matters Relating to the Merger (page 47)

Under the terms of the merger agreement, the merger cannot be completed unless it is first approved by the Vermont Department of Financial Regulation, the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation (“FDIC”). Merchants has filed the required applications. As of the date of this document, Merchants has not yet received any approvals from those regulators. While Merchants does not know of any reason why it would not be able to obtain the approvals in a timely manner, Merchants cannot be certain when or if it will receive the required regulatory approvals. See “THE MERGER – Required Regulatory Approvals” on page 47.

Conditions to Completing the Merger (page 52)

Completion of the merger is subject to fulfillment of a number of conditions, including:

•

approval of the merger agreement at the special meeting by the holders of at least two-thirds (66 2/3%) of the outstanding shares of NUVO common stock entitled to vote;

•

approval of the transaction by the appropriate regulatory authorities;

•

receipt by each party of opinions from their respective legal counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•

the continued accuracy of representations and warranties made on the date of the merger agreement;

•

performance by the parties of their obligations under the merger agreement; and

•

no materially burdensome condition is contained in any regulatory approval.

See “THE MERGER – Conditions to Completing the Merger” on page 52.

Terminating the Merger Agreement (page 58)

The merger agreement may be terminated by mutual consent of Merchants and NUVO at any time prior to the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, either Merchants or NUVO may terminate the merger agreement if, among other things, any of the following occur:

•

the merger has not been completed by March 31, 2016;

•

NUVO shareholders do not approve the merger agreement at the NUVO special meeting;

•

a required regulatory approval is denied or an application for a required regulatory approval is withdrawn at the request of a governmental authority; or

•

there is a breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, which cannot be cured or has not been cured within 30 days after the giving of written notice to such party of such breach.

Merchants may also terminate the merger agreement if (i) NUVO materially breaches its agreements regarding the solicitation of other acquisition proposals and the submission of the merger agreement to shareholders or if the board of directors of NUVO does not recommend approval of the merger in the proxy statement/prospectus or withdraws or revises its recommendation in a manner adverse to Merchants and Merchants Bank and NUVO shareholders do not approve the merger agreement; (ii) any required regulatory approval contains a materially burdensome condition.

In addition, NUVO may terminate the merger agreement if a specified price adjustment provision is triggered due to a decline in the market value of Merchants common stock during a specified period, both in absolute terms and relative to a bank stock index, unless Merchants elects to increase the consideration to a specified level. See “THE MERGER – Terminating the Merger Agreement” on page 58.

Termination Fee (page 59)

Under certain circumstances described in the merger agreement, Merchants may demand from NUVO an $875,000 termination fee in connection with the termination of the merger agreement. See “THE MERGER — Termination Fee” on page 59 for a description of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 48)

In considering the recommendation of the board of directors of NUVO to adopt the merger agreement and recommend its approval by the shareholders, you should be aware that officers and directors of NUVO have employment and other compensation agreements or plans that give them interests in the merger that are different from, or in addition to, their interests as NUVO shareholders. These interests and agreements include the following:

•

M. Dale Janes, Chief Executive Officer of NUVO, and Jeffrey S. Sattler, President and Chief Loan Officer of NUVO, have employment agreements with NUVO that provide for severance payments in connection with a termination of employment without cause or for good reason following a change in control of NUVO such as will occur upon completion of the merger, which obligations Merchants and Merchants Bank have agreed to honor in the event of a termination of employment within 2 years following the merger;

•

Messrs. Janes and Sattler have accepted offers of employment with Merchants Bank following the merger and each has entered into an employment agreement with Merchants Bank. Those agreements include severance benefits, including in connection with termination of employment within 2 years following a change in control of Merchants;

•

The termination of all outstanding NUVO stock options, whether or not vested and exercisable, with a cash payment to the option holder of an amount equal to the excess of $7.15 over the $5.00 per share exercise price of the option, multiplied by the number of shares of NUVO common stock subject to the stock option;

•

The accelerated vesting of all outstanding restricted stock awards;

•

The Chairman of NUVO’s board of directors, Donald R. Chase, will be appointed to the Merchants and Merchants Bank boards of directors upon completion of the merger and will receive fees for service on such boards;

•

The directors of NUVO, other than Messrs. Chase, Janes and Sattler, will be invited to serve on a newly established Western Massachusetts advisory and business development board of Merchants Bank and will receive fees for service on that board;

•

Rights of NUVO officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies, including coverages required to be maintained for six years following completion of the merger; and

•

Certain executive officers and other officers may receive stay bonuses for continued employment.

See “THE MERGER – Interests of Certain Persons in the Merger that are Different from Yours” on page 48.

Accounting Treatment of the Merger (page 60)

The merger will be treated as a “business combination” using the acquisition method of accounting with Merchants treated as the acquiror under generally accepted accounting principles, which we refer to as GAAP. See “THE MERGER – Accounting Treatment” on page 60.

Comparison of Rights of Shareholders (page 63)

When the merger is completed, NUVO shareholders who receive shares of Merchants common stock will become Merchants shareholders and their rights will be governed by Delaware law and by Merchants’ certificate of incorporation and bylaws. See “COMPARISON OF THE RIGHTS OF SHAREHOLDERS” on page 63 for a summary of the material differences between the respective rights of NUVO and Merchants shareholders, and “DESCRIPTION OF MERCHANTS CAPITAL STOCK” on page 60 for additional information about Merchants common stock, including the potential antitakeover effects of certain provisions in Merchants’ organizational documents and under Delaware law.

Appraisal Rights (page 43)

NUVO shareholders have the right under Massachusetts General Laws to dissent from the merger agreement and the merger, and to demand and receive a cash payment equal to the fair value of their shares of NUVO common stock. For a complete description of the appraisal rights of NUVO shareholders, see “THE MERGER —Appraisal Rights” on page __ and the information in Appendix F to this proxy statement/prospectus. In order to assert appraisal rights, as a NUVO shareholder you must:

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file a written notice of intent to dissent with NUVO prior to the shareholder vote at the NUVO special meeting;

•

make no change in your beneficial ownership of NUVO common stock after you give notice of your intention to demand fair value of your shares of NUVO common stock;

•

not vote to approve and adopt the merger agreement at the NUVO special meeting;

•

file a written demand for payment and deposit any certificates representing the NUVO shares for which appraisal rights are being asserted, as requested by the notice that will be sent by Merchants or Merchants Bank after the completion of the merger; and

•

comply with certain other statutory procedures contained in Massachusetts law.

If you are a NUVO shareholder and you sign and return your proxy or vote by telephone or on the Internet without providing voting instructions, your proxy will be voted in favor of the transaction and you will lose any appraisal rights that you may have. A copy of the relevant provisions of Massachusetts law related to appraisal rights is attached to this proxy statement/prospectus as Appendix F.

Material Federal Income Tax Consequences of the Merger (page 41)

The federal income tax consequences of the merger to shareholders of NUVO will depend primarily on whether they exchange their NUVO common stock solely for Merchants common stock, solely for cash, or for a combination of Merchants common stock and cash. NUVO shareholders who exchange their shares solely for Merchants common stock should not recognize gain or loss, except with respect to the cash they receive instead of a fractional share. NUVO shareholders who exchange their shares solely for cash should recognize gain or loss on the exchange. NUVO shareholders who exchange their shares for a combination of Merchants common stock and cash should recognize gain, but not any loss, equal to the lesser of (i) the cash received or (ii) the gain realized in the merger (that is, the fair market value of the Merchants common stock received, plus the cash received, minus the NUVO shareholder’s basis in the NUVO common stock). Because the allocations of cash and Merchants common stock received will depend on the elections of all other NUVO shareholders, the actual tax consequences of the merger to a NUVO shareholder will not be ascertainable at the time the NUVO shareholder makes the election.

The United States federal income tax consequences described above may not apply to all holders of NUVO common stock. The tax consequences for NUVO shareholders will depend on their individual situations. Accordingly, NUVO shareholders are strongly urged to consult their tax advisors for a full understanding of the particular tax consequences of the merger to them.

To review the material federal income tax consequences of the merger to NUVO shareholders in greater detail, see “THE MERGER — Material Federal Income Tax Consequences of the Merger” on page 41.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should consider carefully the risk factors described below relating to the proposed merger in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document. Please refer to the section of this proxy statement/prospectus titled “CAUTION ABOUT FORWARD-LOOKING STATEMENTS” on page 14. You should also consider the risks Merchants has identified that are generally applicable to its business, which are described in its Annual Report on Form 10-K incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

NUVO shareholders may receive a form of consideration different from what they elect.

The consideration to be received by NUVO shareholders in the merger is subject to the requirement that no more than 2,140,829 shares of NUVO’s outstanding common stock will be exchanged for Merchants common stock and the remaining shares of NUVO’s common stock outstanding at the effective time of the merger will be exchanged for cash. The merger agreement contains proration and allocation procedures designed to achieve this desired result. This represents merger consideration for NUVO’s outstanding shares consisting of approximately 75% Merchants common stock and approximately 25% cash. If you elect all stock and the stock consideration is oversubscribed, then you will receive a portion of the merger consideration in cash. If you elect all cash and the stock consideration is undersubscribed, then you will receive a portion of the merger consideration in Merchants common stock. Therefore, the form of consideration NUVO shareholders will receive in the merger will depend on the elections made by other shareholders.

The price of Merchants common stock might decrease after the merger.

Following the merger, many holders of NUVO common stock will become shareholders of Merchants. Merchants common stock could decline in value before or after the merger. For example, during the twelve-month period ending on August 12, 2015 (the most recent practicable date before the printing of this proxy statement/prospectus), the sale price of Merchants common stock varied from a low of $26.40 to a high of $33.50 and ended that period at a closing price of $29.83. The market value of Merchants common stock fluctuates based upon general market economic conditions, Merchants’ business and prospects and other factors.

Merchants Bank may be unable to integrate successfully NUVO’s operations and retain NUVO’s employees.

Following the merger, many holders of NUVO common stock will become shareholders of Merchants. The business and results of operations of Merchants are largely dependent on the business and results of operations of Merchants Bank.

The merger involves the integration of NUVO and Merchants Bank, which have previously operated independently. The difficulties of combining the operations of the two companies include:

•

integrating personnel with diverse business backgrounds;

•

integrating data and information systems;

•

combining different corporate cultures;

•

operating in different states and geographic markets; and

•

retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the business or operations of Merchants Bank and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of NUVO who are expected to be retained by Merchants Bank. Merchants Bank may not be successful in retaining these employees for the time period necessary to integrate successfully NUVO’s operations with those of Merchants Bank. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operations of Merchants following the merger.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire NUVO.

Until the completion of the merger, with some exceptions, NUVO is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than Merchants. In addition, NUVO has agreed to pay a termination fee to Merchants in specified circumstances. These provisions could discourage other companies from trying to acquire NUVO even though those other companies might be willing to offer greater value to NUVO’s shareholders than Merchants has offered in the merger. The payment of the termination fee could also have a material adverse effect on NUVO’s financial condition.

Certain of NUVO’s officers and directors have interests that are different from, or in addition to, interests of NUVO’s shareholders generally.

You should be aware that the directors and officers of NUVO have interests in the merger that are different from, or in addition to, the interests of NUVO shareholders generally. These include: severance payments that certain executive officers would be entitled to receive if their employment is terminated within 2 years following the merger; new employment agreements between Merchants Bank and certain NUVO executive officers; payment in cancellation of outstanding stock options; accelerated vesting of restricted stock awards; provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of NUVO for events occurring before the merger; the appointment of NUVO Chairman of the Board Donald R. Chase to the boards of Merchants and Merchants Bank; and the establishment of a Merchants Bank advisory and business development board for Western Massachusetts which will include certain former NUVO directors. For a more detailed discussion of these interests, see “THE MERGER — Interests of Certain Persons in the Merger that are Different from Yours” on page 48.

If you are a NUVO shareholder and you make a valid stock or cash election, you will not be able to sell your shares during certain times.

If you are a NUVO shareholder of record as of the record date for the special meeting, hold your shares in certificated form and want to make a valid stock or cash election, you will have to deliver a properly completed and signed form of election and your stock certificates to the exchange agent. For further details on the determination of the election deadline, see “THE MERGER — Election Procedures; Surrender of Stock Certificates” on page 39. The election deadline will be the date the parties believe to be as near as practicable to five business days before the completion of the merger, as specified in the election form that you will receive. You will not be able to sell any certificated shares of NUVO common stock that you have delivered as part of your election unless you revoke your election before the deadline by providing written notice to the exchange agent. If you do not revoke your election before the election deadline, you will not be able to liquidate your investment in NUVO common stock for any reason until you receive cash and/or Merchants common stock following completion of the merger. In the time between the election deadline and the completion of the merger, the trading price of Merchants common stock may decrease, or you might otherwise want to sell your shares of NUVO common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain and could be significantly more than five business days after the election deadline due to unforeseen events, such as delays in obtaining regulatory approvals.

If you hold your shares through a bank, broker or other nominee, your bank, broker or other nominee may limit your ability to sell your shares after you have submitted an election form.

Failure to complete the merger could negatively impact the future businesses and financial results of NUVO.

If the merger is not completed, the ongoing business of NUVO may be adversely affected and NUVO will be subject to several risks, including the following:

•

NUVO will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•

under the merger agreement, NUVO is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•

matters relating to the merger may require substantial commitments of time and resources by NUVO management, which could otherwise have been devoted to other opportunities that may have been beneficial to NUVO as an independent company.

In addition, if the merger is not completed, NUVO may experience negative reactions from the financial markets and from its customers and employees. NUVO also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against NUVO to perform its obligations under the merger agreement. If the merger is not completed, NUVO cannot assure its shareholders that the risks described above will not materialize and will not materially affect the business and financial results of NUVO.

The holders of shares of Merchants common stock issued to NUVO shareholders who receive the stock consideration in the merger will have different rights from those they had as holders of shares of NUVO common stock.

Following completion of the merger, NUVO shareholders who receive the stock consideration will no longer be shareholders of NUVO, a Massachusetts trust company, but will instead be shareholders of Merchants, a Delaware corporation. There will be important differences between your current rights as a NUVO shareholder and the rights to which you will be entitled as a Merchants shareholder. See “COMPARISON OF THE RIGHTS OF SHAREHOLDERS” on page 63 for a discussion of the different rights associated with Merchants common stock and NUVO common stock, and “DESCRIPTION OF MERCHANTS CAPITAL STOCK” on page 60, which includes a description of certain provisions in Merchants’ governing documents and under Delaware law that may have the effect of deterring or impeding a change in control or acquisition of Merchants.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, certain approvals or consents must be obtained from various federal and state bank regulatory and other authorities. The governmental entities, including the FDIC, the Vermont Department of Financial Regulation and the Massachusetts Division of Banks, may impose conditions on the completion of the merger or require changes to the terms of the merger. While Merchants and NUVO do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the anticipated benefits of the merger to Merchants, any of which might have a material adverse effect on Merchants following the merger. Merchants is not obligated to complete the merger if any of the regulatory approvals received in connection with the merger includes any condition or restriction that would constitute a materially burdensome condition, as defined in the merger agreement.

There can be no assurance as to whether the regulatory approvals will be received or the timing of the receipt of such approvals. For more information, see “THE MERGER – Required Regulatory Approvals” on page 48 of this proxy statement/prospectus.

If the merger is not completed by March 31, 2016, either Merchants or NUVO may choose not to proceed with the merger.

Either Merchants or NUVO may terminate the merger agreement if the merger has not been completed by March 31, 2016, unless the failure of the merger to be completed has resulted from the failure of the party seeking to terminate the merger agreement to perform its obligations.

The fairness opinion obtained by NUVO from its financial advisor will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Loomis & Co., NUVO’s financial advisor in connection with the merger, has delivered to the board of directors of NUVO its opinion dated as of April 27, 2015, a copy of which is included as Appendix E to this proxy statement/prospectus. The opinion of Loomis stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid pursuant to the merger agreement was fair to NUVO from a financial point of view. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Merchants or NUVO, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative values of Merchants and NUVO. Loomis has not undertaken to update its fairness opinion.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document that contain forward-looking statements include, but are not limited to, “QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING,” “SUMMARY,” “RISK FACTORS,” “THE MERGER — Background of the Merger,” “THE MERGER — NUVO’s Reasons for the Merger” and “THE MERGER – Merchants’ Reasons for the Merger.” You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors described under “RISK FACTORS” on page 11.

Because of these and other uncertainties, Merchants’ and NUVO’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Merchants’ and NUVO’s past results of operations do not necessarily indicate Merchants’ and NUVO’s combined future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. Neither Merchants nor NUVO is undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities laws. Merchants and NUVO qualify all of their forward-looking statements by these cautionary statements.

INFORMATION ABOUT THE COMPANIES

Merchants

Merchants is a publicly-held bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System. Merchants is incorporated under the laws of the State of Delaware and headquartered in South Burlington, Vermont.

The primary business of Merchants and its wholly-owned subsidiary, Merchants Bank, is to attract deposits from consumer, institutional, municipal, non-profit and commercial customers and to extend loans to consumer, institutional, municipal, non-profit and commercial customers. Merchants also provides wealth management and trust services through the Merchants Trust Company Division of Merchants Bank.

At June 30, 2015, Merchants had total consolidated (unaudited) assets of approximately $1.68 billion, (including loans of approximately $1.20 billion), deposits of approximately $1.35 billion and shareholders’ equity of approximately $128.98 million. As of that date, Merchants maintained (i) a common equity Tier 1 capital ratio of 13.58%; (ii) a total risk-based capital ratio of 16.84%; (iii) a Tier 1 risk-based capital ratio of 15.59%; and (iv) a Tier 1 leverage capital ratio of 8.97%.

Merchants conducts substantially all of its business through its subsidiary, Merchants Bank. Merchants Bank is a Vermont-chartered nonmember stock bank organized in 1849. Its deposits are insured by the FDIC to the maximum extent provided by law, and it is subject to supervision and regulation by the FDIC and the Vermont Department of Financial Regulation. Merchants Bank does not have any operating subsidiaries. Its headquarters are located at 275 Kennedy Drive, South Burlington, Vermont 05403. Merchants Bank is the largest bank headquartered in Vermont. In addition to its main office, Merchants Bank currently has 31 branch offices and four ATM-only locations, all of which are located in the State of Vermont. Merchants Bank maintains an Internet website at www.mvbt.com. Information on Merchants Bank’s website should not be considered a part of this proxy statement/prospectus.

Merchants’ principal executive offices are located at 275 Kennedy Drive, South Burlington, Vermont 05403, and its telephone number is (802) 865-1807.

You can find additional information about Merchants and its business operations in its filings with the Securities and Exchange Commission (“SEC”) referenced in the section of this proxy statement/prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

NUVO

NUVO is a Massachusetts trust company headquartered in Springfield, Massachusetts. NUVO received its trust company charter from the Massachusetts Division of Banks on April 24, 2008 and opened for business at its present location on November 1, 2008. NUVO is a full-service, independent community bank that offers a broad range of commercial and consumer banking services to small and mid-sized businesses and professional and consumer clients. NUVO has been able to compete on the basis of providing customer-focused, personalized banking services, combined with a full range of loan and deposit product offerings, customized and tailored to suit the needs of its customers.

NUVO’s headquarters and sole banking office is located on the ground floor of the Mass Mutual Office Tower, at 1500 Main Street, Tower Square, Suite 152, Springfield, Hampden County, Massachusetts, which is adjacent to I91 and approximately one-quarter mile east of I-291 in a well-traveled area of Springfield. NUVO’s telephone number is (413) 787-2700. NUVO maintains an Internet website at www.nuvobank.com. Information on NUVO’s website should not be considered a part of this proxy statement/prospectus.

At June 30, 2015, NUVO had total (unaudited) assets of approximately $162.4 million, (including total loans of approximately $148.1 million), deposits of approximately $142.3 million, and shareholders’ equity of approximately $15.3 million. As of that date, NUVO maintained (i) a common equity Tier 1 capital ratio of 10.06%; (ii) a total risk-based capital ratio of 11.32%; (iii) a Tier 1 risk-based capital ratio of 10.06%; and (iv) a Tier 1 leverage capital ratio of 8.81%.

Business Strategy. NUVO’s business strategy is to operate as a full service commercial bank emphasizing personalized customer service to businesses and individuals located throughout the greater Springfield, Massachusetts area, a region that includes the city of Springfield and its surrounding towns. NUVO actively seeks to finance the credit needs of local businesses and actively markets deposit and loan products to individuals within its geographic market. NUVO’s strategy has been to hire experienced staff with established business contacts in its market area and to build a reputation for excellent customer service. NUVO’s commercial lending staff and senior management possess extensive experience in the banking industry as well as substantial business contacts in the Springfield area. NUVO’s primary marketing efforts are focused on attracting privately-owned businesses and individuals, including professionals. This strategy, coupled with NUVO’s ability to deliver tailored and competitive loan and deposit products and cash management products, has been successful in penetrating NUVO’s target market.

Lending Activities. NUVO makes commercial real estate loans, construction and development loans, commercial loans, residential real estate loans and consumer loans, including the following:

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Commercial real estate loans. Commercial real estate loan terms generally are limited to twenty years or less. Interest rates are fixed or adjustable. NUVO generally requires personal guarantees from the principal owners of the property supported by a management review of the principal owners’ personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower’s management. NUVO analyzes borrowers’ cash flow and collateral value on an ongoing basis in an effort to limit exposure to the borrowers’ financial condition.

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Construction and development loans. NUVO makes owner-occupied construction loans with a pre-approved take-out loan, as well as construction and development loans on a pre-sold basis, which means that the borrower has entered into an agreement to sell the property prior to beginning construction. Construction and development loans are generally made with a term of six to twelve months and interest is paid monthly. The ratio of the loan principal to the value of the collateral as established by independent appraisal typically does not exceed industry standards. Loan proceeds are disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or third-party inspector. Risks associated with construction loans include fluctuations in the value of real estate, the ability of the borrower to complete the project in a timely manner, the ability of the borrower to lease or sell the property upon completion of the project and new job creation trends in the market area.

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Residential real estate loans. NUVO’s residential real estate loans consist of traditional first mortgages for one-to-four family residences and residential second mortgage loans. All loans are made in accordance with NUVO’s appraisal policy, and the loan-to-value ratio (as established by independent appraisal) may not exceed 80%. This loan-to-value ratio is intended to compensate for fluctuations in real estate market values and to minimize losses that could result from a downturn in the residential real estate market.

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Commercial loans. NUVO offers loans for commercial purposes in various lines of businesses. NUVO’s target commercial loan market is manufacturing, distribution, service and small-to-medium-sized businesses. The terms of these loans vary according to the purpose of the loan and the type of underlying collateral. The commercial loans generally are underwritten on the basis of the borrower’s ability to service the loan from income. NUVO typically makes equipment loans with conservative margins for a term of five years or less at fixed or variable rates, with the loan fully amortizing over the term. Loans to support working capital typically have terms not exceeding one year and are generally secured by accounts receivable, inventory or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal is typically repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal is typically due at maturity. The quality of the commercial borrower’s management and its ability both to evaluate properly changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to such changes are significant factors in a commercial borrower’s creditworthiness.

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Consumer loans. NUVO makes a variety of loans to individuals for personal, family and household purposes, including secured installment and term loans, and home equity lines of credit. Repayment of consumer loans depends upon the borrower’s financial stability and is more likely to be adversely affected by divorce, job loss, illness and personal hardships than repayment of other loans. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers, the loans are generally amortized over the useful life of the assets securing the loans. NUVO’s loan officers review the borrower’s past credit history, past income level, debt history and, when applicable, cash flow, and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. NUVO’s principal competitors for consumer loans are established banks and finance companies both in its market and outside of it.

Deposit services. NUVO offers a broad base of deposit products at competitive rates, including savings accounts, demand and NOW accounts (both interest bearing and non-interest bearing), money market accounts, and certificates of deposit. NUVO’s main sources of deposits are residents of its primary service area, businesses located in its primary service area and non-resident employees of those businesses. NUVO’s marketing program includes soliciting deposit customers through personal solicitation by its officers and directors, direct mailings and advertisements published in the local media. NUVO offers remote deposit capture services to its commercial deposit customers, which allows them to make deposits using electronic images.

Competition. The market for financial services is rapidly changing and intensely competitive and is likely to become more competitive as the number and types of market entrants increase. NUVO competes in both lending and attracting deposits with other commercial banks, savings and loan associations, credit unions, consumer finance companies, pension trusts, mutual funds, insurance companies, mortgage bankers and brokers, brokerage and investment banking firms, asset-based non-bank lenders, government agencies and certain other non-financial institutions, including retail stores. Competition among financial service providers in the Springfield area is keen.

Banking Regulation and Supervision. NUVO operates in a highly regulated environment, and its business activities are governed by numerous federal and state statutes, regulations and administrative policies. As a Massachusetts trust company, NUVO is supervised, regulated and regularly examined by the Massachusetts Commissioner of Banks. NUVO’s deposits are insured by the FDIC up to applicable limits. Accordingly, NUVO is subject to state and federal statutes and regulations applicable to FDIC-insured state-chartered nonmember banks. Such statutes and regulations relate to required reserves, investments, loans, mergers and consolidations, issuances of securities, payment of dividends, establishment of branches and other aspects of a bank’s operations. In addition, NUVO is subject to laws governing its deposit-taking and lending activities, state and federal consumer protection statutes, community reinvestment statutes and laws designed to prevent money laundering and other financial crimes.

Financial Statement Requirements. Massachusetts banks are required to have an annual independent audit of their financial statements. In addition, Massachusetts corporations are required to deliver or make available to their shareholders their annual financial statements. NUVO previously mailed all shareholders its 2014 annual report containing its audited financial statements for the year ended December 31, 2014 and makes the report and certain unaudited interim financial information available by posting on its Internet website. As a bank insured by the FDIC, NUVO is required to file quarterly Reports of Condition and Income, which are publicly available at www.fdic.gov.

Employees. As of June 30, 2015, NUVO had 17 full-time equivalent employees. Its employees are not represented by a union or other collective bargaining agreement, and NUVO considers its relations with its employees to be excellent.

MARKET PRICE AND DIVIDEND INFORMATION

Merchants Common Stock

Merchants common stock is listed on the NASDAQ Global Select Market under the symbol “MBVT.” The following table lists the high and low sales prices per share for Merchants common stock and the cash dividends declared by Merchants for the periods indicated.

Dividends
	High	Low	Paid

Quarter Ended
June 30, 2015	$ 33.50	$ 28.60	$ 0.28
March 31, 2015	$ 30.65	$ 26.40	$ 0.28
December 31, 2014	$ 32.47	$ 27.74	$ 0.28
September 30, 2014	$ 32.38	$ 28.19	$ 0.28
June 30, 2014	$ 33.00	$ 28.32	$ 0.28
March 31, 2014	$ 33.85	$ 28.82	$ 0.28
December 31, 2013	$ 33.55	$ 28.78	$ 0.28
September 30, 2013	$ 33.65	$ 28.54	$ 0.28
June 30, 2013	$ 31.25	$ 27.07	$ 0.28

Between July 1, 2015 and August 12, 2015 (the most recent practicable date before the printing of this proxy statement/prospectus), the sales prices of Merchants common stock ranged from a high of $33.49 to a low of $29.57.

You should obtain current market quotations for Merchants common stock, as the market price of Merchants common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker.

As of June 30, 2015, there were 6,336,408 shares of Merchants common stock outstanding, held by approximately 680 holders of record, and 315,352 shares held in treasury. The number of holders of record does not reflect the number of beneficial owners who may hold their stock in nominee or “street name” through brokerage firms or other nominee holders.

Although Merchants has generally paid quarterly cash dividends, the declaration of dividends is at the discretion of Merchants’ board of directors and is subject to various factors, including earnings, cash requirements, the financial condition of Merchants, applicable state law and government regulations and other factors deemed relevant by Merchants’ board of directors. Accordingly, no assurance can be given whether cash dividends will be paid in the future nor as to the amount of any future dividends.

Based on the merger exchange ratio of 0.2416 shares of Merchants common stock, Merchants’ quarterly cash dividend of $0.28 per share is equivalent to a quarterly dividend of approximately $0.07 per share of NUVO common stock.

NUVO Common Stock

NUVO common stock is not traded on any exchange, nor is price or bid/ask information reported in the OTC Stock Market Group’s interdealer quotation system. NUVO common stock trades infrequently in privately negotiated transactions.

As of June 30, 2015, there were 2,854,439 shares of NUVO common stock outstanding, held by approximately 500 holders of record, and no shares held in treasury. The number of holders of record does not reflect certain beneficial owners who may hold their stock through banks, brokerage firms or other nominee holders.

NUVO has not paid any dividends since its organization and commencement of business in 2008.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MERCHANTS

The following table summarizes selected historical consolidated financial data of Merchants for the periods and as of the dates indicated. This information has been derived from Merchants’ consolidated financial statements filed with the SEC. Historical financial data as of and for the six months ended June 30, 2015 and June 30, 2014 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of Merchants. You should not assume the results of operations for past annual periods and for the six months ended June 30, 2015 and 2014 indicate results for any future period.

You should read this information in conjunction with Merchants’ consolidated financial statements and related notes thereto included in Merchants’ Annual Report on Form 10-K for the year ended December 31, 2014 and in Merchants Quarterly Reports on Form 10-Q for the three months ended March 31, 2015 and for the six months ended June 30, 2015, which are incorporated by reference into this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Merchants Selected Historical Financial Information

(Dollars in thousands, except per share data)

	As of / For the Six Months Ended June 30, (unaudited)		As of / For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Summary of Operations:
Interest and dividend income	$25,378	$25,851	$50,972	$53,967	$56,857	$58,018	$60,262
Interest expense	2,080	2,414	4,525	5,070	6,883	8,644	11,107
Net interest income	23,298	23,437	46,447	48,897	49,974	49,374	49,155
Provision (credit) for loan losses	100	150	150	800	950	750	(1,750)
Net interest income after provision (credit) for loan losses	23,198	23,287	46,297	48,097	49,024	48,624	50,905
Noninterest income	5,423	5,859	11,574	11,630	12,613	11,838	12,942
Noninterest expense	20,488	20,250	42,214	39,534	40,950	40,770	41,937
Income before income taxes	8,133	8,896	15,657	20,193	20,687	15,810	21,781
Provision for income taxes	1,681	2,080	3,532	5,062	5,493	4,890	6,320
Net income	$6,452	$6,816	$12,125	$15,131	$15,194	$14,620	$15,461

Share Data:
Basic earnings per common share	$1.02	$1.08	$1.92	$2.40	$2.43	$2.35	$2.51
Diluted earnings per common share	$1.02	$1.07	$1.91	$2.40	$2.42	$2.35	$2.51
Cash dividends declared per common share	$0.56	$0.56	$1.12	$1.12	$1.12	$1.12	$1.12
Weighted average common shares outstanding (1)	6,330,063	6,322,563	6,326,142	6,302,494	6,258,832	6,212,187	6,167,446
Period end common shares outstanding (2)	6,336,408	6,326,927	6,327,226	6,318,708	6,282,385	6,232,783	6,186,363
Period-end book value per share			$20.91	$19.94	$19.84	$18.54	$16.95
Period-end book value per share (2)	$20.35	$19.75	$19.89	$18.93	$18.82	$17.57	$16.06

Average Balances:
Total assets	$1,724,721	$1,667,999	$1,667,665	$1,677,342	$1,648,393	$1,507,656	$1,438,730
Earning assets	1,661,165	1,601,687	1,603,460	1,617,225	1,587,190	1,461,359	1,379,475
Gross loans	1,203,940	1,168,210	1,165,586	1,133,637	1,057,446	971,003	912,363
Investments	372,754	373,252	358,274	455,679	509,384	436,170	437,058
Total deposits	1,342,067	1,319,023	1,320,389	1,299,449	1,222,423	1,120,234	1,053,503
Shareholders' equity	127,173	121,397	123,283	116,640	113,621	103,639	95,580

Period-End Balances:
Total assets	$1,675,888	$1,608,943	$1,723,464	$1,725,469	$1,708,550	$1,611,869	$1,487,644
Gross loans	1,203,655	1,126,511	1,182,334	1,166,233	1,082,923	1,027,626	910,794
Allowance for loan losses	12,162	12,040	11,833	12,042	11,562	10,619	10,135
Investments (3)	393,246	341,318	346,272	400,835	517,233	520,939	475,386
Total deposits	1,346,825	1,310,699	1,308,772	1,323,576	1,271,080	1,177,880	1,092,196
Shareholders' equity	128,975	124,962	125,821	119,611	118,221	109,537	99,331

(1)

Weighted average common shares outstanding includes shares held in Rabbi Trusts for deferred compensation plans for directors, as follows: 288,116 and 297,119 shares for the six months ended June 30, 2015 and 2014, respectively, and 301,757; 312,606; 316,920; 318,110; and 318,549 shares for the fiscal years ended December 31, 2014, 2013, 2012, 2011, and 2010, respectively.

(2)

Period-end common shares outstanding and calculation of period-end book value include shares held in Rabbi Trusts for deferred compensation plans for directors, as follows: 290,400 and 299,565 shares for the six months ended June 30, 2015 and 2014, respectively and 308,670; 319,854; 324,515; 325,703; and 327,100 for the fiscal years ended December 31, 2014, 2013, 2012, 2011, and 2010, respectively.

(3)

Includes Federal Home Loan Bank of Boston stock of $4.38 million and $5.89 million for the six months ended June 30, 2015 and 2014, respectively and $4.38 million, $7.50 million, $8.15 million, $8.63 million, and $8.63 million for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively.

SPECIAL MEETING OF NUVO BANK & TRUST COMPANY SHAREHOLDERS

Date, Place, Time and Purpose

NUVO’s board of directors is sending you this document to request that you allow your shares of NUVO to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the NUVO board of directors will ask you to vote on a proposal to approve the merger agreement. You may also be asked to vote to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. The special meeting will be held at the Colony Club, located at 1500 Main Street, Tower Square, in Springfield, Massachusetts at 10:00 a.m., local time, on September 30, 2015.

Who Can Vote at the Meeting

You are entitled to vote if the records of NUVO showed that you held shares of NUVO common stock as of the close of business on August 17, 2015, the record date for the special meeting. As of the close of business on that date, a total of 2,854,439 shares of NUVO common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of NUVO common stock held by a bank, broker or other nominee, your nominee will provide instructions on how to direct the voting of your shares. If you are a beneficial owner of shares held by a bank, broker or other nominee and you want to vote your shares in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of NUVO common stock entitled to vote are represented in person or by proxy at the special meeting. For a quorum to be present, 1,427,220 shares must be represented at the meeting in person or by proxy. If you return valid proxy instructions or vote by telephone or on the Internet or attend the special meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will not be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of NUVO common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Merger Agreement. Approval of the merger agreement will require the affirmative vote of two-thirds (66 2/3%) of the outstanding shares of NUVO common stock entitled to vote at the special meeting. Failure to return a properly executed proxy card, to vote by telephone or on the Internet or to vote in person will have the same effect as a vote against the merger agreement. Broker non-votes and abstentions from voting will have the same effect as voting against the merger agreement.

NUVO’s board of directors recommends a vote “FOR” Proposal 1.

Proposal 2: Adjourn the special meeting if necessary to permit further solicitation of proxies. Approval of the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement will require the affirmative vote of a majority of the shares of NUVO common stock present or represented by proxy at the special meeting. Failure to return a properly executed proxy card, to vote by telephone or on the Internet or to vote in person at the special meeting will have no effect on the adjournment proposal. Broker non-votes and abstentions from voting will have no effect on the adjournment proposal.

NUVO’s board of directors recommends a vote “FOR” Proposal 2.

Shares Held by NUVO Executive Officers and Directors and by Merchants

As of August 17, 2015, directors and executive officers of NUVO beneficially owned 454,305 shares of NUVO common stock, representing approximately 15.92% of the outstanding shares. Included in that total are 444,305 shares, representing approximately 15.57% of NUVO’s outstanding stock, held by NUVO’s directors, who have agreed to vote their shares in favor of the merger agreement at the special meeting. As of the same date, none of Merchants, its subsidiaries or its directors and executive officers owned any shares of NUVO common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, NUVO recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

NUVO shareholders whose shares are held by their bank, broker or other nominee must follow the instructions provided by their bank, broker or other nominee to vote their shares. Your bank, broker or other nominee may allow you to deliver your voting instructions via the telephone or on the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy or vote by telephone or on the Internet, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger agreement and the proposal to adjourn the special meeting. If you submit your proxy or voting instructions to your bank, broker or other noinee without specifying a voting direction, your shares of NUVO common stock will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. NUVO’s board of directors recommends a vote “FOR” approval of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

You may revoke your proxy before it is voted by:

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filing with the Secretary of NUVO a duly executed revocation of proxy;

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submitting a new proxy with a later date;

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voting at a later time by telephone or on the Internet; or

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voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a previously voted proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

NUVO Bank and Trust Company

Attn: M. Dale Janes, Chief Executive Officer

1500 Main Street Tower Square, Suite 152

Springfield, Massachusetts 01115

On the Internet at www.proxyvoting.com/NUVO

By telephone at (800) 660-8780 (toll free)

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. NUVO does not know of any other matters to be presented at the special meeting.

Solicitation of Proxies

NUVO and Merchants will share equally the cost of this proxy solicitation. In addition to soliciting proxies by mail, Morrow & Co., LLC, a proxy solicitation firm, will assist NUVO in soliciting proxies for the special meeting. NUVO will pay $9,000 for these services plus expenses incurred by Morrow & Co., LLC. NUVO will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of NUVO may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

THE MERGER (PROPOSAL 1)

The following summary of the merger is qualified by reference to the complete text of the Agreement and Plan of Merger attached as Appendix A to this proxy statement/prospectus and the related Bank Merger Agreement attached as Appendix B. The two agreements, which are referred to together as the merger agreement, are incorporated by reference into this proxy statement/prospectus. You should read the two documents constituting the merger agreement completely and carefully as they rather than the following summary, are the legal documents that govern the merger.

General

The merger agreement provides for the merger of NUVO with and into Merchants Bank, with Merchants Bank as the surviving entity.

Background of the Merger

During the slightly more than seven years that NUVO has operated as an independent community bank, it has built a well-respected franchise based upon its commitment to serving its customers and responding to the banking needs of small and mid-sized businesses in its market area. As a result, its commercial lending portfolio has steadily grown. Pursuant to Massachusetts law, Massachusetts banks are generally not permitted to merge or be acquired during the first three years of their operations. After crossing that milestone, NUVO, in the normal course of its operations, engaged in informal discussions with depository institutions that have expressed interest in exploring some type of potential affiliation with, or acquisition of, NUVO. The board of directors of NUVO has evaluated the potential risks and benefits of such opportunities as well as the ability of NUVO to continue to grow and deliver value to its shareholders and other constituencies as an independent organization.

The board of directors of NUVO has recognized that it is important for NUVO to identify sources of wholesale and retail funding for future asset growth. In addition, the NUVO board is aware that NUVO’s asset growth needs to be supported by prudent levels of capital and infrastructure.

During the third quarter of 2012, the NUVO board was approached by an out-of-market, publicly-traded depository institution which was interested in expanding out of its service area and potentially into NUVO’s market area. The NUVO board considered the potential risks and benefits of an affiliation as well as NUVO’s opportunities to continue on an independent basis. Notwithstanding the risks and challenges of continued independence, the NUVO board determined that, based on its prospects as an independent institution, NUVO should continue to deliver on its mission statement as an independent bank, rather than pursue an affiliation with that institution. In addition, the board considered that NUVO’s ability to negotiate more attractive terms for a potential future affiliation would be enhanced as NUVO grew and built a more sustained record of profitability and performance.

NUVO’s growth and profitability continued throughout 2012 and subsequent years. In early 2013, in order to support such growth, NUVO raised additional capital through the sale of units consisting of common stock and warrants, which resulted in net proceeds to NUVO of approximately $4 million. With this additional capital, NUVO continued to grow its base of earnings assets and continued to enhance its reputation as a community bank and source of funding for local businesses.

During 2013 and 2014, NUVO engaged in efforts to continue to organically grow its assets and profitability, although the pace of its asset growth continued to exceed organic capital growth through retained earnings. During 2013, NUVO was approached by another large depository institution and had several discussions regarding the potential mutual benefits of an affiliation. However, in the NUVO board’s opinion, these preliminary discussions did not develop mutually beneficial terms and discussions were discontinued. In addition, during 2014 representatives of NUVO met with two other community-based depository institutions, the second of which was facilitated by Loomis & Co., Inc. (sometimes referred to below as Loomis), to discuss potential affiliations based upon the respective and complementary strengths of each institution. Each of these institutions is focused upon consumer and retail businesses more than NUVO, which is focused on commercial banking businesses. Despite the potential for building a larger institution and possibly achieving greater efficiencies, none of these discussions developed into a shared vision of a combined banking institution on mutually beneficial terms. Also in 2014, representatives of NUVO contacted an out-of-market publicly-traded depository institution but it declined to engage in discussions with NUVO about a possible combination.

During this period, NUVO frequently found that its comparatively small capital base placed it at a competitive disadvantage against larger institutions in competing for potentially lucrative commercial loans because of the comparatively small size of NUVO’s lending limits. NUVO also recognized that its ability to look to its existing shareholders, customers, and local market for additional equity capital on acceptable terms to fund continued organic growth would be challenging. As a result, the board began to give increased consideration to opportunities to affiliate with another strong institution which would ideally be publicly traded and have a desire to enter into the Springfield, Massachusetts banking market and continue to build upon NUVO’s success in cultivating a commercial banking portfolio. In addition, the NUVO board envisioned a potential partner with a strong retail funding source to complement NUVO’s funding needs, with a proven commitment to prudent community banking, and a trust or wealth management function to serve the needs of the small business owners among NUVO’s commercial lending clients who sought such services, which would represent a potential source of fee income to reduce overall reliance upon net interest income.

In the fourth quarter of 2014, NUVO met with two investment banking firms, one of which was Loomis & Co., Inc., and considered their thoughts with regard to NUVO’s strengths, weaknesses and strategic alternatives. Following such presentations, NUVO had ongoing discussions with Loomis regarding its potential interest in identifying an affiliation partner consistent with the above referenced criteria.

Also in the fourth quarter of 2014, Loomis made NUVO’s Chairman, Donald R. Chase, aware of the potential interest of Merchants in expanding into Massachusetts. Loomis & Co., Inc. arranged a meeting between Merchants’ President and Chief Executive Officer, Michael R. Tuttle, and Mr. Chase in November 2014. Based upon the shared community banking philosophies and perceived mutual benefits of a combination, another meeting was held in late December 2014 with Mr. Tuttle and Merchants Bank President and Chief Executive Officer, Geoffrey R. Hesslink and Messrs. Chase, NUVO’s Chief Executive Officer, M. Dales Janes and NUVO’s President and Chief Loan Officer, Jeffrey S. Sattler.

On January 16, 2015, the NUVO board of directors was fully advised of the preliminary discussions between NUVO and Merchants representatives and authorized continued negotiations, the execution of a confidentiality agreement and the engagement of NUVO’s legal and financial advisers. Thereafter, a reciprocal confidentiality agreement containing certain exclusivity provisions was prepared by Merchants. NUVO negotiated mutual exclusivity provisions for a substantially reduced exclusivity period prior to its execution on January 30, 2015. An additional meeting between Mr. Tuttle and Mr. Chase took place in February 2015 at which pricing and additional matters concerning the potential affiliation were discussed. Later in February 2015 Mr. Tuttle and Mr. Chase had further discussions of these matters. Subsequently, confidential materials were exchanged and preliminary due diligence was conducted remotely through secure sites. Additional due diligence of NUVO was conducted by Merchants at an off-site location on March 5th, 6th and 7th in Springfield, Massachusetts.

On March 10, 2015, the board of NUVO met and discussed the results of due diligence and discussions concerning transaction terms to date. The NUVO board discussed with its legal and financial advisers the provisions of a letter of intent dated March 3, 2015 provided by Merchants to NUVO. Based upon the results of such discussions, preliminary due diligence of Merchants and the terms of the Merchants letter of intent, the NUVO board agreed to further evaluate and consider the proposed transaction pursuant to the letter of intent, subject to some negotiations of the terms and limitations regarding the scope and duration of exclusivity.

Thereafter, late in March of 2015, NUVO conducted reverse due diligence of Merchants both remotely and on-site in South Burlington, Vermont over a two-day period. Initial drafts of a proposed merger agreement and a voting agreement were provided by Merchants to NUVO on April 1, 2015 and such agreements and the collateral documents were negotiated by the NUVO and Merchants legal and financial advisers with input from the management teams of each institution throughout the first three weeks of April. Disclosure schedules were prepared and exchanged.

On April 24, 2015, the NUVO board met with its legal and financial advisers to review each of the documents which had been prepared. NUVO’s advisers described the overall structure of the proposed transaction, the status of the negotiations of the terms of the proposed transaction and the results of the due diligence performed on Merchants. NUVO’s legal adviser discussed in detail the draft merger agreement, bank merger agreement, voting agreement and employment agreements. NUVO’s advisers described the potential effects of the proposed transaction on NUVO’s employees, customers and the communities it serves. NUVO’s financial adviser provided detailed information to the NUVO board concerning the financial aspects of the proposed transaction. Both NUVO’s legal and financial advisers addressed questions presented by the NUVO board. No action was taken at this meeting.

On April 27, 2015, the NUVO board met to consider approval of the transaction. The NUVO board was presented the final form of all transaction documents, as well as the proposed joint press release, memorandum to employees and letter to shareholders announcing the transaction. NUVO’s legal adviser again reviewed the transaction documents and described the financial terms. NUVO’s legal adviser also described the regulatory and shareholder approval process. Loomis delivered its fairness opinion. After discussion among the board and with its legal and financial advisers regarding the risks and benefits of the transaction and its likely effects on each of the constituencies of NUVO, the NUVO board voted to approve the merger agreement and bank merger agreement and the transactions contemplated thereby. Each director then executed a voting agreement.

Subsequently on April 27, 2015, the Merchants board met and approved the merger agreement and bank merger agreement and the transactions contemplated thereby. The joint press release was then issued and Merchants filed a Form 8-K with the SEC. NUVO management issued its memorandum to employees and met with them that afternoon and sent the letter to shareholders the next day.

NUVO’s Reasons for the Merger

On April 27, 2015, NUVO’s board of directors, after holding several meetings, consulting with management and NUVO’s financial advisor, Loomis & Co., Inc., and legal counsel, Cranmore, FitzGerald & Meaney, determined that the merger was advisable and is fair to, and in the best long-term interests of, NUVO and its shareholders.

In reaching its decision to approve the merger agreement and related transactions, the NUVO board of directors considered a number of factors, including, among others, the following, which are not presented in order of priority:

•

the strategic alternatives known or believed to be reasonably available to NUVO;

•

the challenge of enhancing NUVO’s existing capital resources on terms consistent with the best interests of shareholders while providing the capital needed to support NUVO’s continued growth;

•

the challenges of cost-effectively delivering state-of-the-art banking products and services while shouldering an increased regulatory compliance burden;

•

an understanding of, and its review of Merchants’ business, operations, financial condition, asset quality, earnings, stock performance and prospects, taking into account the results of its due diligence review of Merchants and the publicly available information concerning Merchants set forth in its filings with the SEC, including its Form 10-K for the year ended December 31, 2014;

•

the enhanced future prospects of the combined company compared to those that NUVO was likely to achieve on a stand-alone basis, including the projected stock market capitalization and the liquidity of Merchants’ stock, the market position of the combined entity and the compatibility of NUVO’s and Merchants’ business activities;

•

the merger value of $7.15 per share and mix of consideration offered, reflecting its premium to market and comparability with respect to other premiums, and the view of the NUVO board of directors that Merchants stock represents an investment in a profitable, well-regarded and well-capitalized institution, which should result in maximizing potential long-term value and increased liquidity for NUVO shareholders;

•

the structure of the merger and the financial terms of the merger agreement, including the preservation of warrant holders rights to acquire shares of Merchants common stock or, in certain cases, to receive cash in payment of the warrants, the payment of cash to option holders and the vesting of shares of restricted stock;

•

the other terms of the merger agreement, including the representations and warranties of the parties and the covenants of the parties;

•

NUVO’s right to terminate the merger agreement if, subject to Merchants’ ability to make a compensating adjustment to the cash portion of the merger consideration, the volume weighted average trading price of Merchants common stock for the 20 consecutive trading days preceding the date on which all required regulatory approvals have been obtained is less than 87.5% of $29.59 per share and Merchants’ common stock underperforms the SNL US Bank $1-5 Billion Index by more than 12.5%;

•

the presentations of executive management and Loomis & Co., Inc. regarding the strategic advantages and disadvantages of combining with Merchants, including Merchants’ knowledge of the markets in which NUVO operates, the significant opportunities for cost savings in the transaction, and Merchants’ commitment to growing the franchise in the communities in which NUVO operates;

•

the possible effects of the proposed merger on NUVO’s employees and customers, as well as on the communities in which NUVO operates, including the fact that the limited geographic fit between the two companies will minimize the impact of the merger on NUVO’s employees and the communities served;

•

the potential benefits to NUVO employees who continue their employment with Merchants Bank of expanded opportunities for professional growth and career advancement with the larger Merchants Bank and Merchants Bank’s greater employee benefits, for which NUVO employees will receive credit for service with NUVO for purposes of vesting and determination of eligibility to participate;

•

the termination provisions provided to NUVO’s employees who do not continue their employment with Merchants Bank;

•

the results of NUVO’s due diligence investigation of Merchants and the reputation, business practices and experience of Merchants and its management;

•

the fact that the transaction is expected to be tax-free to the holders of approximately 75% of the shares of NUVO common stock to the extent that they receive Merchants common stock in exchange for their shares of NUVO common stock;

•

the challenges of combining the two companies generally, including the likelihood of a successful integration of the companies and differences in cultures and business management philosophies;

•

Merchants’ agreement to appoint Donald R. Chase to the boards of directors of Merchants and Merchants Bank and to invite up to six NUVO directors (other than Messrs. Chase, Janes and Sattler) to serve on a Merchants Western Massachusetts Advisory Board to be created following the merger, in order to provide continuity in leadership in NUVO’s market;

•

Merchants’ agreement to appoint M. Dale Janes as Regional President – Western Massachusetts of Merchants Bank and Jeffrey S. Sattler as Managing Director for Western Massachusetts of Merchants Bank in order to maintain banking relationships in NUVO’s market, as well as the executive termination benefits made available to them;

•

its knowledge of the current and prospective environment in which NUVO operates, including national and local economic conditions, the competitive environment, the trend toward consolidation in the financial services industry and the potential risks these pose for NUVO’s potential growth, development, productivity, profitability and strategic options;

•

its view that the size of the institution and related economies of scale, as well as diversification of product offerings beyond the level it believed to be reasonably achievable on an independent basis, are becoming increasingly important to continued success in the current financial services environment;

•

Merchants commitment to retain NUVO’s Springfield office as a branch of Merchants Bank utilizing distinctive NUVO Bank branding;

•

the expanded lending limits of Merchants Bank, which will enable it to make larger loans to existing NUVO customers and future Western Massachusetts borrowers than is currently permissible by NUVO;

•

the additional products that Merchants Bank offers that NUVO does not, such as fiduciary and investment management services, health savings accounts, government banking services and additional retirement accounts;

•

the ability of both institutions to complete the merger and the likelihood of receiving necessary regulatory approvals in a timely fashion;

•

the possible effects on NUVO should the parties fail to complete the merger, including the possible effects on the price of NUVO common stock, and the associated business and opportunity costs;

•

the benefits to NUVO’s shareholders of the dividend paid by Merchants, currently a quarterly dividend rate of $0.28 per share, which, based upon the exchange ratio, will result in a quarterly dividend equivalent to approximately $0.07 per share of NUVO common stock, which currently does not pay a dividend; and

•

the opinion, dated April 27, 2015, of Loomis & Co., Inc., to the NUVO board of directors that, as of the date of the opinion, the merger consideration is fair to NUVO from a financial point of view, as more fully described under “—Opinion of NUVO’s Financial Advisor” on page 27. A copy of the written opinion of Loomis that was delivered to NUVO’s board of directors is included as Appendix E to this proxy statement/prospectus. Shareholders are urged to carefully read the opinion of Loomis & Co., Inc. in its entirety.

NUVO’s board of directors also considered potential risks relating to the merger, including the following:

•

the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

•

the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on NUVO’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•

the requirement that NUVO conduct its business in the ordinary course and the other restrictions on the conduct of NUVO’s business prior to completion of the merger, which may delay or prevent NUVO from undertaking business opportunities that may arise pending completion of the merger;

•

the risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of NUVO and Merchants;

•

the fact that because approximately 75% of the consideration in the merger is a fixed exchange ratio of shares of Merchants common stock to NUVO common stock, NUVO shareholders could be adversely affected by a decrease in the trading price of Merchants common stock during the pendency of the merger;

•

the fact that certain provisions of the merger agreement prohibit NUVO from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•

the requirement that NUVO submit the merger agreement to its shareholders even if its board of directors withdraws its recommendation;

•

the fact that the merger agreement provides that if the merger agreement is terminated by Merchants or NUVO in certain circumstances, including if, among other things, NUVO commences negotiations regarding an alternative acquisition proposal, accepts an alternative acquisition agreement or consummates an alternative acquisition, NUVO is obligated to pay to Merchants a termination fee of $875,000, which may deter others from proposing an alternative transaction that may be more advantageous to NUVO shareholders; and

•

the risks described in the section entitled “RISK FACTORS” on page 11.

During its consideration of the merger agreement, NUVO’s board of directors was also aware that certain NUVO officers and directors may have financial interests in the merger that are different from, or are in addition to, the interests of NUVO shareholders. See “—Interests of Certain Persons in the Merger that are Different from Yours,” on page __.

The discussion of the information and factors considered by NUVO’s board of directors is not exhaustive, but includes all material factors considered by NUVO’s board of directors. Based on the factors described above, the NUVO board of directors determined that the merger with Merchants would be advisable and in the best interests of NUVO shareholders and approved the merger agreement and related transactions contemplated by the merger agreement. In view of the wide variety and complexity of factors considered by the NUVO board of directors in connection with its evaluation of the merger, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the NUVO board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different individual factors.

Merchants’ and Merchants Bank’s Reasons for the Merger

In reaching their decision to approve the merger agreement, the boards of directors of Merchants and Merchants Bank consulted with senior management and its legal and financial advisors, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•

Economies of scale and improved efficiencies are expected to result in earnings accretion. Opportunities for cross-sales and account acquisition, particularly in the area of commercial lending, are also expected based on the enhanced lending platform and capital base;

•

Improved Merchants Bank financial profile and geographic footprint will enhance positioning for organic growth and future acquisitions;

•

NUVO’s commercial lending operations and its location in a more urban and populous market will provide opportunities for more efficient use of Merchants low cost deposit funding base;

•

Banking operations in Massachusetts will provide geographic diversification for Merchants’ loan portfolio and deposit base, thereby helping to minimize geographic concentration risk;

•

NUVO is located in a state contiguous to Vermont, facilitating extension into a new market; and

•

Recent merger and acquisition activity in Western Massachusetts and resulting disruption of customer relationships has created a competitive opportunity for a well-managed community-focused bank of larger size and lending capacity than NUVO.

Based on the factors described above, the boards of directors of Merchants and Merchants Bank determined that the merger with NUVO would be advisable and in the best interests of Merchants shareholders and other constituencies and unanimously approved the merger agreement.

Opinion of NUVO’s Financial Advisor

Pursuant to an engagement agreement dated January 28, 2015, NUVO engaged Loomis & Co., Inc. to render financial advisory and investment banking services to NUVO, including an opinion to NUVO’s board of directors as to the fairness, from a financial point of view, to the holders of NUVO common stock of the merger consideration to be received by such shareholders in connection with NUVO’s merger with and into Merchants Bank. The NUVO board selected Loomis because Loomis is a recognized investment banking firm with substantial experience in transactions similar to the merger among financial institutions, and has rendered other investment banking services to NUVO in the past. As part of its investment banking business, Loomis is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Prior to being engaged by the NUVO board with respect to the proposed merger transaction, Loomis’ wholly owned broker dealer subsidiary, Northeast Capital & Advisory, Inc., successfully executed an offering of securities for NUVO on April 30, 2013 consisting of units comprising common stock and warrants.

Loomis acted as financial advisor to NUVO in connection with the proposed merger transaction, initiated the discussions between NUVO and Merchants, and participated in certain of the negotiations leading to the execution of the merger agreement.

As part of its engagement, representatives of Loomis attended the meetings of the NUVO board held on April 24 and April 27, 2015, at which the NUVO board evaluated the proposed merger. At these meetings, Loomis reviewed the financial aspects of the proposed merger with Merchants and on April 27, 2015, rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, any qualifications, assumptions and limitations on the review undertaken by Loomis as set forth in its opinion, the merger consideration in the proposed merger was fair from a financial point of view to the holders of NUVO’s common stock. The NUVO board approved the merger agreement at the April 27, 2015 meeting.

The full text of Loomis’ written opinion dated April 27, 2015 is attached as Appendix E to this proxy statement/prospectus and is incorporated herein by reference. NUVO shareholders are urged to read carefully the opinion in its entirety in their consideration of the proposed merger. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Loomis in rendering its opinion.

Loomis’ opinion speaks only as of the date of the opinion. The opinion was directed to the board of directors of NUVO in connection with its consideration of the financial terms of the merger. The opinion does not address the underlying business decision of NUVO to engage in the merger or enter into the merger agreement, nor constitutes a recommendation to the NUVO board in connection with the merger, nor does it represent a recommendation to any holder of NUVO common stock or warrant holder as to how to vote in connection with the merger or what action to take with respect to any other matter (including, with respect to holders of NUVO common stock or warrants, what election any such shareholder or warrant holder should make with respect to the stock or cash consideration or any combination thereof, or what election any 2013 warrant holder should make with respect to receiving the 2013 warrant cancellation payment or a replacement 2013 warrant certificate), nor does it constitute a recommendation on whether or not any such shareholder should enter into any voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise of any other rights that may be available to such shareholder or warrant holder. The opinion only addressed the fairness, from a financial point of view, of the merger consideration in the merger to the holders of NUVO common stock.

In conducting its investigation and analysis, and in arriving at its opinion, Loomis reviewed and relied upon such information and took into account such financial and economic factors, investment banking procedures, and considerations as Loomis deemed relevant under the circumstances. In that connection, Loomis reviewed, considered, and compared, among other things:

(i)

a draft copy of the merger agreement dated April 24, 2015 (the most recent draft then available to Loomis) and certain exhibits and schedules thereto;

(ii)

certain publicly availably regulatory filings of NUVO, Merchants, and Merchants Bank, including quarterly call reports of NUVO and Merchants Bank, and audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of Merchants that Loomis deemed relevant;

(iii)

certain audited financial statements and Annual Reports of NUVO for the three fiscal years ended December 31, 2014 that Loomis deemed relevant;

(iv)

the unaudited financial statements for the fiscal quarter ended March 31, 2015 of Merchants;

(v)

the unaudited financial statements of NUVO for the fiscal quarter ended March 31, 2015;

(vi)

certain internal reports of Merchants and NUVO; including financial forecasts, budgets and projections concerning the business and operations of NUVO and Merchants that Loomis deemed relevant;

(vii)

certain communications to shareholders of Merchants and NUVO;

(viii)

the strategic and operating benefits, cost savings, and synergies associated with the acquisition for the years ending December 31, 2015 and 2016, as prepared by and reviewed with the respective managements;

(ix)

the views of senior management of NUVO and Merchants, based on limited discussions with members of senior management, regarding their respective businesses, financial condition, results of operation and future prospects, the pro forma financial impact of the merger on Merchants based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior management of Merchants (including the timing, amount and achievability thereof);

(x)

the historical price and trading activity for Merchants’ and NUVO’s stock, respectively, with those of other publicly traded companies Loomis deemed relevant;

(xi)

publicly available “street estimates” of Merchants for 2015 and 2016, and long-term growth rates based thereon which were prepared by and provided to Loomis by Merchants’ management, all of which information was used and relied upon by Loomis based upon such discussions with the consent of the NUVO board;

(xii)

the financial position and operating results of Merchants and NUVO, respectively, with those publicly-traded companies Loomis deemed relevant and the market trading multiples of such companies;

(xiii)

the present values of the forecasted financial earnings and cash flows of Merchants and NUVO, respectively, as set forth in each entity’s financial forecasts;

(xiv)

the merger consideration with the financial terms of certain recent business combinations in the banking industry Loomis deemed relevant, to the extent publicly available;

(xv)

the current market environment generally and the banking environment in particular; and

(xvi)

such other information, and performed other financial studies, and analyses and investigations, and financial, economic, and market criteria as Loomis considered relevant and appropriate.

Prior to rendering its opinion, Loomis held discussions with members of NUVO’s and Merchants’ respective senior managements concerning NUVO’s and Merchants’ historical and then current regulatory relations, financial condition and operating results, as well as the then expected future prospects of NUVO and Merchants, respectively.

In arriving at its opinion, Loomis relied upon the accuracy and completeness of all of the financial, accounting, legal, tax, and other information that was publicly available or provided to Loomis by or on behalf of NUVO and Merchants or their respective representatives or that was otherwise reviewed by Loomis and has assumed such accuracy and completeness for purposes of rendering its opinion. Loomis has not assumed any responsibility for independently verifying such information. It is understood that the forecasts, projections and estimates of NUVO and Merchants provided to Loomis were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates, along with the “street estimates” of Merchants described above, were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions, and that actual results could vary significantly from those set forth in such information. Loomis has further relied upon the assurances of the respective managements of NUVO and Merchants as to the completeness, reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases thereof), including the “street estimates” referenced above for Merchants, provided to Loomis, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Loomis does not express an opinion as to such financial projections and estimates or the assumptions upon which they are based. Loomis is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and has assumed, with the consent of NUVO and Merchants, that the individual and aggregate allowance for loan losses for NUVO and Merchants are adequate to cover any such losses. In rendering its opinion, Loomis has not made or obtained any evaluations or appraisals of the properties of NUVO or Merchants, nor has Loomis reviewed any credit files. Loomis has also assumed that:

(i)

there has been no material change in NUVO’s or Merchants’ assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Loomis;

(ii)

that NUVO and Merchants will remain in all material respects as going concerns for all periods relevant to Loomis’ analyses, that all of the representations and warranties contained in the draft merger agreement and all related agreements are true and correct, except as would not have a material adverse effect on the party making the representations and warranties, that each party to the agreements will perform all covenants required to be performed, and that no material conditions in the draft merger agreement are waived;

(iii)

all material assets and liabilities (contingent, derivative, off-balance sheet or otherwise, known or unknown) of NUVO and Merchants were as set forth in their respective financial statements;

(iv)

the financial statements of NUVO and Merchants provided to Loomis presented fairly the results of operations, cash flows and financial condition of NUVO and Merchants, respectively, for the periods and as of the dates indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied;

(v)

the financial forecasts for NUVO and Merchants were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Merchants’ and NUVO’s senior management as to the future performance of NUVO and Merchants, respectively, and Loomis relied upon such financial forecasts, without independent verification, in the preparation of its opinion;

(vi)

the potential pro forma financial effects of the merger, all as then contemplated by NUVO’s and Merchants’ senior management, would be realized in the amounts and over the time periods then contemplated by NUVO’s and Merchants’ senior management, without independent verification;

(vii)

in all respects material to Loomis’ analysis, the merger would be consummated in accordance with the terms and conditions of the draft merger agreement, as amended, presented to NUVO’s board of directors without any material amendment thereto and without waiver by any party of any of the material conditions to the parties’ respective obligations thereunder; and

(viii)

all material corporate, governmental, regulatory or other consents and approvals required to consummate the merger have been or will be obtained without impacting the merger consideration, the terms and conditions of the merger or the conclusions reached from Loomis’ review of the information described above.

Loomis relied upon the advice NUVO and Merchants received from their legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and other transactions contemplated by the merger agreement. In conducting its analysis and arriving at its opinion as expressed herein, Loomis did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) or solvency of NUVO or Merchants, including any mark-to-market balance sheet adjustments resulting from the merger, market conditions or otherwise, nor did Loomis make a physical inspection of the properties or facilities of NUVO or Merchants. Loomis did not make an independent evaluation of the adequacy of the allowance for loan losses of NUVO or Merchants and Loomis did not review any individual credit files relating to NUVO or Merchants. Loomis assumed, without independent verification, that the respective allowances for loan losses for NUVO and Merchants were adequate to cover such losses. Moreover, Loomis expressed no opinion about the fairness of the compensation to any officers, directors or employees of NUVO, or any class of such persons, relative to the merger consideration, NUVO’s shareholders or otherwise. In each case above, Loomis made the assumptions and took the actions or inactions above with NUVO’s consent.

Loomis considered such financial and other factors as it deemed appropriate in the circumstances. Loomis has also taken into account its assessment of general economic, market, financial, and other conditions, as in effect on, and the information made available to Loomis as of, the date of its opinion. Events occurring after the date of its opinion could materially affect its opinion. Loomis expressed no opinion herein as to the prices at which NUVO’s common stock may trade at any time. In rendering its opinion, Loomis assumed that in the course of obtaining the necessary approvals or other consents for the purchase, no conditions or restrictions, including any divestiture requirements or onerous financing obligations or other requirements, will be imposed that would have a material adverse effect on the contemplated benefits of the purchase to either NUVO or Merchants.

Loomis’ opinion is directed only to the fairness, from a financial point of view, of the merger consideration to holders of NUVO common stock, and does not address the underlying business decision of NUVO to engage in the merger; nor the relative merits of the merger as compared to any other alternative business strategies that might exist for NUVO; the fairness of the amount or nature of any compensation to any of NUVO’s officers, directors, or employees, or any class of such persons, relative to any compensation to the shareholders or warrant holders of NUVO; the effect of any other transaction in which NUVO might engage; the election by holders of NUVO common stock to receive either the stock or cash consideration, or a combination thereof; the relative fairness of either the cash or stock consideration and any re-allocations resulting from any proration pursuant to the merger agreement; the actual value of Merchants common stock to be issued in the Merger; and any adjustment in the merger consideration as provided in the merger agreement.

Loomis’ opinion was prepared at the request and solely for the information of NUVO’s board of directors. Loomis’ opinion was only one of many factors considered by NUVO’s board of directors in its evaluation of the merger and should not be viewed as being determinative of the views of NUVO with respect to the merger, or the merger consideration. Loomis’ opinion did not address the relative merits of: (i) the merger, the draft merger agreement, or any other agreements or other matters provided for or contemplated by the draft merger agreement; (ii) any other transactions that may be or might have been available as an alternative to the merger; or (iii) the merger compared to any other potential alternative transactions or business strategies considered by NUVO’s board of directors.

The following is a summary of the material financial analyses performed by Loomis in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Appendix E to this proxy statement/prospectus and to the other disclosures contained in this section. The following summary, however, does not purport to be a complete description of the financial analyses performed by Loomis or its presentations to NUVO’s board of directors. The order of analyses described below does not represent any relative importance or weight given to the analyses performed by Loomis. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary. The tables alone are not a complete description of Loomis’ financial analyses. The preparation of financial analyses and a fairness opinion is a complex analytical process involving serious determinations as to appropriate and relevant methods of financial analysis, and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Loomis did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Loomis believes that its analyses and the summary of its analyses must be considered as a whole. Selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all the analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process and judgments underlying its analyses and opinion. Except as otherwise noted, the following quantitative information was based on market and financial data as it existed on or before April 24, 2015 and is not necessarily indicative of current or future market conditions.

Summary of Transaction Terms. Pursuant to the terms of the merger agreement, Merchants agreed to pay either $7.15 in cash or 0.2416 shares of Merchants common stock for each NUVO share at each NUVO shareholder’s election, provided however, that 75% of the merger consideration to NUVO shareholders will be Merchants common stock and 25% will be cash. Excess allocations for either cash or stock will be pro-rated to accomplish that mix.

For purposes of the financial analyses described below, Loomis utilized the $7.15 value, which represents a premium over last trade on June 13, 2014 of 37%, with Price/Book Value of 143% and Price/Tangible Book Value (fully diluted) multiple of 136%, Price/Earnings multiple of 51.8x and Core Deposit Premium of 7.24%.

Transaction Metric	NUVO

Price/Book Value	143%
Price/Tangible Book Value (Fully Diluted)	136%
Premium/Core Deposit	7.24%
Price/Earnings (LTM)	51.8x

Loomis reviewed the limited historical price and trading activity of NUVO common stock and noted that the trading prices for NUVO common stock were $4.50 and $5.23, respectively, over the last year and last nine months prior to the announcement of the transaction. There were no trades since June 13, 2014. The purchase price is a 59% and 37% premium, respectively, over these trading prices.

NUVO Comparable Company Analysis. In choosing comparable companies to analyze, Loomis selected a peer group of publicly traded banks and thrifts operating in the New England and New York region of the United States with assets under $750 million, with non-performing assets under 3% of total assets, tangible equity less than 15% of tangible assets, 1-4 family loans less than 60% of all loans, and not the subject of an announced transaction, nor a mutual holding company. The selected comparable companies for NUVO included:

•

Chicopee Bancorp, Inc.

•

Georgetown Bancorp, Inc.

•

Naugatuck Valley Financial Corporation

•

Pathfinder Bancorp, Inc.

•

Patriot National Bancorp, Inc.

•

Union Bankshares, Inc.

•

Wellesley Bancorp, Inc.

Loomis chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the industry in which NUVO operates. Loomis noted that none of the companies reviewed was identical to NUVO and that, accordingly, the analysis of such companies necessarily involved complex qualitative considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

To perform this analysis, Loomis used either financial information at or for the latest twelve months ended December 31, 2014. Market price information was as of April 23, 2015. Loomis also reviewed audited financial statements as of December 31, 2014 and internal financial statements of NUVO dated March 31, 2015 as provided to Loomis by senior management of NUVO and noted there was no material change in the book value, net income, or deposits between December 31, 2014 and March 31, 2015. Certain financial data prepared by Loomis as referenced in the tables presented below may not correspond to the data presented in NUVO’s historical financial statements.

Loomis’ analysis showed the following concerning NUVO’s financial performance:

		Peer Group	Peer Group	Peer Group
Financial Performance Measures(1):	NUVO	Low	Median	High

Return on Average Common Equity	2.83%	(0.64)%	5.06%	32.94%
Return on Average Assets	0.28%	(0.10)%	0.52%	2.81%
Net Interest Margin	3.64%	3.37%	3.49%	4.13%

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for NUVO and all of the peer group members.

Loomis’ analysis showed the following concerning NUVO’s financial condition:

		Peer Group	Peer Group	Peer Group
Financial Condition Measures(1):	NUVO	Low	Median	High

Tangible Equity to Tangible Assets	9.90%	7.93%	11.33%	13.79%
Non-Performing Assets to Assets	0.00%	0.32%	0.90%	1.92%
Reserves to Non-Performing Loans	NA*	44.02%	97.95%	246.57%
Total Assets (in Millions)	$153.480	$271.020	$561.054	$639.222

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for NUVO and all of the peer group members. * NUVO had no non-performing loans as of December 31, 2014.

Loomis’ analysis showed the following concerning NUVO’s market performance:

		Peer Group	Peer Group	Peer Group
Market Performance Measures(1):	NUVO	Low	Median	High

Price to Assets	9.58%	8.35%	12.20%	20.10%
Price to Book Value	96.8%	81.9%	104.2%	238.8%
Price to Tangible Book Value	96.8%	89.2%	104.2%	254.7%
Premium/Deposits	(0.36)%	(2.43)%	0.55%	13.30%
Price to LTM Earnings	34.9x	3.8x	19.0x	61.9x
Dividend Yield	0.00%	0.00%	0.94%	3.85%

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for NUVO and all of the peer group members, and market data as of April 23, 2015 for the peer group. NUVO market price as of last trade, June 13, 2014, of $5.23.

Loomis then applied these median market multiples to NUVO’s base data and derived per share values ranging between $2.84 and $6.66. At the acquisition price of $7.15 per share, the premium represented by the acquisition price over these market value multiples was between 7.3% and 151.6%.

NUVO’s Selected Sale Transaction Analysis. Loomis reviewed publicly available information for transactions it deemed relevant involving, as acquired institutions, two different groups. Group 1 involved 14 Northeast deals since January 1, 2013 in New York or New England with target’s total assets under $1.0 billion, non-performing assets under 2% of assets, and tangible equity under 14% of tangible assets. Group 2 involved 175 national deals with assets under $1.0 billion and non-performing assets under 3% of assets, and tangible equity between 6% and 14% of tangible assets since January 1, 2014. Only 100% acquisitions of stock owned banks with publicly disclosed deal metrics were considered.

Loomis chose these acquisition transactions based on a review of completed acquisition transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the industry in which NUVO operates. Loomis noted that none of the acquisition transactions or subject target companies reviewed was identical to NUVO, and that accordingly, the analysis of such acquisition transactions necessarily involved complex qualitative considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

For each transaction, Loomis calculated multiples of each target company’s purchase price per share to its last twelve months (“LTM”) earnings and tangible book value. In addition, Loomis calculated the deal value as a percentage of the core deposit premium of each transaction where core deposit premium was defined as transaction value less tangible book value divided by core deposits. Core deposits were defined as total deposits less time deposits greater than $100,000. Loomis then compared the transaction multiples implied in the merger with the corresponding transaction multiples for the selected transactions. Stock market and historical financial information for each selected transaction was based on publicly available information as of the date of each respective transaction. A summary of the implied multiples and premiums is provided in the tables below.

Group 1 contains 14 Northeast deals that were announced between January 1, 2013 and April 23, 2015. The group of selected transactions is listed below:

Buyer	Target

Adams Community Bank	Lenox National Bank
Bankwell Financial Group, Inc.	Quinnipiac Bank & Trust Co.
Berkshire Hills Bancorp, Inc.	Hamden Bancorp, Inc.
Bridge Bancorp, Inc.	Community National Bank
Camden National Corp.	SBM Financial, Inc.
Community Bank System, Inc.	Oneida Financial Corp.
Eastern Bank Corporation	Centrix Bank & Trust
ESB Bancorp MHC	Citizens National Bancorp, Inc.
Independent Bank Corp.	Mayflower Bancorp, Inc.
Institution for Savings, Newburyport	Rockport National Bancorp
Mascoma Mutual Financial Services Corp.	Connecticut River Bancorp, Inc.
Putnam County Savings Bank	CMS Bancorp, Inc.
Salisbury Bancorp, Inc.	Riverside Bank
SI Financial Group, Inc.	Newport Bancorp, Inc.

The selected acquisition multiples of the transactions in Group 1, including 25th percentile, median and 75th percentile are shown in the chart below:

	NUVO Transaction	Selected Acquisition Multiples
	Multiples	25th Percentile	Median	75th Percentile

Price/Earnings (x)	51.8x	23.9x	27.5x	32.0x
Price to Tangible Book Value (Fully Diluted)	136%	122.9%	154.0%	173.6%
Core Deposit Premium	7.24%	4.23%	7.66%	9.40%

Group 2 compares 175 national deals with assets under $1.0 billion, and non-performing assets less than 3% of assets, with tangible equity between 6% and 14% of tangible assets, that were announced between January 1, 2014 and present.

The selected acquisition multiples of the transactions in Group 2, including 25th percentile, median and 75th percentile are shown in the chart below:

	NUVO Transaction	Selected Acquisition Multiples
	Multiples	25th Percentile	Median	75th Percentile

Price/Earnings (x)	51.8x	16.8x	20.4x	27.6x
Price to Tangible Book Value (Fully Diluted)	136%	115.5%	135.6%	158.2%
Core Deposit Premium	7.24%	2.48%	4.76%	8.11%

NUVO Discounted Cash Flow Analysis. Loomis performed a discounted cash flow analysis to estimate a range of imputed current intrinsic values for NUVO. In this analysis, Loomis used financial forecasts and projections relating to net income and assets of NUVO based on management’s 2015 budget and 2016 projections, along with historical trends and yields following the review and consent of NUVO management. Loomis assumed discount rates ranged between 11.73% and 14.73%, and terminal value multiples ranged between 12 and 20 times projected 2019 net income.

The range of values were derived, like those of Merchants’, by adding (i) the present value of the estimated free cash flows NUVO could generate over the five year period from 2015-2019 as a standalone company, and (ii) the present value of NUVO’s imputed terminal value at the end of such a period. Loomis assumed all warrants from the 2013 financing would be exercised in 2017 and an 8% tangible equity to tangible assets ratio would be maintained, with any excess paid out as cash dividends.

This analysis resulted in a range of imputed current intrinsic value per share of NUVO’s common stock of between $3.67 and $6.35 per fully diluted share. The central tendency value was $5.19. By comparison, fully diluted book value per share is $5.26.

The discounted cash flow analysis is a widely used valuation methodology, but results of such methodology are highly dependent upon the assumptions that must be made, including earning asset growth rates, loan, investment securities, deposit and borrowings yields, the composition of deposits, non-interest income and non-interest expense projections, terminal values, discount rates, and dividend payouts.

Selected Companies Analysis-Merchants. Using publicly available information, Loomis compared the financial performance, financial condition, and market performance of Merchants to 22 selected banks traded on NASDAQ or the NYSE, headquartered in New York or New England, with total assets between $500 million and $4.0 billion, non-performing assets of less than 3% of total assets, tangible equity between 6% and 11% of tangible assets, and 14 family loans comprising less than 65% of total loans. Mutual holding companies and merger targets were excluded from the companies selected.

The twenty-two companies included in Merchants’ peer group were:

Arrow Financial Corporation

First of Long Island Corporation

Bar Harbor Bankshares

Hingham Institution for Savings

Bridge Bancorp, Inc.

New Hampshire Thrift Bancshares, Inc.

BSB Bancorp, Inc.

Patriot National Bancorp, Inc.

Camden National Corporation

Salisbury Bancorp, Inc.

Chemung Financial Corporation

SI Financial Group, Inc.

Enterprise Bancorp, Inc.

Suffolk Bancorp

Evans Bancorp, Inc.

Union Bankshares, Inc.

Financial Institutions, Inc.

Washington Trust Bancorp, Inc.

First Bancorp, Inc.

Wellesley Bancorp, Inc.

First Connecticut Bancorp, Inc.

Westfield Financial, Inc.

To perform this analysis, Loomis used profitability or other financial information for the period ending December 31, 2014. Loomis’ analysis showed the following concerning the financial performance of Merchants and the selected companies in its peer group:

Financial Performance Measures(1):	Merchants	Peer Group Low	Peer Group Median	Peer Group High

Return on Average Common Equity	9.84%	2.82%	9.41%	32.94%
Return on Average Assets	0.73%	0.35%	0.89%	1.29%
Net Interest Margin	3.03%	2.60%	3.28%	4.28%

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for Merchants and all of the peer group members.

Loomis’ analysis showed the following concerning Merchants’ financial condition:

Financial Condition Measures (1):	Merchants	Peer Group Low	Peer Group Median	Peer Group High

Tangible Equity to Tangible Assets	7.30%	6.13%	8.89%	10.80%
Non-Performing Assets to Assets	0.05%	0.09%	0.80%	2.63%
Reserves to Non-Performing Loans	1,495.95%	27.29%	95.61%	964.33%
Total Assets (in Billions)	$1.723	$0.535	$1.506	$3.603

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for Merchants and all of the peer group members.

Loomis’ analysis showed the following concerning Merchants’ market performance:

Market Performance Measures(1):	Merchants	Peer Group Low	Peer Group Median	Peer Group High

Price to Assets	10.56%	8.40%	11.69%	20.10%
Price to Book Value	140.2%	93.5%	122.7%	238.8%
Price to Tangible Book Value	140.2%	93.7%	143.6%	254.7%
Premium/Deposits	3.83%	(0.74)%	2.49%	3.30%
Price to LTM Earnings	15.3x	3.8x	15.6x	41.5x
Dividend Yield	3.82%	0.00%	2.98%	4.96%

(1)

Calculated for the latest twelve month period ended on December 31, 2014 for Merchants and all of the peer group members, and market data as of April 23, 2015.

Relative Contribution Analysis. Loomis analyzed the relative standalone contribution of Merchants and NUVO to various pro forma balance sheet and income statement items of the combined entity. The analysis did not include purchase accounting adjustments, nor any cost savings. To perform this analysis, Loomis used (i) balance sheet data for each entity as of December 31, 2014, (ii) income statement data for each entity for the twelve months ended December 31, 2014, and (iii) the implied pro forma ownership percentages of Merchants and NUVO in the combined company based on stock consideration of 0.2416 of a share of Merchants common stock per share of NUVO common stock at the 75% stock/25% cash aggregate merger consideration mix provided for in the merger agreement.

Merchants	NUVO

Ownership (75% stock/25% cash)

92.4%

7.6%

Balance Sheet

Total Assets

91.8%

8.2%

Net Loans

89.5%

10.5%

Non-Interest Bearing Deposits

97.3%

2.7%

Total Deposits

90.7%

9.3%

Total Equity

89.2%

10.8%

Income Statement

Net Interest Income

90.1%

9.9%

Non-Interest Income

97.1%

2.9%

Non-Interest Expense

91.4%

8.6%

Net Income

96.6%

3.4%*

*

If the cost savings are split 50/50 between Merchants and NUVO, the respective contributions become 94.3% and 5.7%.

Analysts’ Price Estimates-Merchants. Loomis also analyzed the most recent price estimates performed by three firms who cover Merchants on a published research basis and are listed below, along with the date of the most recent report, rating, and their twelve month price target, which excludes any value to Merchants of the NUVO transaction:

Analyst	Date	Price on Date	Target Price	Rating

Keefe, Bruyette & Woods	February 2, 2015	$26.90	$30.00	Market Perform
Sandler O’ Neill	January 30, 2015	$26.77	$33.00	Buy
Sterne Agee	January 30, 2015	$26.77	$31.00	Buy

Discounted Cash Flow Analysis-Merchants. Loomis performed a discounted cash flow analysis of Merchants to estimate the imputed intrinsic value of Merchants common stock. In this analysis, Loomis used financial forecasts and projections relating to the net income and assets of Merchants prepared by and provided to Loomis by Merchants management and assumed discount rates ranging between 9.79% and 12.79%, and terminal earnings multiples of between 10 and 18 times 2020 net income. The range of values were derived, like those of NUVO’s, by adding (i) the present value of the estimated free cash flows Merchants could generate over the five-year period from 2015 to 2019 as a standalone company, and (ii) the present value of Merchants’ imputed terminal value at the end of such period. Loomis assumed Merchants would increase its common cash dividends per share, increasing from $1.12 in 2015 to $1.28 in 2019.

This analysis resulted in a range of imputed values per share of Merchants’ common stock of between $20.96 and $38.73, with the central tendency value of $31.06.

The discounted cash flow analysis is a widely-used valuation methodology, but the results of such methodology are highly dependent upon the assumptions made, including earning asset growth rates, loan, investment securities, deposit and borrowings yields, the composition of deposits, non-interest income and non-interest expense projections, terminal values, discount rates, and dividend payouts.

Forecasted Pro Forma Financial Impact Analysis. Loomis performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Merchants and NUVO. Using the financial forecasts, purchase accounting adjustments, and cost savings provided by NUVO and Merchants management, Loomis analyzed the potential financial impact of the merger on the projected financial results of Merchants. This analysis indicated the following at December 31, 2015:

Pro forma Tangible Common Ratio

7.13%

Pro forma Tangible Book Value per Share

$20.49 (2.67% dilution)

Pro forma EPS

$2.15 (1.70% accretive, excluding deal costs)

Pro forma ROAE

9.96%

Pro forma ROAA

0.74%

Pro forma Efficiency

66.46%

Loomis estimated the relative tangible book value per share dilution would be earned back within three years.

The actual results achieved by Merchants following the merger are subject to many factors, including execution risks, and consequently may vary from these projections substantially.

Pro Forma Discounted Cash Flow Analysis. Loomis performed a combined entity discounted cash flow analysis to help NUVO shareholders evaluate the current imputed intrinsic value of the combination. In this analysis, Loomis used the financial forecasts and projections provided by management of NUVO and Merchants to Loomis, including deal costs, purchase accounting adjustments, and cost savings, along with the previous discount rates and terminal value multiples used for Merchants alone.

This analysis resulted in a range of imputed present values per share of the combined entity of between $23.21 and $43.33, with the central tendency value of $34.59. Based upon the 0.2416 exchange ratio, the current imputed intrinsic value of the combination to NUVO shareholders receiving stock ranges between $5.61 and $10.47 with the central tendency value of $8.36.

However, as previously noted, actual results may vary materially from these analyses.

Loomis did not attempt to assign specific weights to any particular analyses, but rather made qualitative judgments as to the significance and relevance of each analysis. In its analysis, Loomis made numerous assumptions with respect to industry performance, general business, financial and economic conditions and other matters, many of which are beyond the control of Loomis. Because these assumptions are inherently subject to uncertainty, Loomis does not assume any responsibility or liability if future results are materially different from such assumptions. Any estimates contained in Loomis’ analyses are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Loomis does not assume any responsibility or liability for their accuracy.

Miscellaneous. Loomis acted as financial advisor to NUVO in connection with the proposed merger. As part of its investment banking business, Loomis is regularly engaged in the valuation of financial institutions in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for various other purposes. Neither Loomis nor its wholly owned broker dealer subsidiary, Northeast Capital & Advisory, Inc., hold shares of NUVO or Merchants. An affiliate of Loomis holds shares of NUVO common stock and warrants to purchase NUVO common stock, which has been disclosed to NUVO and Merchants.

Pursuant to the Loomis engagement agreement, NUVO agreed to pay Loomis a total cash fee equal to 1.5% of the aggregate merger consideration contingent upon the consummation of the merger. $200,000 has been paid or is payable to Loomis, including $100,000 for the Fairness Opinion, with the balance contingent upon the consummation of the merger. NUVO also agreed to reimburse Loomis for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention, and to indemnify Loomis against certain liabilities relating to or arising out of Loomis’ engagement or Loomis’ role in connection therewith. Northeast Capital & Advisory, Inc., an affiliate of Loomis, has provided investment banking and financial advisory services to NUVO in the past two years and received compensation for such services. During the two years preceding the date of its opinion, neither Loomis nor any affiliate of Loomis has provided investment banking or financial advisory services to Merchants. Loomis or affiliates of Loomis may in the future provide investment banking and financial advisory services to NUVO or Merchants and receive compensation for such services.

The Merger Consideration

When the merger becomes effective, each share of NUVO common stock issued and outstanding immediately before the completion of the merger will automatically be converted into the right to receive, at the holder’s election, either (a) 0.2416 shares of Merchants common stock and cash instead of any fractional share or (b) $7.15 in cash without interest. NUVO shareholders may also elect to receive a combination of Merchants stock and cash. All elections are subject to the allocation and proration and other provisions of the merger agreement discussed below.

Under the allocation and proration procedures in the merger agreement, 2,140,829 shares of NUVO’s outstanding common stock will be converted into Merchants common stock, and the remaining shares of NUVO’s common stock will be converted into cash. This will result in the total merger consideration consisting of approximately 75% Merchants common stock and 25% cash. See “—Cash or Stock Election” immediately below. Under the merger agreement, Merchants has the right to issue more shares of Merchants common stock and less cash if and to the extent necessary to ensure that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code.

Only whole shares of Merchants common stock will be issued in connection with the merger. See “—Cash Out of Fractional Shares” on page 40.

If Merchants declares a stock dividend or distribution on shares of its common stock or subdivides, splits, reclassifies or combines the shares of Merchants common stock prior to the effective time of the merger, then the exchange ratio will be adjusted to provide NUVO shareholders with the same economic effect as contemplated by the merger agreement prior to any of these events.

Cash or Stock Election

Under the terms of the merger agreement, NUVO shareholders may elect to convert their shares into cash, Merchants common stock or a mixture of cash and Merchants common stock. All elections of NUVO shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that no more than 2,140,829 of NUVO’s outstanding shares will be converted into Merchants common stock at a fixed exchange ratio of 0.2416 shares of Merchants common stock for each share of NUVO common stock converted, and the remaining outstanding NUVO shares will be exchanged for cash in the amount of $7.15 per NUVO share. These provisions will result in the merger consideration (other than consideration for stock options and warrants) consisting of approximately 75% Merchants common stock and 25% cash. Neither Merchants nor NUVO is making any recommendation as to whether NUVO shareholders should make an election or if they do, whether they should elect to receive cash or Merchants common stock in the merger, and no officer, employee or director of NUVO or Merchants is authorized to make such a recommendation. Holders of NUVO common stock must make their own decisions with respect to such election.

It is unlikely that stock elections will be made for the exact number of NUVO shares to be converted to Merchants stock, as specified in the merger agreement. As a result, the merger agreement describes procedures to be followed if NUVO shareholders in the aggregate elect to receive more or less of the Merchants common stock than Merchants has agreed to issue. These procedures are summarized below.

•

If Stock Is Oversubscribed: If NUVO shareholders elect to receive more Merchants common stock than Merchants has agreed to issue in the merger, then all NUVO shareholders who have elected to receive cash or who have made no election will receive cash for their NUVO shares and all shareholders who elected to receive Merchants common stock will receive a pro rata portion of the available Merchants shares plus cash for those shares not converted into Merchants common stock.

•

If Stock Is Undersubscribed: If NUVO shareholders elect to receive fewer shares of Merchants common stock than Merchants has agreed to issue in the merger, then all NUVO shareholders who have elected to receive Merchants common stock will receive Merchants common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•

If the number of shares held by NUVO shareholders who have made no election is sufficient to make up the shortfall in the number of Merchants shares that Merchants is required to issue, then all NUVO shareholders who elected cash will receive cash and those shareholders who made no election will receive both cash and Merchants common stock in whatever proportion is necessary to make up the shortfall.

•

If the number of shares held by NUVO shareholders who have made no election is insufficient to make up the shortfall, then all NUVO shareholders who made no election will receive Merchants common stock and those NUVO shareholders who elected to receive cash will receive cash and Merchants common stock in whatever proportion is necessary to make up the shortfall.

No assurance can be given that NUVO shareholders will receive the amounts of cash and/or stock they elect. As a result of the allocation and proration procedures and other limitations outlined in this document and in the merger agreement, and the elections made by other NUVO shareholders, NUVO shareholders may receive Merchants common stock or cash in amounts that vary from the amounts they elect to receive.

Election Procedures; Surrender of Stock Certificates

An election form will be provided under separate cover to holders of shares of NUVO common stock after the special meeting but before the merger is completed. The election form entitles the holder of the NUVO common stock to elect to receive Merchants common stock, cash, or a combination of cash and stock, or make no election with respect to the merger consideration the holder wishes to receive.

To make an effective election, NUVO shareholders must submit a properly completed election form, along with their NUVO stock certificates representing all shares of NUVO common stock covered by the election form (or an appropriate guarantee of delivery), to American Stock Transfer & Trust Company, LLC (“AST”) on or before 5:00 p.m., Eastern Time, on the date specified on the election form. AST will act as exchange agent in the merger and in that role will process the exchange of NUVO stock certificates for cash and/or Merchants common stock. The exchange agent will allocate cash and stock among NUVO shareholders consistent with their elections, but subject to the allocation and proration procedures. A NUVO shareholder who does not submit an election form will receive instructions from the exchange agent after the merger is completed on where to surrender the shareholder’s NUVO stock certificates. In any event, NUVO shareholders should not forward their NUVO stock certificates with their proxy cards.

NUVO shareholders may change their election at any time before the election deadline by written notice accompanied by a properly completed and signed later dated election form received by the exchange agent before the election deadline or by withdrawal of their stock certificates by written notice before the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If NUVO shareholders have a preference for receiving either Merchants stock, cash, or a combination of both, for their NUVO stock, they should complete and timely return the election form. If a NUVO shareholder does not make a timely election, the shareholder will be allocated Merchants common stock and/or cash depending on the elections made by other shareholders and if the stock consideration is oversubscribed or undersubscribed, the form of merger consideration to be received will reflect any required prorations and allocations. See “—Cash or Stock Election” on page 38.

Neither Merchants nor NUVO makes any recommendation as to whether NUVO shareholders should elect to receive cash, stock or a combination of cash and stock in the merger. NUVO shareholders must make their own decision with respect to their election. Generally, the merger will be a tax-free transaction for NUVO shareholders with respect to the Merchants common stock they receive in the merger. See “— Material Federal Income Tax Consequences of the Merger” on page 41.

If certificates for NUVO common stock are not immediately available or a NUVO shareholder is unable to send the election form and other required documents to the exchange agent before the election deadline, NUVO shares may be properly exchanged, and an election will be effective, if:

•

such exchange is made by or through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office, branch or agency in the United States;

•

the exchange agent receives, before the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

•

the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged NUVO shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

NUVO shareholders who do not submit a properly completed election form or revoke their election form before the election deadline and do not submit a new properly completed election form before the election deadline will have their shares of NUVO common stock designated as non-election shares. NUVO stock certificates represented by an election that has been revoked will be promptly returned without charge to the NUVO shareholder revoking the election upon written request.

After the completion of the merger, the exchange agent will mail to NUVO shareholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their NUVO common stock certificates for the merger consideration. Until NUVO shareholders surrender their NUVO stock certificates for exchange after completion of the merger, NUVO shareholders will not receive the merger consideration and will not be paid dividends or other distributions declared after the merger with respect to any Merchants common stock into which their NUVO shares have been converted. When NUVO shareholders surrender their NUVO stock certificates, Merchants will deliver any Merchants stock certificates issued as consideration in the merger and pay the cash portion of the merger consideration, any payment in lieu of fractional shares and any unpaid dividends or other distributions, all without interest. After the completion of the merger, there will be no further transfers of NUVO common stock. NUVO stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If their NUVO stock certificates have been either lost, stolen or destroyed, NUVO shareholders will have to prove their ownership of these certificates and that they were lost, stolen or destroyed before they receive any consideration for their shares. The election form includes instructions on how to provide evidence of ownership.

Cash Out of Fractional Shares

No fractional shares of Merchants common stock will be issued in the merger. Instead, NUVO shareholders will receive a cash payment for any fractional share in an amount equal to (i) the fraction of a share of Merchants common stock to which such shareholder is entitled multiplied by (ii) $29.59, which is the volume-weighted average of the daily closing sales price of Merchants common stock for the twenty consecutive trading days immediately preceding the date of the merger agreement (April 27, 2015).

Treatment of NUVO Stock Options

As of June 30, 2015, there were outstanding stock options for the purchase of 154,300 shares of NUVO common stock. All outstanding options have an exercise price of $5.00 per share. At the effective time of the merger, each option to purchase shares of NUVO common stock granted under NUVO’s stock option plans that is outstanding, whether or not vested or exercisable, immediately before the closing of the merger will cease to represent a right to acquire shares of NUVO common stock and be cancelled and the holder of the stock option will receive an amount of cash equal to (i) $2.15 (which represents the excess of the per share cash merger consideration ($7.15) over the per share exercise price of the option ($5.00)) multiplied by (ii) the number of shares of NUVO common stock that the holder could have purchased with the option.

Treatment of NUVO Warrants

Organizers’ Warrants. As of June 30, 2015, there were outstanding warrants issued in 2008, for the purchase, in the aggregate, of 142,261 shares of NUVO common stock, at a price per share of $10.00. These warrants which were issued to individuals who participated in NUVO’s organization, expire on April 25, 2018. At the effective time of the merger, each outstanding organizers’ warrant will cease to represent a right to acquire shares of NUVO common stock and will be converted into the right to receive a replacement warrant to purchase shares of Merchants common stock.

The replacement organizers’ warrants will reflect an adjustment to both the exercise price and the number of shares underlying the organizers’ warrants calculated by (1) dividing the exercise price by the exchange ratio of 0.2416 for the stock consideration in the merger and (2) multiplying the number of shares by the exchange ratio (0.2416). The adjusted exercise price of the replacement organizers’ warrants will be $41.39 per share.

2013 Warrants. As of June 30, 2015, there were outstanding warrants issued in 2013 for the purchase, in the aggregate, of 487,227 shares of NUVO common stock, at a price per share of $5.00. These warrants, which were issued as part of a unit consisting of two shares of common stock and one warrant, expire on April 30, 2017. At the effective time of the merger, each outstanding 2013 warrant will cease to represent the right to acquire NUVO shares and will be converted into the right to receive, at the election of the warrant holder,

(i)

a cash payment equal to (a) $2.15 (which represents the difference between the per share cash merger consideration ($7.15) and the per share exercise price of the warrant ($5.00)) multiplied by (b) the number of shares of NUVO common stock that the holder could have purchased with the warrant if the holder had exercised the warrant immediately prior to the effective time; or

(ii)

a replacement warrant to purchase Merchants shares of common stock.

The replacement 2013 warrants will reflect an adjustment to both the exercise price and the number of shares underlying the 2013 warrants, calculated by (1) dividing the exercise price by the exchange ratio of 0.2416 for the stock consideration in the merger and (2) multiplying the number of shares by the exchange ratio (0.2416) The adjusted exercise price of the replacement 2013 warrants will be $20.69 per share.

.

Material Federal Income Tax Consequences of the Merger

The following is a general summary of material United States federal income tax consequences of the merger. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based upon current provisions of the Internal Revenue Code, or the Code, existing temporary and final regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the merger that may be relevant to shareholders of NUVO. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular shareholder of NUVO.

The following discussion may not apply to particular categories of holders of shares of NUVO common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold NUVO capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the United States dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of NUVO common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

The Merger. When consummated in accordance with the terms of the merger agreement, it is intended that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. Neither Merchants nor NUVO will recognize any taxable gain or loss as a result of the merger. The federal income tax consequences of the merger to a NUVO shareholder generally will depend on whether the shareholder receives cash, Merchants common stock or a combination of cash and stock in exchange for the shareholder’s shares of NUVO common stock.

Receipt of Solely Merchants Common Stock. A NUVO shareholder who receives solely Merchants common stock in exchange for all of that shareholder’s shares of NUVO common stock pursuant to the merger will not recognize gain or loss on the exchange, except to the extent the shareholder receives cash in lieu of a fractional share of Merchants common stock. The shareholder’s tax basis in the Merchants common stock received pursuant to the merger will equal that shareholder’s tax basis in the shares of NUVO common stock being exchanged, reduced by any amount allocable to a fractional share of Merchants common stock for which cash is received. The holding period of Merchants common stock received will include the holding period of the shares of NUVO common stock being exchanged.

Receipt of Solely Cash. A NUVO shareholder who receives solely cash in exchange for all of that shareholder’s shares of NUVO common stock pursuant to the merger generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the shareholder’s aggregate tax basis for such shares of NUVO common stock, which gain or loss will be long-term capital gain or loss if such shares of NUVO common stock were held for more than one year. In addition to the regular tax on capital gains imposed under the Code, capital gains recognized by certain NUVO shareholders may be subject to an additional 3.8% federal Medicare contribution tax on "net investment income." If, however, any such NUVO shareholder constructively owns shares of NUVO common stock that are exchanged for shares of Merchants common stock in the merger or owns shares of Merchants common stock actually or constructively after the merger, such actual or constructive ownership of Merchants common stock may prevent any gain recognized in the merger from qualifying for capital gain rates and instead result in any gain being treated as the distribution of a dividend. Under the constructive ownership rules of the Code, a shareholder may be treated as owning stock that is actually owned by another person or entity. You should consult your tax advisors as to the possibility that all or a portion of any cash received in exchange for your shares of NUVO common stock will be treated as a dividend.

Receipt of Merchants Common Stock and Cash. A NUVO shareholder who receives both Merchants common stock and cash consideration in exchange for all of his or her shares of NUVO common stock generally will recognize gain, but not loss, to the extent of the lesser of:

•

the excess, if any, of (a) the sum of the aggregate fair market value of the Merchants common stock received (including any fractional share of Merchants common stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of common stock) over (b) the shareholder’s aggregate tax basis in the shares of NUVO common stock exchanged in the merger; and

•

the amount of cash received by the shareholder.

For this purpose, gain or loss must be calculated separately for each block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any such gain will be long-term capital gain if the shares of NUVO common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Code, in which case such gain will be treated as a dividend to the extent of the shareholder’s ratable share of the undistributed accumulated earnings and profits of NUVO. In addition to the regular tax on capital gains imposed under the Code, capital gains recognized by certain NUVO shareholders may be subject to an additional 3.8% federal Medicare contribution tax on "net investment income." You should consult your tax advisors as to the possibility that all or a portion of any cash received in exchange for your NUVO common stock will be treated as a dividend.

The shareholder’s aggregate tax basis in the Merchants common stock received pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of NUVO common stock being exchanged, reduced by any amount allocable to a fractional share of Merchants common stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of taxable gain, if any, recognized by that shareholder in the merger (including any portion of such gain that is treated as a dividend).

Cash in Lieu of Fractional Shares. No fractional shares of Merchants common stock will be issued in the merger. A NUVO shareholder who receives cash in lieu of a fractional share will be treated as having received that fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Merchants. A NUVO shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the NUVO common stock exchanged was held for more than one year. In addition to the regular tax on capital gains imposed under the Code, capital gains recognized by certain NUVO shareholders may be subject to an additional 3.8% federal Medicare contribution tax on "net investment income."

Treatment of Stock Options and Warrants. As described above under "— Treatment of NUVO Stock Options" on page 40, all of NUVO’s outstanding stock options will be cancelled at the effective time of the merger in exchange for a cash payment equal to the difference between $7.15 and the per share option exercise price ($5.00). In addition, as described above under "— Treatment of NUVO Warrants” on page 40, all of NUVO’s outstanding organizers’ warrants will be converted at the effective time of the merger into a replacement warrant to purchase Merchants common stock, and all of NUVO’s outstanding 2013 warrants will be converted at the effective time of the merger into the right to receive either (i) a cash payment equal to the difference between $7.15 and the per share exercise price ($5.00), or (ii) a replacement warrant to purchase Merchants common stock, at the election of the warrant holder.

In general, NUVO option holders who receive a cash payment upon cancellation of their stock options will recognize taxable gain upon receipt of the payment. Such gain may be treated as ordinary income or capital gain, depending upon the circumstances under which the stock option was granted and the length of time the holder held the option. Generally, holders of NUVO’s organizers’ warrants, and holders of NUVO’s 2013 warrants who elect to receive replacement warrants to purchase Merchants common stock will recognize neither gain nor loss upon the conversion of such warrants into replacement warrants. Holders of 2013 warrants who elect to receive a cash payment in lieu of a replacement warrant will generally recognize gain as a result of the payment.

As the tax consequences to holders of NUVO’s stock options or warrants will vary based upon individual circumstances, such holders are urged to consult with their tax advisors to determine the particular federal, state, local, or foreign income or other tax consequences of the merger to the holders of an option or warrant to purchase NUVO common stock.

Backup Withholding. Non-corporate holders of NUVO common stock may be subject to information reporting and backup withholding on any cash payments they receive. NUVO shareholders will not be subject to backup withholding, however, if they:

•

furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

•

are otherwise exempt from backup withholding.

If withholding results in an overpayment of taxes, a refund or credit against a NUVO shareholder’s United States federal income tax liability may be obtained from the Internal Revenue Service, provided the shareholder furnishes the required information to the IRS. A holder that does not furnish their correct TIN may be subject to penalties imposed by the IRS.

Reporting Requirements. NUVO shareholders who receive Merchants common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with their United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

Other Tax Consequences. The state and local tax treatment of the merger may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the treatment of the merger under state and local tax laws.

Tax Opinions. It is a condition to the completion the merger that that Primmer Piper Eggleston & Cramer P.C. counsel to Merchants, and Cranmore, FitzGerald & Meaney, counsel to NUVO, deliver opinions, dated as of the closing date of the merger, to the effect that, based on representations of Merchants and NUVO and on certain customary assumptions and conditions, the merger will be treated for United States federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

The tax opinions to be delivered to Merchants and NUVO connection with the merger are not binding on the Internal Revenue Service or the courts, and neither Merchants nor NUVO have sought or will seek any ruling from the IRS regarding any matters relating to the merger. Consequently, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions contained in the tax opinions delivered to Merchants and NUVO, or the federal income tax consequences of the merger described in this document.

Appraisal Rights

NUVO shareholders who dissent from the merger have statutory rights of appraisal and may elect to be paid in cash for their shares of NUVO common stock in accordance with the procedures set forth in Part 13 of the Massachusetts Business Corporations Act (MGL c. 156D, §§ 13.01 et seq.) (“MBCA”). The following is a summary of the material terms of the statutory procedures to be followed by NUVO shareholders in order to perfect appraisal rights under the MBCA. In the following discussion, except as the context otherwise requires, references to “NUVO” with respect to actions taken or to be taken at any time following the effectiveness of the merger will mean Merchants Bank as the surviving corporation of the merger.

The following is a discussion of the material provisions, but not a complete description, of the appraisal rights available under Massachusetts law and is qualified in its entirety by the full text of MBCA Part 13, which is reprinted in its entirety as Appendix F to this proxy statement/ prospectus. NUVO shareholders who wish to exercise appraisal rights should review carefully the following discussion and the text of the law in Appendix F. NUVO shareholders are urged to consult a lawyer before electing or attempting to exercise these rights.

If the merger is completed, a shareholder who did not vote his or her shares of NUVO common stock in favor of the merger and who fully complies with MBCA Part 13 will be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares. The amount he or she would receive in connection with the exercise of statutory appraisal rights would be the fair value of his or her shares of NUVO common stock immediately before the merger completion date, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

Under MBCA Part 13, all shareholders entitled to appraisal rights in the merger must be notified in the meeting notice relating to the merger that shareholders are entitled to assert appraisal rights. This document constitutes that notice.

Any NUVO shareholder who desires to dissent and receive cash payment for the fair value of his or her shares must:

•

deliver to NUVO, prior to the shareholder vote on the merger proposal, a written notice of intent to demand payment if the merger is completed; and

•

not vote, or cause or permit to be voted, any of his or her shares of NUVO common stock in favor of the proposal to approve and adopt the merger agreement.

A NUVO shareholder who does not satisfy both of those conditions will not be entitled to payment for his or her shares under the provisions of MBCA Part 13 if the merger is completed. If a NUVO shareholder signs and sends in his or her proxy card or votes by telephone or on the Internet and does not indicate how he or she wants to vote, his or her shares will be voted FOR approval of the merger agreement and such shareholder will not be entitled to payment for his or her shares under MBCA Part 13.

Except as described in the following sentence, the notice of intent to demand payment for shares of NUVO common stock must be executed by the shareholder of record. A beneficial owner who is not the holder of record may assert appraisal rights only if the beneficial owner does both of the following:

•

submits to NUVO the record holder’s written consent to the assertion of rights no fewer than 40 nor more than 60 days after the date the appraisal notice and form described below are sent, and

•

submits the written consent with respect to all shares of NUVO common stock he or she beneficially owns.

A record owner, such as a broker or bank, who holds shares of NUVO common stock as a nominee for others, may exercise appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (x) objects with respect to all shares of NUVO common stock owned by the beneficial shareholder, and (y) notifies NUVO in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.

If the merger is completed, NUVO will deliver to all NUVO shareholders who have satisfied the requirements described above a written appraisal notice and form described below. The appraisal notice must be sent no earlier than the date the merger becomes effective and no later than 10 days after that date, and it must include all of the following:

•

A form (i) specifying the first date of any announcement to shareholders of the material terms of the merger made prior to the date the merger became effective, and if such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (ii) requiring a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the merger. If the shareholder does not provide the certification required in clause (i), NUVO may treat the shares as “After-Acquired Shares” (discussed below).

•

Disclosure of where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the appraisal form described in the next sentence.

•

Disclosure of the date by which NUVO must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by NUVO by the specified date.

•

Disclosure of NUVO’s estimate of the fair value of the shares.

•

Disclosure that, if requested in writing, NUVO will provide to the requesting shareholder, within 10 days after the specified return date of the appraisal notice and form, information as to the number of shareholders who returned the forms by the specified date and the total number of shares owned by them.

•

Disclosure of the date by which the notice to withdraw from the appraisal process must be received. That date must be within 20 days after the specified return date of the appraisal notice form.

•

A copy of MBCA Part 13.

A shareholder who receives an appraisal notice must demand payment by signing and returning the appraisal form included with the notice and, in the case of certificated shares, must deposit his or her stock certificates as instructed in the appraisal notice and form. Once a shareholder deposits his or her stock certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder loses all rights as a shareholder unless he or she withdraws from the appraisal process. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit his or her stock certificates where required, each by the date set forth in the appraisal notice, will not be entitled to payment under MBCA Part 13.

Except in the case of “After-Acquired Shares” (as defined below), within 30 days after the specified return date of the appraisal notice and form, NUVO will pay in cash to the shareholders who complied with the statutory requirements the amount that NUVO estimates to be the fair value of its common stock, plus interest. NUVO’s payment to each shareholder must be accompanied by all of the following:

•

NUVO’s annual financial statements. The date of the financial statements will not be more than 16 months before the date of payment. If annual financial statements that meet these requirements are not reasonably available, NUVO will provide reasonably equivalent financial information.

•

NUVO’s latest available quarterly financial statements, if any.

•

A statement of NUVO’s estimate of the fair value of the shares. The estimate must equal or exceed NUVO’s initial estimate provided in its appraisal notice and form.

•

A statement that if the shareholder has perfected his or her appraisal rights, he or she has the right to demand further payment under Section 13.26 of MBCA Part 13 and that if he or she does not do so within the time period specified therein, then he or she will be deemed to have accepted such payment in full satisfaction of NUVO’s obligations under MBCA Part 13.

NUVO may choose to withhold payment if the shareholder was required to, but did not certify, that beneficial ownership of all of his or her shares for which appraisal rights are asserted were acquired before the date the principal terms of the proposed merger were first announced to shareholders (“After-Acquired Shares”). If NUVO chooses to withhold payment under these circumstances, within 30 days after the specified return date for the appraisal notice and form, NUVO will provide the holder of After-Acquired Stocks with its financial statements and notify the shareholder of the following:

•

NUVO’s estimate of fair value of the shares.

•

That he or she may accept NUVO’s estimate of fair value, plus interest, in full satisfaction of his or her demands or may demand appraisal.

•

That, if he or she wishes to accept NUVO’s offer, he or she must notify NUVO of his or her acceptance of the offer within 30 days after receiving the offer.

•

That if he or she does not satisfy the requirements for demanding appraisal under MBCA Part 13, he or she shall be deemed to have accepted NUVO’s offer.

If a holder of After-Acquired Shares accepts NUVO’s estimate of fair value, plus interest, in full satisfaction of his or her demands, then NUVO must pay in cash the amount it offered within 10 days after receiving such acceptance. If the shareholder neither accepts NUVO’s estimate of fair value nor demands appraisal, NUVO will pay in cash to the shareholder its estimate of fair value within 40 days after sending its notice to the shareholder regarding his or her After-Acquired Shares, as described above. If NUVO pays its estimation of the fair value of its common stock, and the shareholder is dissatisfied with the amount of payment, he or she must notify NUVO in writing of his or her own estimate of the fair value of the shares, and demand payment of that estimate, plus interest (less any payment made by NUVO as a result of NUVO’s estimation of the fair value of its shares).

If a shareholder who has received payment for his shares or a holder of After-Acquired Shares who has received an offer of payment is dissatisfied with the payment or offer of payment, as the case may be, he or she must reject the payment or offer of payment within 30 days, or the shareholder will be deemed to have waived the right to demand payment, and will only be entitled to the payment of fair value offered by NUVO if he or she fails to notify NUVO in writing of his or her demand to be paid his or her stated estimate of the fair value within 30 days after receiving NUVO’s payment or offer of payment. The shareholder’s rejection notice must include his or her estimate of the fair value of the shares.

If, within 60 days of NUVO receiving a shareholder’s demand for payment, the payment amount has not been settled, NUVO will commence a proceeding by filing a complaint with the Superior Court requesting that the fair value of the shareholder’s shares of NUVO common stock and the accrued interest be determined. NUVO will make all shareholders whose demands remain unsettled parties to the proceeding.

If NUVO does not commence the proceeding within the 60-day period, NUVO will pay each shareholder in cash the amount he or she demanded, plus interest.

The court in an appraisal proceeding also may assess the expenses for the respective parties, in the amounts the court finds equitable, as follows:

•

against NUVO if the court finds that NUVO did not substantially comply with the procedures for the exercise of appraisal rights prescribed by MBCA Part 13; or

•

against NUVO or the shareholders demanding appraisal, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith.

If the court in an appraisal proceeding finds that the legal expenses of any shareholder were of substantial benefit to other shareholders and that these expenses should not be assessed against NUVO, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited. In the event NUVO fails to make a required payment under MBCA Part 13, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from NUVO all expenses of the suit, including legal fees.

In view of the complexity of these provisions and the requirement that they be strictly complied with, any NUVO shareholder who is considering exercising appraisal rights under the MBCA should consult a lawyer promptly.

The MBCA provides that the exercise of appraisal rights will generally be the exclusive method for a shareholder to challenge a merger in the absence of a showing that the merger was either unlawful or fraudulent with respect to the shareholder or the corporation.

All written communications from shareholders with respect to the exercise of appraisal rights should be mailed to:

NUVO Bank & Trust Company

Attn: M. Dale Janes, Chief Executive Officer

1500 Main Street

Tower Square, Suite 152

Springfield, MA 01115

(413) 787-2700

NUVO recommends that such communications be sent by registered or certified mail, return receipt requested.

Not voting in favor of the merger is not sufficient to perfect appraisal rights and receive the fair value of shares of NUVO common stock, plus interest. NUVO shareholders wishing to assert appraisal rights must also comply with all other conditions set forth in MBCA Part 13, including the conditions relating to the separate written notice of intent to demand payment, the separate written demand for payment of the fair value of his or her shares, in the case of certificated shares, the deposit of stock certificates, and the separate notification and demand for payment in excess of an initial payment (or offer of payment, in the case of After-Acquired Shares) made by NUVO.

The summary set forth above does not purport to be a complete statement of the provisions of the MBCA relating to appraisal rights, and is qualified in its entirety by reference to the applicable sections of the MBCA, which are included as Appendix F to this proxy statement/ prospectus.

Merchants shareholders are not entitled to appraisal rights under Delaware law in connection with the merger.

Required Regulatory Approvals

Completion of the merger is subject to the receipt of all required approvals and consents from regulatory authorities, and the expiration of any applicable statutory waiting periods, without any term or condition that would reduce the reasonably expected financial and operational benefits of the merger to Merchants. Merchants and NUVO have agreed to use their reasonable best efforts to obtain all the required regulatory approvals. As described below, these include approval from the various federal and state regulatory authorities. Applications for such approvals were filed in July 2015.

The merger is subject to approval by The Commissioner of the Vermont Department of Financial Regulation (the “Vermont Bank Commissioner”), the Massachusetts Commissioner of Banks and the FDIC.

In accordance with Vermont laws governing bank mergers, the Vermont Bank Commissioner will consider such factors as the character, ability and overall sufficiency of Merchants Bank’s management and directors; the adequacy of Merchants Bank’s and NUVO’s capital and financial resources; the competitive abilities and future prospects of Merchants; the convenience and needs of the market area to be served; the competitive effect of the merger on the price, availability and quality of services in the market area to be served; the effect on Merchants’ customers; whether the merger will contribute to Merchants’ financial soundness and success; and the fairness and equities involved in the merger. In addition, the Vermont Bank Commissioner will not approve the merger unless she concludes that the merger will not be detrimental to Merchants’ safety and soundness.

The merger is subject to approval by the Massachusetts Commissioner of Banks under the bank merger provisions of the Massachusetts General Laws. The Massachusetts Commissioner of Banks will consider such factors as whether the merger will promote public convenience and advantage; whether the merger will unreasonably affect competition among banks; the effect of the merger on NUVO’s customers; the lending and deposit-taking activity of Merchants and NUVO in the other bank’s primary market area; the nature of any consideration or payment to be received by any director or principal officer of the merging banks or their affiliates; the terms of any severance policy for employees whose employment will be terminated as a result of the merger; the tax consequences of the merger under federal and state laws; and whether the merger will result in “net new benefits” to the community. “Net new benefits” include initial capital investments, job creation plans, consumer and business services and commitments to maintain and open branch offices in the local community. The Massachusetts Commissioner of Banks will also consider Merchants’ record of performance under the federal Community Reinvestment Act. In addition, the merger cannot be completed until Merchants has made arrangements satisfactory to the Massachusetts Housing Partnership Fund to make available for call an amount equal to ninety-hundredths of one percent (0.9%) of its assets located in Massachusetts to support the Fund’s affordable housing mission, generally in the form of loans and investments. “Assets located in Massachusetts” has been defined by the Massachusetts Housing Partnership Fund to mean the total assets located in Massachusetts of the bank being acquired. Assuming the merger is completed, the amount of Merchants’ commitment will be approximately $1.5 million.

The merger is also subject to approval by the FDIC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider various factors, including the financial and managerial resources and future prospects of Merchants and NUVO and the resulting bank, the convenience and needs of the communities to be served, the quality of Merchants’ senior management and directors, whether the merger will adversely affect competition for banking services in the affected market, Merchants’ record in meeting the needs of low- and moderate-income geographies and individuals under the federal Community Reinvestment Act and Merchants’ record of compliance under federal anti-money laundering and bank secrecy act requirements.

In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the merger is allowed. During that period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Merchants and NUVO believe that the likelihood of objection by the Department of Justice is remote in this case because there is no overlap in their banking markets, they cannot provide any assurance that the Department of Justice will not initiate proceedings to block the merger.

The merger cannot proceed in the absence of the required regulatory approvals. See “THE MERGER — Conditions to Completing the Merger” on page 52 and “— Terminating the Merger Agreement” on page 58. Merchants and NUVO cannot provide any assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that Merchants reasonably considers to be materially burdensome. See “THE MERGER — Conditions to Completing the Merger” on page 52.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting NUVO common stock to Merchants common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Interests of Certain Persons in the Merger that are Different from Yours

NUVO Share Ownership. On the record date for the NUVO special meeting (August 17, 2015), NUVO’s directors and executive officers beneficially owned, in the aggregate, 454,305 shares of NUVO’s common stock (not including shares that may be acquired upon the exercise of stock options and warrants), representing approximately 15.92% of the outstanding shares of NUVO common stock.

As described below, certain of NUVO’s officers and directors have interests in the merger that are in addition to, or different from, the interests of NUVO’s shareholders generally. NUVO’s board of directors was aware of these conflicts of interest and took them into account in approving the merger.

Cash Payment for Outstanding NUVO Options. Under the terms of the merger agreement, outstanding NUVO stock options, whether or not vested and exercisable, will be cancelled and a cash payment made to the holder of the option equal to (i) $2.15 (which represents the difference between the per share cash merger consideration of $7.15 and the option exercise price of $5.00 per share), multiplied by (ii) the number of shares of NUVO common stock that the holder could have purchased with the option. Outstanding NUVO stock options may be exercised during the pendency of the merger but such exercises will not have any effect on the maximum number of NUVO shares that will be converted in the merger into shares of Merchants common stock. Based on stock options held by NUVO’s directors and executive officers on August 17, 2015 and assuming all such options remain outstanding immediately before the merger is completed, they would be entitled to the following option cancellation payments:

Name	Number of NUVO Shares Underlying Options	Maximum Potential Option Cancellation Payment

Jay G. Caron	6,000	$ 12,900
Eugene J. Cassidy	6,000	$ 12,900
Donald R. Chase	6,000	$ 12,900
John E. Dowd	6,000	$ 12,900
Paul V. Erwin	12,000	$ 25,800
Robert J. Fafard	6,000	$ 12,900
M. Dale Janes	37,500	$ 80,625
Leslie Ross Lawrence	12,000	$ 25,800
Joseph M. Nangle	6,000	$ 12,900
Jeffrey S. Sattler	30,500	$ 65,575
Dawn Carignan Thomas	6,000	$ 12,900
All directors and executive officers, as a group (11 persons)	134,000	$288,100

Cash Payment Election for Outstanding NUVO Warrants Issued in 2013. Under the terms of the merger agreement, each outstanding NUVO stock warrant issued in 2013 (sometimes referred to below as “2013 warrants”), will be converted into the right to receive, at the election of the warrant holder, (i) a warrant cancellation payment or (ii) a replacement warrant to purchase Merchants common stock, with the warrant exercise price and the number of shares adjusted to reflect the merger exchange ratio of 0.2416 shares of Merchants common stock for a share of NUVO’s outstanding common stock. The warrant cancellation payment will equal (i) $2.15 (which represents the difference between the per share cash merger consideration of $7.15 and the $5.00 per share exercise price of the warrants), multiplied by (ii) the number of shares of NUVO common stock that the holder could have purchased with the warrant if the holder had exercised the warrant immediately prior to the effective time. Certain of NUVO’s directors and executive officers hold 2013 warrants and are entitled to the same election on the same terms as all other holders of 2013 warrants. If they were to elect to receive the cash cancellation payment for all of their 2013 warrants, they would be entitled to receive the following payments:

Name	Number of NUVO Shares Underlying Warrants Issued in 2013	Maximum Potential Cancellation Payment

Jay G. Caron	5,988	$ 12,874
Eugene J. Cassidy	5,555	$ 11,943
Donald R. Chase	11,112	$ 23,891
John E. Dowd	2,778	$ 5,973
Robert J. Fafard	11,111	$ 23,889
M. Dale Janes	6,120	$ 13,158
Leslie Ross Lawrence	1,000	$ 2,150
Joseph M. Nangle	5,069	$ 10,898
All directors and executive officers, as a group (11 persons)	48,733	$104,776

NUVO’s directors and executive officers have not yet elected whether to receive a warrant cancellation payment or a replacement 2013 warrant to purchase shares of Merchants common stock.

Holders of the organizers’ warrants are not entitled to a cash payment in lieu of a replacement warrant because the per share exercise price ($10.00) exceeds the per share merger cash consideration ($7.15). Certain directors and executive officers of NUVO hold organizer’s warrants and will receive replacement warrants on the same terms as all other holders of organizers’ warrants.

Acceleration of Vesting of Restricted Stock Awards. Under the terms of the merger agreement, restricted stock awards that have not yet vested will become fully vested immediately prior to completion of the merger and will be converted into the right to receive the merger consideration with respect to such shares at the effective time of the merger on the same basis as all other outstanding shares of NUVO common stock. NUVO’s directors and executive officers hold shares of non-vested restricted stock, as follows:

Name	Number of NUVO Shares of Unvested Restricted Stock

Jay G. Caron	2,000
Eugene J. Cassidy	2,000
Donald R. Chase	2,000
John E. Dowd	2,000
Paul V. Erwin	1,600
Robert J. Fafard	2,000
M. Dale Janes	5,800
Leslie Ross Lawrence	1,600
Joseph M. Nangle	2,000
Jeffrey S. Sattler	4,320
Dawn Carignan Thomas	2,000
All directors and executive officers, as a group (11 persons)	27,320

Employment of Messrs. Janes and Sattler. In connection with the merger, Merchants has entered into employment agreements with M. Dale Janes, NUVO’s Chief Executive Officer, and Jeffrey S. Sattler, NUVO’s President and Chief Loan Officer. Effective upon completion of the merger, Mr. Janes will serve as Merchants Bank’s Regional President – Western Massachusetts at an annual base salary of $260,010 and Mr. Sattler will serve as its Managing Director –Western Massachusetts at an annual base salary of $210,765. These salary rates are comparable to their current salary rates with NUVO. The employment agreements also provide that, beginning in 2016, Messrs. Janes and Sattler will be eligible to receive annual cash compensation awards under the terms of any annual incentive plans adopted by the Merchants board from time to time. In addition, they will be eligible to receive equity grants under any equity compensation plans Merchants may adopt from time to time. Their participation in any such plans would be on the same basis as other participating Merchants executives of comparable position and responsibility and not on preferential terms. The Merchants Bank employment agreements also include change in control provisions. (See “– Change in Control Provisions” immediately below.) The terms of the employment agreements with Messrs. Janes and Sattler are substantially the same as those between Merchants Bank and its existing principal officers. The form of employment agreement is included as Appendix C to this proxy statement/prospectus.

Change in Control Provisions. Messrs. Janes and Sattler are parties to existing employment agreements with NUVO which provide for payment of certain change in control benefits in the event of their termination of employment without cause (as defined in such agreements) or a termination by the executive with good reason (as defined in such agreements) within two years following a change in control of NUVO. These benefits include payment of two times the executive’s base salary and continued life, health and dental insurance coverage for the executive, his spouse and dependents for 24 months following both a change in control and termination of employment. See “MANAGEMENT AND OPERATIONS OF MERCHANTS AFTER THE MERGER – Executive Officer Compensation – Employment Agreement with NUVO; Severance Benefits” on page 73. Under the terms of an Addendum and Waiver Agreement among each of Messrs. Janes and Sattler and Merchants, Merchants Bank and NUVO, Merchants and Merchants Bank have agreed to continue to honor the change in control provisions in the existing NUVO employment agreements for a period of two years following consummation of the merger in the event that their employment is terminated without cause or they terminate their employment for good reason. In addition, if there is a change in control of Merchants within such two-year period, they may elect to receive the change in control benefits as provided in the Addendum and Waiver Agreement or under their employment agreements with Merchants Bank. A copy of the form of Addendum and Waiver Agreement is included as Appendix D to this proxy statement/prospectus.

After such two-year period, should there be a change in control of Merchants, Messrs. Janes and Sattler will be entitled to the change in control benefits in their employment agreements with Merchants Bank, which are substantially similar to those in other agreements between Merchants and its senior officers.

The Merchants Bank employment agreements with Messrs. Janes and Sattler provide for payment of a severance benefit in the event of the executive’s termination of employment without cause or by the executive with good reason (as defined in such agreements) within two years after a change in control of Merchants or Merchants Bank. The change in control benefits include a payment equal to (i) two times the executive’s base salary plus (ii) a prorated cash incentive award (to the extent earned) if a cash incentive award plan is in effect during the year of termination, and continued health insurance coverage for 18 months following termination of employment.

Stay Bonuses. The merger agreement provides that NUVO and/or Merchants Bank may pay stay bonuses to certain employees (including officers of NUVO) if they continue to be employed by NUVO through the consummation of the merger and/or the subsequent data conversion date, in amounts and to persons to be determined by the mutual agreement of the Chief Executive Officers, Geoffrey Hesslink (Merchants Bank) and M. Dale Janes (NUVO). Messrs. Janes and Sattler are not eligible to receive stay bonuses.

Western Massachusetts Advisory Board. Following the Merger, Merchants Bank will establish an advisory and business development board for the Western Massachusetts region. It is expected that each of NUVO’s current directors, other than Mr. Chase (who will join the boards of Merchants Bank and Merchants) and Messrs. Janes and Sattler (who will become officers of Merchants Bank) will be invited to serve on the advisory board, and will receive fees for their service.

One New Director. In accordance with the merger agreement, NUVO’s Chairman of the Board, Donald R. Chase, will be appointed to the Merchants and Merchants Bank boards of directors upon completion of the merger. The fees paid to Mr. Chase for his service on the boards will be the same as the fees paid to similarly situated board members of Merchants and Merchants Bank.

Indemnification. Pursuant to the merger agreement, Merchants has agreed that it will indemnify, defend and hold harmless each present and former officer or director of NUVO against all losses, claims, damages, liabilities, judgments, fines, costs or expenses (including attorney’s fees) that are incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising in whole or in part out of, or pertaining to the fact that such person is or was a director or officer of NUVO, or is or was serving at the request of NUVO as a director, officer, employee or agent of another organization or of an employee benefit plan of NUVO, provided such claim pertains to any matter of fact existing or occurring at or before the effective date of the merger.

Directors’ and Officers’ Insurance. Merchants has also agreed, for a period of six years after the effective date of the merger, to cause the persons serving as officers and directors of NUVO immediately prior to the effective date to continue to be covered by NUVO’s current directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. Under the terms of the merger agreement, rather than maintaining NUVO’s current policy, Merchants may substitute other policies providing at least the same coverage and amounts and containing terms and conditions that are not materially less advantageous than those under the NUVO policy. Merchants is not required to spend more than $75,000 to purchase such insurance coverage.

Employee Matters

Each person who is an employee of NUVO as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of Merchants Bank and will be eligible to participate in group health, medical, dental, life, disability and other welfare plans available to similarly situated employees of Merchants Bank on the same basis that it provides such coverage to Merchants Bank employees. Under the merger agreement, Merchants may choose to maintain any or all of NUVO’s employee benefit plans in its sole discretion. For any NUVO employee benefit plan terminated for which there is a comparable Merchants benefit plan of general applicability, Merchants Bank will take all reasonable action so that employees of NUVO will be entitled to participate in such Merchants Bank benefit plan to the same extent as similarly-situated employees of Merchants Bank. Merchants has agreed to cause each Merchants Bank benefit plan in which employees of NUVO are eligible to participate to take into account for purposes of eligibility and vesting (but not for purposes of benefit accrual) the service of such employees with NUVO to the same extent as such service was credited for such purpose by NUVO, except that NUVO service will not be recognized if it would result in a duplication of benefits. Merchants has also agreed to assume and honor NUVO’s vacation policies, including accrued but unused vacation time of NUVO employees who become employees of Merchants Bank at the effective time of the merger.

Under the terms of the merger agreement, Merchants has agreed to pay severance benefits to NUVO employees whose employment is terminated (other than for cause) at the request of Merchants (but by and in the sole discretion of NUVO) prior to the merger, or whose employment is terminated by Merchants or Merchants Bank within six months following the merger. The amount of such severance benefit will be equal to two (2) weeks base pay for the terminated employee for each full year of service based upon the employee’s date of hire (plus a prorated amount for each partial year of service, such service determined by taking into account service with NUVO, Merchants and Merchants Bank), with a minimum of 4 and a maximum of 26 weeks of base pay. Any employee of NUVO whose employment is terminated (other than for cause) during the foregoing timeframe will be eligible to apply for open job listings at Merchants and/or its affiliates and Merchants must use commercially reasonable efforts to notify such persons of these vacancies as they may arise from time to time.

Time of Completion

Unless the parties agree otherwise and unless the merger agreement has otherwise been terminated, the closing of the merger will take place on a date designated by Merchants that is no later than the fifth business day following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived. See “— Conditions to Completing the Merger” immediately below. On the closing date, Merchants will file articles of merger with the Vermont Secretary of State and the Massachusetts Secretary of the Commonwealth merging NUVO into Merchants Bank. The merger will become effective at the time stated in the articles of merger.

Merchants and NUVO are working to complete the merger quickly. It is currently expected that the merger will be completed during the fourth quarter of 2015. However, because completion of the merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing.

Conditions to Completing the Merger

Merchants’ and NUVO’s obligations to consummate the merger are conditioned on the following:

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receipt of all required regulatory approvals without any condition that would result in a materially burdensome condition adverse to Merchants, and the expiration of all statutory waiting periods;

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approval of the merger agreement at the special meeting by at least two-thirds of the outstanding shares of NUVO common stock entitled to vote;

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the registration statement of which this proxy statement/prospectus forms a part being declared effective by the SEC;

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receipt by each party of an opinion from its legal counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

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no party to the merger being subject to any order, decree or injunction that enjoins or prohibits consummation of the transaction, no governmental entity having instituted any proceeding to block the transaction and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

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the shares of Merchants common stock issuable pursuant to the merger being approved for listing on the NASDAQ Global Select Market;

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no material adverse effect on either party has occurred;

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the other party’s representations and warranties being true and correct in all material respects as of the merger closing date, and receipt of a certificate signed by the other party’s chief executive officer and chief financial officer to that effect;

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the other party having performed in all material respects its obligations under the merger agreement; and

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Merchants shall have delivered the merger consideration, the option cancellation payment and any 2013 warrant cancellation payment to the exchange agent.

Merchants and NUVO cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

Conduct of NUVO’s Business Pending the Merger. Under the merger agreement, NUVO has agreed that, until the effective time of the merger or the termination of the merger agreement, it will not, except as expressly permitted by the merger agreement or with the prior written consent of Merchants

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conduct its business other than in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with applicable laws and regulations;

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fail to use its reasonable best efforts to preserve intact its business organization, keep available the present services of its officers and employees and maintain the good will of its customers and others with whom business relationships exist;

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issue, sell or otherwise permit to become outstanding any additional shares of capital stock, permit any shares of capital stock to become subject to, any options, warrants, rights, convertible securities or other arrangements, or redeem, retire purchase or otherwise acquire shares of its capital stock;

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make, declare, pay or set aside for payment any dividend other than consistent with past practice;

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directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock;

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enter into, amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of NUVO or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for normal increases in the ordinary course of business consistent with NUVO’s 2015 budget, cash contributions to its 401(k) plan in the ordinary course of business consistent with past practice, and the payment of accrued bonuses for 2015 upon the closing of the merger consistent with past practice in an amount not to exceed $120,000;

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hire any person as an employee of NUVO or promote any employee, except that NUVO may hire or promote persons in accordance with contractual obligations existing as of the date of the merger agreement and may hire persons to fill vacancies arising after the date of the merger agreement, provided that the annual salary is less than $50,000 and that such employment is terminable at will;

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enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of NUVO, except as may be required by law (subject to notice to and consultation with Merchants) or to satisfy contractual obligations existing as of the date of the merger agreement;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice, and other than pursuant to agreements or arrangements in effect on the date of the merger agreement;

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sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to NUVO taken as a whole;

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acquire all or any portion of the assets, business, securities, deposits or properties of any other entity, other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

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make any capital expenditures other than capital expenditures previously disclosed to Merchants, or in the ordinary course of business consistent with past practice in amounts not exceeding $15,000 individually or $100,000 in the aggregate;

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amend its articles of organization or bylaws;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP;

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enter into, amend, modify or terminate any material contract, lease or insurance policy, except in the ordinary course of business consistent with past practice or as otherwise permitted by the merger agreement;

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enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which NUVO is or becomes a party after the date of the merger agreement, unless the settlement, agreement or action involves an amount less than $15,000 and would not impose any material restriction on the business of NUVO;

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enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; or file any application or make any contract with respect to branching or site location or branching or site relocation;

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enter into any derivatives transactions;

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incur any indebtedness for borrowed money, other than deposits, federal funds purchased, borrowings from the Federal Home Loan Bank of Boston with a maturity of less than one year, deposits that are not purchased deposits, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

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acquire any debt security or equity investment of a type or in an amount that is not permissible for a national bank; acquire any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage •  related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio or the manner in which such portfolio is classified under GAAP or reported for regulatory purposes;

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make, renegotiate, renew, increase, extend, modify or purchase any loan other than in accordance with NUVO’s loan policies and procedures, except to satisfy contractual obligations existing as of the date of the merger agreement. Prior notification and approval of Merchants is required for any of the foregoing in excess of $1,000,000 and any loan workouts, restructurings or modifications involving a troubled borrower in excess of $100,000;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

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make or change any tax election, file any amended tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

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commit any act or omission which constitutes a material breach or default by NUVO under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it or its properties is bound;

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foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which, if such foreclosure were to occur, would be material;

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cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect at the date of the merger agreement;

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discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

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take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (ii) any of the conditions to the merger in the merger agreement not being satisfied or (iii) a material violation of any provision of the merger agreement, except, in each case, as may be required by applicable law or regulation; or

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enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Conduct of Merchants’ Business Pending the Merger. Merchants has agreed that, without the prior written consent of NUVO, it will not, among other things, (i) take any action or fail to take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (b) any of the conditions to the merger in the merger agreement not being satisfied or (c) a material violation of any provision of the merger agreement, except, in each case, as may be required by applicable law or regulation; or (ii) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing. Merchants has agreed to cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of NUVO regarding Merchants’ on-going operations. Merchants has also agreed that neither it nor Merchants Bank would take the following actions without NUVO’s consent (which consent shall not be unreasonably withheld) (i) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of Merchants or Merchants Bank to complete the merger, or (ii) enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which Merchants, Merchants Bank or any surviving corporation may be required not to complete the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by and to Merchants and NUVO. The statements embodied in those representations and warranties were made for purposes of the contract between Merchants and NUVO and are subject to important qualifications and limitations agreed to by Merchants and NUVO in connection with negotiating its terms. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Merchants and NUVO rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.

Each of Merchants and NUVO has made representations and warranties to the other regarding, among other things:

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due organization, good standing and authority;

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capitalization;

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subsidiaries;

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corporate power;

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corporate authority;

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no violation or breach of certain organizational documents, agreements and governmental orders;

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SEC documents and/or financial reports;

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absence of certain changes or events;

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financial controls and procedures;

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regulatory reports;

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legal proceedings and regulatory action;

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compliance with laws;

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brokers;

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employee benefit matters;

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environmental matters;

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tax matters;

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investment securities;

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deposit insurance and membership in the Federal Home Loan Bank of Boston; and

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Community Reinvestment Act, anti-money laundering and customer information security compliance.

In addition, NUVO has made other representations and warranties about itself to Merchants as to:

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material contracts and defaults;

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labor matters;

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derivative transactions;

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loans and nonperforming and classified assets;

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loan servicing;

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allowance for loan losses;

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property and leases;

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intellectual property;

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fiduciary accounts;

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insurance;

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transactions with affiliates;

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inapplicability of antitakeover laws;

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the receipt of a fairness opinion from its financial advisor;

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compliance with securities laws; and

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preparation of this proxy statement/prospectus.

In addition, Merchants has made other representations and warranties about itself to NUVO as to:

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the Merchants common stock to be issued in the merger; and

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the availability of funds to make all cash payments required upon completion of the merger.

The representations and warranties of each of Merchants and NUVO will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement/prospectus as Appendix A.

No Solicitation

Until the merger is completed or the merger agreement is terminated, NUVO has agreed that it will not, and will not permit any of its officers, directors, advisors or agents to:

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solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or likely to result in any inquiries or the making of any proposal to acquire NUVO, whether by merger, consolidation, business combination, tender offer or exchange offer for 10% or more of NUVO’s stock or otherwise;

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enter into or participate in any discussions or negotiations regarding any such acquisition proposal; or

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make or authorize any statement in support of any such other acquisition proposal.

NUVO may, however, furnish information regarding NUVO to, or enter into discussions or negotiations with, any person or entity in response to, or authorize any statement or recommendation in support of an unsolicited acquisition proposal if:

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NUVO’s board of directors determines in good faith, after consultation with its outside legal counsel, that such actions would be required in order for NUVO’s directors to comply with their fiduciary obligations under applicable law in response to such an acquisition proposal that it in good faith believes is reasonably likely to result in a transaction more favorable from a financial point of view to NUVO’s shareholders than the merger with Merchants;

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NUVO promptly notifies Merchants within 48 hours of the receipt of any such inquiry, proposal or offer, the material terms of such inquiry, proposal or offer and the identity of the person making such inquiry, proposal or offer; and

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during the three business day period following notification to Merchants, NUVO negotiates in good faith with Merchants to make adjustments to the merger agreement such that the other acquisition proposal is not reasonably likely to result in a transaction more favorable from a financial point of view to NUVO’s shareholders than the merger with Merchants, and such negotiations fail to result in the necessary adjustments to the merger agreement.

Additional Covenants of the Parties

Merchants and NUVO have also agreed to use their reasonable best efforts to:

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take all actions necessary, proper or advisable under the merger agreement and applicable law to consummate the merger as soon as practicable; and

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promptly prepare and file all necessary documentation to obtain the consent, approval and authorization of all third parties and governmental entities which are necessary or advisable to consummate the merger.

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, access to information, notice of certain matters and the listing on NASDAQ of the Merchants common stock to be issued in the merger.

Voting Agreements

NUVO’s directors have entered into voting agreements with Merchants. In the voting agreements, each director agreed to vote, and granted Merchants an irrevocable proxy and power of attorney to vote, all of his or her shares of NUVO common stock:

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in favor of approval of the merger;

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against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty, or any other obligation or agreement of NUVO contained in the merger agreement or of the shareholder contained in the voting agreement, or that would preclude fulfillment of a condition under the merger agreement to NUVO’s and Merchants’ respective obligations to consummate the merger; and

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against another acquisition proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger.

Under the voting agreements, each director and executive officer agreed not to, and not to permit any of their affiliates, to:

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initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

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participate in any discussions or negotiations regarding another acquisition proposal, or furnish, or otherwise afford access, to any person (other than Merchants) any information or data with respect to NUVO or otherwise relating to another acquisition proposal;

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enter into any agreement, agreement in principle or letter of intent with respect to another acquisition proposal;

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solicit proxies or become a participant in a solicitation with respect to another acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

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initiate a shareholders’ vote or action by consent of NUVO’s shareholders with respect to another acquisition proposal; or

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except by reason of the voting agreement, become a member of a group with respect to any voting securities of NUVO that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, each director also agreed not to sell, assign, transfer or otherwise dispose of or encumber his or her shares of NUVO common stock while the voting agreement is in effect. The voting agreements terminate immediately upon the earlier of the effective time of the merger, the termination of the merger agreement in accordance with its terms, or mutual written agreement of Merchants and the director, except that the restrictions on transfer of NUVO common stock terminate upon approval of the merger agreement by the required vote at the special meeting.

As of the record date for the special meeting, the directors of NUVO and their affiliates collectively owned 454,305 shares of NUVO common stock (not including shares that may be acquired upon the exercise of stock options or warrants), or approximately 15.57% of NUVO’s outstanding shares. None of the directors was paid any additional consideration in connection with the execution of the voting agreements.

Terminating the Merger Agreement

The merger agreement may be terminated prior to the closing, before or after approval by NUVO’s shareholders, as follows:

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by mutual agreement of Merchants and NUVO, if the board of directors of each so determines by vote of a majority of the members of the entire board;

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by either party if any required regulatory approvals for consummation of the merger are denied in a final non-appealable action or are permanently withdrawn at the request of a governmental authority or by Merchants if any such approval is subject to a materially burdensome condition;

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by either party if the shareholders of NUVO do not approve the merger agreement, provided that NUVO is not in material breach of its obligation to convene a meeting of shareholders to vote upon the merger agreement and to solicit and recommend that the shareholders approve of the merger agreement;

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by the non-breaching party if the other party breaches any covenants, agreements, representations or warranties contained in the merger agreement such that the terminating party would not be obligated to complete the merger and such breach has not been cured within 30 days after notice from the terminating party or such breach by its nature cannot be cured;

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by either party if the closing of the merger has not occurred on or before March 31, 2016, and such failure to close is not due to a material breach of the merger agreement by the terminating party;

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by either party if NUVO breaches its obligation not to solicit another acquisition proposal, as discussed above on page 56 under “—No Solicitation,” breaches its obligation to recommend approval of the merger to NUVO shareholders, recommends, proposes or publicly announces the intention to recommend or propose to engage in an acquisition transaction with any party other than Merchants or Merchants Bank, or breaches its obligation to convene the meeting of NUVO shareholders to vote upon the merger agreement; or

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by NUVO, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the 5 business day period commencing on the date, which is referred to below as the “determination date,” on which all regulatory approvals have been received, if the market price of Merchants’ common stock has declined by more than 12.5% in both absolute terms and relative to a bank stock index, as specified under the following provisions:

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the volume weighted average of the daily trading price of a share of Merchants common stock as reported on NASDAQ for the 20 consecutive trading days immediately before the determination date is less than $25.89 (which represents 87.5% of the volume weighted average of the daily trading price of a share of Merchants common stock, as reported on NASDAQ, for the 20 consecutive trading days immediately preceding the date of the merger agreement); and

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the number obtained by dividing the volume weighted average of the daily trading price of a share of Merchants common stock as reported on NASDAQ for the 20 consecutive trading days immediately preceding the determination date by $29.59 (which is the volume weighted average of the daily trading price of a share of Merchants common stock, as reported on NASDAQ, for the 20 consecutive trading days immediately preceding the date of the merger agreement) is less than the number obtained by (i) dividing the average of the closing prices of the SNL US Bank $1-5 Billion Index on each of the 20 consecutive trading days immediately preceding the determination date by the average of the closing prices of such Index for the 20 consecutive trading days immediately preceding the date of the merger agreement, and (ii) then multiplying the quotient by 0.875.

If the NUVO board of directors exercises the termination right described immediately above, Merchants will have the option to increase the cash portion of the merger consideration by an amount equal to a specified pricing differential, calculated as (A) minus (B), where

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(A) equals 517,224 (which represents the maximum number of shares of Merchants common stock that will be issued as stock consideration in the merger) multiplied by $25.89 and

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(B) equals 517,224 multiplied by the volume weighted average of the daily trading price of a share of Merchants common stock, as reported on NASDAQ, for the 20 consecutive trading days immediately preceding the determination date.

If Merchants elects to increase the cash consideration pursuant to the preceding paragraph, no termination will occur.

Termination Fee

Under the terms of the merger agreement, NUVO must pay Merchants a termination fee of $875,000 if:

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either party terminates the merger agreement as a result of a material breach by NUVO of the provisions in the merger agreement prohibiting the solicitation of other offers;

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either party terminates the merger agreement as a result of the NUVO board of directors:

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withdrawing, qualifying, amending, modifying or withholding its recommendation to the NUVO shareholders to vote in favor of the merger agreement or making any statement, filing or release that is inconsistent with the recommendation;

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recommending or approving, or publicly announcing its intention to recommend or approve, another acquisition proposal;

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materially breaching its obligation to call, give notice of and commence the special meeting; or

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resolving or otherwise determining to take, or announcing an intention to take, any of the actions listed above;

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Merchants terminates the merger agreement due to a willful breach of a representation, warranty, covenant or agreement contained in the merger agreement by NUVO after another acquisition proposal has been publicly announced or otherwise made known to NUVO and NUVO enters into an agreement with a third party with regard to an acquisition transaction or consummates another acquisition transaction within 18 months of the termination of the merger agreement by Merchants.

Waiver and Amendment

At any time prior to the completion of the merger, any provision of the merger agreement may be waived by the party intended to benefit by the provision, or amended or modified by a written action taken or authorized by the boards of directors of NUVO and Merchants. However, after the approval of the merger agreement by the NUVO shareholders, no amendment will be made which by law requires further approval by NUVO shareholders without such further approval.

Expenses

Each party will pay all fees and expenses it incurs in connection with the merger agreement and the related transactions, except that Merchants and NUVO will share equally any printing costs and SEC filing and registration fees.

Specific Performance

Merchants and NUVO have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

Accounting Treatment of the Merger

The merger will be accounted for under the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of NUVO as of the effective date of the merger will be recorded at their respective fair values and added to those of Merchants. Any excess of purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of Merchants issued after the merger will reflect these fair values, but will not be restated retroactively to reflect the historical financial position or results of operations of NUVO before the merger date.

Operations of Merchants Bank after the Merger

After the merger of Merchants Bank and NUVO, the former banking office of NUVO will be operated as an interstate branch office of Merchants Bank. Under the merger agreement, for at least two years following the merger, Merchants will operate the branch using distinctive local branding that will include the NUVO name.

Restrictions on Resale of Shares of Merchants Common Stock

Except as described below, all shares of Merchants common stock issued to NUVO’s shareholders in connection with the merger will be freely transferable, including shares (if any) that are later issued upon exercise of replacement Organizers’ warrants and replacement 2013 warrants. This proxy statement/prospectus does not cover any resales of the shares of Merchants common stock to be received by NUVO’s shareholders upon completion of the merger or exercise of replacement warrants, and no person may use this proxy statement/prospectus in connection with any resale. NUVO Chairman of the Board Donald R. Chase, who will become a director of Merchants and Merchants Bank, and NUVO Chief Executive Officer M. Dale Janes, who will become Merchants Bank’s Regional President – Western Massachusetts, will be deemed affiliates of Merchants. Accordingly, the shares of Merchants common stock that they receive will be subject to certain resale limitations under applicable securities laws.

DESCRIPTION OF MERCHANTS CAPITAL STOCK

The following description of the material terms of Merchants’ capital stock is not meant to be complete and is qualified by the Delaware General Corporation Law (“DGCL”) and Merchants’ certificate of incorporation, as amended, and its amended and restated bylaws, copies of which have been filed with the SEC and are also available upon request from Merchants. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Authorized Capital Stock

Merchants’ authorized capital stock consists of (i) 10,000,000 shares of common stock, with a par value of $0.01 per share; (ii) 200,000 shares of Class A non-voting preferred stock, with a par value of $0.01 per share; and (iii) 1,500,000 shares of Class B voting preferred stock, with a par value of $0.01 per share. The Merchants certificate of incorporation authorizes Merchants’ board of directors to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences, and rights of the shares of preferred stock in each series. As of June 30, 2015, there were 6,336,408 shares of common stock issued and outstanding, held by approximately 680 shareholders of record, 315,352 common shares held in treasury, and no shares of Merchants preferred stock outstanding. Each series of Class A or Class B preferred stock, if and to the extent issued, would be issued under a separate certificate of designation adopted by the board.

Voting Rights

The holders of Merchants common stock are entitled to one vote per share on all matters presented to shareholders. Holders of Merchants common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of Merchants common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Merchants before such securities are offered to others. The absence of preemptive rights increases Merchants’ flexibility to issue additional shares of common stock in connection with Merchants’ acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of Merchants common stock are entitled to receive dividends ratably when, as and if declared by Merchants’ board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the DGCL, Merchants may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by Merchants Bank and proceeds received from the offering of trust preferred securities have historically been the primary source of funds available to Merchants. Merchants expects to use dividend income from Merchants Bank in the future, as well as proceeds it may obtain from the offering (if any) of common stock, preferred stock and/or debt securities, for payment of dividends to its shareholders, the repurchase of its common stock and for other needs. Merchants’ board of directors intends to maintain its present policy of paying regular quarterly cash dividends. However, the declaration and amount of future dividends will depend on circumstances existing at the time, including Merchants’ earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Merchants’ board of directors deems relevant.

Merchants’ principal assets and sources of income consist of its investment in its Merchants Bank, which is a separate and distinct legal entity, and which is subject to regulation and supervision by federal and state banking regulations.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of Merchants, holders of common stock are entitled to receive their pro rata portion of the remaining assets of Merchants after the holders of Merchants’ preferred stock, if any, have been paid in full any sums to which they may be entitled.

Antitakeover Provisions

As described below, certain provisions of Merchants certificate of incorporation or Delaware law may have the effect, directly or indirectly, of discouraging, impeding or delaying a potential change in control of Merchants not supported by its directors (an “antitakeover effect”).

Delaware Antitakeover Law. As a Delaware corporation, Merchants is subject to Section 203 of the DGCL, which generally prevents an interested shareholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with Merchants for three years following the date that person became an interested shareholder, unless certain specified conditions are satisfied. The existence of this provision may have an antitakeover effect with respect to transactions not approved in advance by Merchants the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Merchants common stock held by shareholders.

Possible Future Issuance of Preferred Stock. Merchants’ certificate of incorporation authorizes its board of directors, without shareholder action, to issue Class A and Class B preferred stock in one or more series and to establish the designations, dividend rates and rights, voting rights (with respect to Class B shares), dissolution or liquidation rights, preferences, price and terms and terms and conditions for redemption, conversion and/or exchange into any other class or series of the stock, and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have an antitakeover effect by delaying, deferring or preventing a change in control of Merchants.

Classified Board of Directors. Under the DGCL, the directors may be divided into one, two, or three classes by the certificate of incorporation or by a bylaw adopted by the shareholders. The Merchants certificate of incorporation provides that the directors will be divided into three classes, as nearly equal in number as reasonably possible, with the term of one class expiring each year. Therefore, Merchants’ directors serve a three year term and only approximately one-third of Merchants’ directors are elected each year. The division of Merchants board into classes may have an antitakeover effect as it would make it more difficult for a potential acquirer to replace incumbent directors.

Removal of Directors. Under the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote, unless a greater vote is required by the certificate of incorporation or the bylaws. However, unless the certificate of incorporation provides otherwise, a director, or the entire board, of a corporation whose board is classified may only be removed for cause. Under the Merchants bylaws, any director, or the entire board of directors, may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors. The inability of shareholders to replace incumbent directors without cause may have an antitakeover effect as it would make it more difficult for a potential acquirer to replace incumbent directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. The Merchants bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at Merchants principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the previous year’s annual meeting. The Merchants bylaws also specify requirements as to the form and content of a shareholder’s notice and require the information to be updated under some circumstances. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or present nominations for directors at an annual meeting of shareholders.

Supermajority Vote for Certain Transactions. Under the DGCL, certain extraordinary transactions, such as mergers, consolidations and sales of all or substantially all of the shares of a corporation, must generally be approved by the affirmative vote of a majority of the outstanding shares entitled to vote. However, under Merchants’ certificate of incorporation, the required vote to approve such a transaction is two-thirds of the outstanding shares entitled to vote, even if the transaction is supported by all of Merchants’ directors, and in some instances the vote required may be even higher. See “—Higher Vote Requirements for Certain Business Combinations” and “—Transactions with Interested Persons” below.

Higher Vote Requirements for Certain Business Combinations. The Merchants certificate of incorporation generally requires that specified business combination transactions be approved by the affirmative vote of the holders of at least 80% of Merchants voting stock, unless the transaction is approved by the unanimous vote of all of Merchants’ directors then in office. This special vote requirement applies to any of the following transactions or any agreement to enter into such a transaction: (i) any plan of merger or consolidation to which Merchants is a party and which requires shareholder approval, (ii) any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of Merchants’ assets not made in the usual and regular course of business, or (iii) a combination or majority share acquisition in which Merchants is the acquiring corporation and a majority of its voting shares is issued or transferred to another corporation or entity, or person, or to shareholders of another corporation or entity. If the business combination is unanimously approved by the directors, the percentage shareholder vote to approve the transaction is reduced to 66 2/3%.

Transactions with Interested Persons. The Merchants certificate of incorporation imposes restrictions on transactions with related persons in addition to those imposed under Section 203 of the DGCL described above. For this purpose, the Merchants certificate of incorporation defines a related person as any entity or individual that owns more than 10% of Merchants common stock. The Merchants certificate of incorporation prohibits certain specified transactions with a related person or its affiliates or associated persons unless the consideration to be paid to other Merchants common stock holders in connection with the transaction has a value per share in the judgment of the Merchants board of directors of not less than the highest amount per share paid by the related person or any of its affiliates or associated persons in acquiring shares of Merchants.

This special requirement applies to any transaction, the result of which is (i) the sale, lease, exchange, transfer or other disposition by Merchants of all, or substantially all, of its assets or business to a related person or any of its affiliates or associated persons, or (ii) the consolidation of Merchants with or its merger into a related person or any of its affiliates or associated persons, or (iii) the merger into Merchants of a related person or any of its affiliates or associated persons, or (iv) a combination or majority share acquisition in which Merchants is the acquiring person and a majority of its voting shares are issued or transferred to a related person or any of its affiliates or associated persons, or to the shareholders (or their equivalent) of a related person or of any affiliate or associated person of a related person.

Supermajority Vote Required to Approve Certain Amendments. The Merchants certificate of incorporation requires the affirmative vote of 80% of the voting shares to amend the provisions of the certificate of incorporation relating to certain transactions involving related persons and those relating to other business combination transactions. In addition, this provision of the certificate of incorporation imposing such higher voting requirements for those amendments itself may not be amended without the affirmative vote of 80% of the voting shares.

Restrictions on Ownership

Under the federal Change in Bank Control Act, a notice must be submitted to the Board of Governors of the Federal Reserve System if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or bank. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a bank holding company or bank or as otherwise defined by the Federal Reserve System. Under the Change in Bank Control Act, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a bank holding company.

Transfer Agent and Registrar

The transfer agent and registrar for Merchants common stock is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038 (800) 937-5449.

Stock Exchange Listing

Merchants common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “MBVT.”

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the proposed merger becomes effective, shareholders of NUVO who receive shares of Merchants Common Stock in exchange for their shares of NUVO common stock will become shareholders of Merchants. Merchants is a Delaware corporation and the rights of Merchants shareholders are governed by the Delaware General Corporation Law (DGCL), as well as the certificate of incorporation of Merchants, as amended, and the amended and restated bylaws of Merchants. Merchants’ certificate of incorporation, as amended, and Merchants’ amended and restated bylaws are referred to below as the Merchants certificate of incorporation and the Merchants bylaws, respectively. NUVO is a Massachusetts-chartered trust company and its shareholders' rights are governed by applicable provisions of the Massachusetts General Laws (“MGL”), including Chapter 172 (Trust Companies), Chapter 167J (Corporate Governance Provisions and Requirements), Chapter 167I (Corporate Bank Transactions: Mergers, Consolidations, Purchase of Assets and Conversions) and Chapter 156D (Business Corporations), and NUVO’s articles of organization and its amended and restated bylaws. NUVO's articles of organization are referred to below as the NUVO articles of organization and NUVO's amended and restated bylaws are referred to as the NUVO bylaws.

After the merger, as Merchants shareholders, the rights of former NUVO shareholders will be governed by the Merchants certificate of incorporation, the Merchants bylaws and the DGCL. The following is a summary of material differences between the rights of holders of Merchants common stock and holders of NUVO common stock. The summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Merchants common stock and holders of NUVO common stock. Rather, the summary is intended to provide a general overview of the differences in shareholders' rights under the governing statutes and corporate documents of Merchants and NUVO. This discussion is qualified in its entirety by reference to Delaware law and the full text of the Merchants certificate of incorporation and bylaws. For additional information about Merchants common stock, including the potential antitakeover effect of certain provisions of the DGCL and of the Merchants certificate of incorporation, see "DESCRIPTION OF MERCHANTS CAPITAL STOCK" on page 60.

Authorized Capital Stock

Merchants. Merchants' authorized capital stock consists of (i) 10,000,000 shares of common stock, with a par value of $0.01 per share; (ii) 200,000 shares of Class A non-voting preferred stock, with a par value of $0.01 per share; and (iii) 1,500,000 shares of Class B voting preferred stock, with a par value of $0.01 per share. The Merchants certificate of incorporation authorizes Merchants' board of directors to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences, and rights of the shares of preferred stock in each series. As of June 30, 2015, there were 6,336,408 shares of common stock issued and outstanding and 315,352 common shares held in treasury. No shares of Merchants preferred stock were issued and outstanding as of that date.

NUVO. NUVO's authorized capital stock consists of 10,000,000 shares of NUVO common stock with par value of $0.01 per share; no other class of shares is authorized. As of June 30, 2015, there were 2,854,439 shares of NUVO common stock issued and outstanding and no shares held in treasury.

Issuance of Capital Stock

Merchants. Under the Merchants certificate of incorporation and the DGCL, Merchants may issue shares of its capital stock and rights or options for the purchase of shares of capital stock on such terms and for such consideration as may be determined by the Merchants board of directors. None of the DGCL, the Merchants certificate of incorporation or the Merchants bylaws requires shareholder approval of any such actions. Merchants may, however, elect to seek shareholder approval of certain stock issuances in some instances in order to comply with the continued listing rules of the NASDAQ Stock Market or to qualify stock-related compensation plans for favorable federal income tax treatment. Holders of Merchants common stock do not have preemptive rights to purchase any shares of Merchants capital stock that may be issued.

NUVO. Under the MGL, NUVO may issue shares of NUVO common stock for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the bank, as may be determined by the NUVO board of directors. The MGL requires prior approval of the Massachusetts Banking Commissioner before issuing any shares of its common stock. Neither the MGL nor the NUVO articles of organization or NUVO bylaws require shareholder approval of any such issuance. The NUVO articles of organization do not grant the holders of NUVO stock preemptive rights to purchase any shares of NUVO stock that may be issued.

Voting Rights

Merchants. Each holder of Merchants common stock is entitled to one vote for each share held of record. All director elections are determined by a plurality of the votes cast and, except as otherwise required by law or the Merchants certificate of incorporation, all other matters are determined by a majority of the votes cast. Holders of Merchants common stock do not have cumulative voting rights in the election of directors.

NUVO. Each holder of NUVO common stock is entitled to one vote for each share held of record. Under the NUVO bylaws, all director elections are determined by a plurality of the votes cast and, except as otherwise required by law or the NUVO articles of organization, all other matters are determined by a majority of the votes cast. Holders of NUVO common stock do not have cumulative voting rights in the election of directors.

Number and Election of Directors

Merchants. The Merchants bylaws provide that the number of directors constituting the board of directors will be fixed solely and exclusively by resolution of the board of directors or by the shareholders at the annual meeting, subject to the limitation contained in the Merchants certificate of incorporation that the number of directors shall not be less than nine (9). The Merchants Board is divided into three classes, with approximately one-third of the directors elected by the shareholders each year at the annual meeting of shareholders. See “—Classified Board of Directors” below. Directors hold office until the third annual meeting following their election or until a successor has been duly elected and qualified or until a director's earlier death, resignation or removal. There are no residency requirements to serve as a director of Merchants, nor do the Merchants certificate of incorporation or bylaws specify any disqualifications from serving as a director.

Currently, Merchants’ board of directors consists of eleven (11) directors. If the merger of Merchants Bank and NUVO is completed, the number of Merchants directors will be increased to twelve and NUVO’s Chairman, Donald R. Chase, will be appointed to fill the vacancy.

NUVO. Consistent with the MGL, the NUVO bylaws provide for a board of directors consisting of no fewer than seven (7) directors nor more than twenty-five (25) directors, with the exact number within that range designated from time to time by resolution of the NUVO board of directors, except that the NUVO bylaws provide that, in the absence of any such designation, the board shall consist of eleven (11) directors. Under the MGL and the NUVO bylaws, a majority of the directors must be citizens and residents of the Commonwealth of Massachusetts. The directors of NUVO are elected annually by NUVO's shareholders at the annual meeting of the shareholders and hold office until a successor has been elected and qualified or until a director’s earlier death, resignation or removal. Each director must own stock in NUVO with either an aggregate par value or fair market value of at least $1,000 on the date such person became a director.

The NUVO bylaws contain a number of disqualifications from serving as a director, including disqualification of any person who is (i) a judgment debtor to NUVO, (ii) an obligor on a promissory note charged off by NUVO, (iii) charged with a crime, (iv) convicted of a felony or certain crimes involving dishonesty or breach of trust, (v) subject to a cease and desist, consent or other formal order of a regulatory agency, (vi) not a resident of a community within 25 miles of an office of NUVO at the time of the director’s initial election or appointment to the board, or (vii) is a director, officer, employee or 10% or more shareholder of a competing financial service provider. In addition, the MGL disqualifies from serving as a trust company director a person who is the subject of an undischarged bankruptcy or similar proceeding.

Currently, NUVO's board of directors consists of nine (9) directors.

Classified Board of Directors

Merchants. Under the DGCL, the directors may be divided into one, two, or three classes by the certificate of incorporation or by a bylaw adopted by the shareholders. The Merchants certificate of incorporation provides that the directors will be divided into three classes, as nearly equal in number as reasonably possible, with the term of one class expiring each year. Therefore, Merchants’ directors serve a three year term and only approximately one-third of Merchants’ directors are elected each year.

NUVO. NUVO’s directors are not divided into classes. Therefore, all of NUVO’s directors stand for election each year.

Removal of Directors

Merchants. Under the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote, unless a greater vote is required by the certificate of incorporation or the bylaws. However, unless the certificate of incorporation provides otherwise, a director, or the entire board, of a corporation whose board is classified may only be removed for cause. Under the Merchants bylaws, any director, or the entire board of directors, may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors.

NUVO. Under the NUVO bylaws, any director or the entire board of directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors. The NUVO bylaws further provide that a director may be removed for cause by a vote of two-thirds of the directors then in office.

Vacancies on the Board of Directors

Merchants. Under the Merchants certificate of incorporation, any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by vote of the directors or by the shareholders.

NUVO. Under the NUVO bylaws, any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors; provided, however, that the shareholders shall have the right, at any special meeting called for the purpose of filling a vacancy on the board of directors, to fill the vacancy if the action is taken prior to any action by the board to fill the vacancy.

Indemnification

Merchants. The DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of a shareholder derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The DGCL provides that any indemnification must be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in the DGCL. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, shareholder vote, agreement or otherwise.

The Merchants certificate of incorporation provides that Merchants must indemnify each director and officer of the Corporation, his or her heirs, executors and administrators, and may indemnify each employee and agent of Merchants, his or her heirs, executors, administrators and all other persons whom Merchants is authorized to indemnify under the DGCL, to the extent permitted by law (i) against all expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorney’s fees) actually and reasonable incurred by the indemnified person in connection with the defense or settlement of any derivative action or suit or in connection with any appeal or otherwise; and no provision of the Merchants certificate of incorporation is to be construed as limiting any of the rights conferred by the DGCL with respect to indemnification of officers and directors.

NUVO. The NUVO articles of organization provide that, to the fullest extent permitted by law, NUVO will indemnify and hold harmless any director or executive officer, and may indemnify any other person, including any person who was or is serving as a director, officer, fiduciary or other representative of another entity at the request of NUVO, and each such person’s heirs and legal representatives, in connection with any actual or threatened action, suit, proceeding, claim, investigation or inquiry, whether civil, criminal, administrative or other, whether brought by or in the name of NUVO or otherwise from and against any and all expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action suit proceeding, investigation or inquiry; provided, however, that NUVO may not indemnify any such person from or against expenses, liabilities, judgments, fines, penalties or other payments incurred (i) in an administrative proceeding or action instituted by an appropriate regulatory agency which results in a final order assessing civil money penalties or requiring affirmative action by such individual; or (ii) if such person is adjudged to be liable for willful or intentional misconduct in the performance of his duty to NUVO, except to the extent that the court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A person otherwise entitled to indemnification is entitled to indemnification for expenses incurred in connection with an action brought by such person against NUVO only if (i) such action is a claim for indemnification under the NUVO articles of incorporation and (ii) such person prevails in the action for which expenses are claimed or indemnification of expenses is included in any settlement or is awarded by a court.

Limitation of Liability

Merchants. The Merchants certificate of incorporation provides that no director of Merchants shall be personally liable to Merchants or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that the liability of a director shall not be limited or eliminated for any of the following: (i) any breach of the director’s duty of loyalty to Merchants or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful distributions under the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

NUVO. The NUVO articles of organization provide that a director or officer of NUVO will not be personally liable to NUVO or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any of the following: (i) breach of the director’s or officer’s duty of loyalty to NUVO or its shareholders; (ii) acts or omissions not in good faith or that involve gross negligence, willful or intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director or officer derived an improper personal benefit, or (iv) an act or omission for which the liability of a director or officer is expressly provided for by statute.

Amendments to Articles of Incorporation and Bylaws

Merchants. The DGCL provides that an amendment to a Delaware corporation's certificate of incorporation requires a board resolution stating the advisability of the amendment and approval by the holders of a majority of the outstanding capital stock of each class entitled to vote thereon, unless a greater vote is required by the certificate of incorporation. The Merchants certificate of incorporation provides that any amendment to the certificate of incorporation requires the vote of two-thirds of the outstanding shares entitled to vote. In addition, the Merchants certificate of incorporation provides that amendments to certain sections of the Merchants certificate of incorporation that have an antitakeover effect require the affirmative vote of eighty percent (80%) of the outstanding shares entitled to vote. See discussion above under “DESCRIPTION OF MERCHANTS COMMON STOCK – Antitakeover Provisions” on page 61.

The Merchants bylaws authorize the board of directors to amend or repeal the bylaws by vote of a majority of the board of directors at a meeting. The Merchants bylaws also may be amended or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the board of directors recommends that shareholders approve the amendment or repeal, its adoption will only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

NUVO. Subject to certain exceptions, the MGL provides that amendments to the NUVO articles of organization must be approved by the board of directors and subsequently by two-thirds of the corporation's outstanding shares, unless the amendment relates to an increase in the capital stock, a change in the number of authorized shares, or a change in NUVO’s name, in which case the approval of a majority of NUVO’s outstanding shares is required. The MGL provides that, after approval by the board of directors, the amendment must be submitted to the Massachusetts Banking Commissioner for the Commissioner’s endorsement before delivering the amendment to the Massachusetts Secretary of the Commonwealth for filing.

Under the NUVO bylaws, new bylaws may be adopted or the bylaws may be amended or repealed by the approval of a majority of directors then in office. The NUVO bylaws provide that the shareholders may rescind any board action with respect to the bylaws, provided that the affirmative vote of the holders of at least two-thirds of the then outstanding shares of NUVO common stock is required for the shareholders to adopt, amend or repeal any provision of the NUVO bylaws.

Notice of Shareholder Meetings

Merchants. In accordance with the DGCL, the Merchants bylaws provide that a written notice of the time, date, and place of all shareholder meetings must be given to each shareholder entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) days prior to the meeting.

NUVO. The NUVO bylaws provide that a written notice of the place, the date and the hour of all shareholder meetings must be sent to each shareholder entitled to vote at the meeting not less than seven (7) days prior to the meeting, provided that NUVO is not obligated to provide such notice to a shareholder if notices of annual and special meetings held during the prior two year period or payments of distributions during the prior twelve month period have been mailed to that person and returned undeliverable. The NUVO bylaws reinstate the requirement to provide notice to that shareholder if he or she provides NUVO written notice of his or her current address.

Special Meetings of Shareholders

Merchants. Under the DGCL, a special meeting of shareholders may be called by a corporation's board of directors or by the persons authorized to do so in the corporation's certificate of incorporation or bylaws. The Merchants bylaws provide that a special meeting of shareholders may be called only by the board of directors pursuant to a resolution adopted by the majority of the total number of authorized directorships or as otherwise required by statute.

NUVO. Under the NUVO bylaws, special meetings of the shareholders may be called by the chief executive officer, the president, the board of directors, or the holders of not less than a majority of the outstanding shares of NUVO. Special meetings of the shareholders are held on such date and at such time and place, as designated by the person or persons calling the special meeting.

Advance Notice of Shareholder Nominations and Shareholder Proposals

Merchants. The Merchants bylaws provide that shareholders of Merchants may nominate one or more persons for election as director only if such nominations are delivered to the secretary of Merchants at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Each such notice must contain specified information concerning the nominee, the nominating shareholder and certain related interests of the nominating shareholder.

The Merchants bylaws provide that a proposal by a shareholder for submission of a matter to a vote of shareholders at an annual meeting must be delivered to the secretary of Merchants within the same time frame as shareholder nominations for directors described above. Each such notice must contain specified information concerning the proposal, the proposing shareholder and certain related interests of the proposing shareholder.

In addition, the shareholder must provide specified updates or supplements to the foregoing information.

NUVO. The NUVO bylaws provide that shareholders of NUVO may nominate persons for election to the board of directors of NUVO only if such nominations are delivered to the secretary of NUVO at its principal executive office not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary of the preceding year's annual meeting; provided, that if (i) less than ninety (90) days’ prior public disclosure of the date of the meeting is given to shareholders and (ii) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely such written notice must be delivered not later than the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. Each such notice must contain specified information concerning the nominee, the nominating shareholder and certain related interests of the nominating shareholder.

The NUVO bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be delivered to the secretary of NUVO within the same time frame as shareholder nominations for directors described above. Each such notice must contain specified information concerning the proposal, the proposing shareholder and certain related interests of the proposing shareholder.

Shareholder Action by Written Consent

Merchants. The Merchants certificate of incorporation provides that any action required or permitted to be taken by law, by the certificate of incorporation or by the Merchants bylaws to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if one or more written consents setting forth the action so taken are signed by the holders of all outstanding shares of Merchants capital stock that are entitled to vote on the matter.

NUVO. Under the NUVO bylaws, any action required or permitted by the MGL to be taken at any annual special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action so taken are signed by the holders of shares representing not less than the minimum number of votes that would have been necessary to approve such action at a meeting of shareholders.

Transactions with Interested Persons

Merchants. The DGCL prohibits a corporation from engaging in any business combination with an interested shareholder (defined as a 15% or more shareholder) for a period of three years after the date that shareholder became an interested shareholder, unless (i) before that date, the board of directors of the corporation approved the business combination or the transaction in which the shareholder became an interested shareholder, (ii) upon completion of the transaction in which the shareholder became an interested shareholder, the shareholder owned at least 85% of the outstanding voting stock (excluding shares owned by directors, officers and certain employee stock ownership plans) or (iii) the business combination is approved by both the corporation's directors and holders of two-thirds of the outstanding voting shares not owned by the interested shareholder voted at a meeting and not by written consent.

The Merchants certificate of incorporation imposes additional restrictions on transactions involving related persons (which it defines as any entity or individual that owns more than 10% of Merchants common stock) and affiliates of related persons. The Merchants certificate of incorporation prohibits certain specified transactions with a related person, or its affiliates or associated persons, unless the consideration to be paid to other Merchants common stock holders in connection with such transaction has a value per share in the judgment of the Merchants board of directors of not less than the highest amount per share paid by such related person or any of the related person’s affiliates or associated persons in acquiring shares of Merchants.

This special requirement applies to any transaction, the result of which is (i) the sale, lease, exchange, transfer or other disposition by Merchants of all, or substantially all, of its assets or business to a related person or any of its affiliates or associated persons, or (ii) the consolidation of Merchants with or its merger into a related person or any of its affiliates or associated persons, or (iii) the merger into Merchants of a related person or any of its affiliates or associated persons, or (iv) a combination or majority share acquisition in which Merchants is the acquiring person and a majority of its voting shares are issued or transferred to a related person or any of its affiliates or associated persons, or to the shareholders (or their equivalent) of a related person or of an affiliated or associated persons of a related person.

NUVO. Neither the MGL nor the NUVO articles of organization or NUVO bylaws contain any provisions imposing conditions or limitations on business combinations with interested or related shareholders.

Under the NUVO bylaws, contracts between NUVO and any of its directors, officers, any other trust company or any organization in which any party is directly or indirectly interested, are not void or voidable, solely by reason of the interest or relationship of such director or officer if: (i) the material facts of the relationship or interest of each such director, officer or security holder are known or disclosed (a) to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or (b) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or (ii) the contract or transaction is fair to NUVO as of the time it is authorized or ratified by the board of directors or the shareholders.

Higher Vote Requirements for Certain Business Combinations

Merchants. The Merchants certificate of incorporation generally requires that specified business combination transactions be approved by the affirmative vote of the holders of at least 80% of Merchants voting stock, unless the transaction is approved by the unanimous vote of all of Merchants’ directors then in office. This special vote requirement applies to any of the following transactions or any agreement to enter into such a transaction: (i) any plan of merger or consolidation to which Merchants is a party and which requires shareholder approval, or (ii) any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of Merchants’ assets not made in the usual and regular course of business, or (iii) a combination or majority share acquisition in which Merchants is the acquiring corporation and a majority of its voting shares is issued or transferred to another corporation or entity, or person, or to shareholders of another corporation or entity. If the business combination is unanimously approved by the directors, the percentage shareholder vote to approve the transaction is reduced to 66 2/3%.

NUVO. The NUVO articles of organization and NUVO bylaws do not contain any higher voting requirements for business combinations than would otherwise apply under the MGL. In accordance with the MGL, a merger involving NUVO requires the affirmative vote of the holders of at least 66 2/3% of NUVO’s outstanding common stock.

Dividends

Merchants. The DGCL permits a Delaware corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Further, it is the policy of the Federal Reserve that bank holding companies, such as Merchants, should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. It is also the Federal Reserve's policy that a bank holding company should not maintain a dividend level that undermines its ability to be a source of strength to its banking subsidiaries. The Merchants certificate of incorporation permits the board of directors to declare dividends and Merchants has historically declared a quarterly cash dividend on its common stock.

NUVO. Under the MGL, NUVO’s board of directors may declare cash dividends annually, semi-annually or quarterly, but not more frequently, and noncash dividends at any time. No dividends may be declared, credited or paid so long as there is any impairment of NUVO capital stock. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared by NUVO in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two (2) years. For the purposes of the above paragraph, “net profits” means the remainder of all earnings from current operations of NUVO plus actual recoveries on loans and investments and other assets after deducting all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

Under federal law, NUVO is prohibited from paying any dividends if after making such payment it would fail to meet any of its minimum regulatory capital requirements.

MANAGEMENT AND OPERATIONS OF MERCHANTS AFTER THE MERGER

Board of Directors

After completion of the merger, the boards of directors of Merchants and Merchants Bank will consist of all the current directors of Merchants and Merchants Bank, respectively, with the addition of one director from the board of directors of NUVO. Upon completion of the merger, NUVO’s Chairman of the Board, Donald R. Chase, will join the boards of Merchants and Merchants Bank.

Certain information regarding the composition of the Merchants board of directors and whether individual directors are considered to be independent directors under applicable NASDAQ listing standards is contained in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Although no formal determination has yet been made by the Merchants board, Mr. Chase is expected to qualify as an independent director under applicable NASDAQ standards for listed companies.

Management

All of the individuals currently serving as executive officers of Merchants and Merchants Bank will continue to serve in such positions at the effective time of the merger and two of NUVO’s executive officers will be appointed to senior management positions with Merchants Bank. NUVO’s Chief Executive Officer, M. Dale Janes, will serve as Merchants Bank’s Regional President – Western Massachusetts and NUVO’s President, Jeffrey S. Sattler, will serve as Merchants Bank’s Managing Director for Western Massachusetts.

Certain Biographical and Other Information for Directors and Management

Biographical information regarding the directors and executive officers of Merchants is included in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Set forth below is certain biographical information about Messrs. Chase, Janes and Sattler.

Donald R. Chase has been Chairman of the Board of NUVO since 2008. Mr. Chase is the former President and Chief Executive Officer of Westbank Corporation, serving for over 36 years in varying capacities, where he was appointed to the boards of both subsidiaries of Westbank Corporation: Park West Bank & Trust Company (appointed in 1988) and Cargill Bank of Connecticut (appointed in 1999). He has also served since 2001 as Chairman of the Board of Trustees for Eastern States Exposition in West Springfield, MA. Mr. Chase presently owns three companies: Central New England Ag Services, raising Registered Belted Galloway cattle in West Halifax, Vermont; Chase Ranch LLC; and Chase Enterprises Corp., a commercial real estate investment company in Western Massachusetts. Mr. Chase has served as Director of Western New England College, President of the West Springfield Chamber of Commerce, President of Springfield Country Club, Small Business Unit Campaign Chair of the United Way of Pioneer Valley, Member of the Finance Committee for the Town of West Springfield, Fundraising Co-Chair for Brightside for Families and Children, and a founding father of the Western MA Bird Dog Club. Mr. Chase has also served on several other boards and committees, including Westover Metropolitan Development Corporation, Holyoke Community College Foundation and the Board of Food and Agriculture of the Commonwealth of Massachusetts. Merchants expects that Mr. Chase’s in-depth knowledge of NUVO’s banking operations and of the competitive environment for banking services in Western Massachusetts will prove valuable in preserving and expanding the acquired franchise.

M. Dale Janes, Regional President – Western Massachusetts. Mr. Janes is currently NUVO’s Chief Executive Officer and has served in that position since 2009. He has served in the banking and financial services industry in Western Massachusetts for the majority of the last 24 years. Prior to joining NUVO in 2009, he was Division Executive at BayBank, BankBoston, and Sovereign Bank. Prior to that, Mr. Janes served in a management role with Shawmut Bank in eastern Massachusetts and MassMutual Financial Group. Mr. Janes currently serves on the boards of Develop Springfield, the Association for Community Living and Baystate Health Insurance Corporation. His past board commitments include Baystate Health, Baystate Medical Practices, The Make-A-Wish Foundation of Massachusetts, the Springfield College Board of Trustees, The Children's Study Home, the United Way of Pioneer Valley, and Westmass Area Development Corporation. He has chaired capital campaigns for Springfield Technical Community College and The Children's Study Home.

Jeffrey S. Sattler, Managing Director for Western Massachusetts. Mr. Sattler has served as NUVO’s President and Chief Loan Officer since 2008. He has worked in the Western Massachusetts market his entire 30-year career. Prior to joining NUVO in 2006, Mr. Sattler was a member and manager of TD Banknorth’s commercial lending team in Springfield, MA. Mr. Sattler’s experience also includes management roles in the commercial lending groups of BayBank, N.A., Shawmut Bank, N.A. and Bank of New England West, formerly Third National Bank.

Director Compensation

Information about the compensation paid to the directors of Merchants for service on the boards of directors of Merchants and Merchants Bank is contained in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Upon consummation of the merger, Donald R. Chase will join the boards of directors of Merchants and Merchants Bank. Mr. Chase will be paid directors fees for his service on the same basis as the compensation paid to Merchants’ other nonemployee directors.

Mr. Chase is Chairman of the Board of NUVO. The table below shows the compensation Mr. Chase received for such service in 2014.

2014 Director Compensation

Name	Fees earned or paid in cash	All other compensation	Total

Donald R. Chase, Chairman	$36,500	--	$36,500

Mr. Chase’s compensation consisted of an annual retainer of $20,000 for services as Chairman of the Board and a meeting fee of $300 for each board and committee meeting attended.

During 2014, 1,200 shares of restricted stock previously granted to Mr. Chase vested, which were subject to time-based vesting conditions. To the extent not already vested, Mr. Chase’s awards under NUVO’s Equity Incentive Plans will vest immediately prior to completion of the merger. See “THE MERGER – Interests of Certain Persons in the Merger that are Different from Yours” on page 48.

Directors of NUVO are eligible to receive equity compensation awards under NUVO’s Equity Incentive Plan, described under “- Executive Officer Compensation” immediately below. Mr. Chase did not receive any awards under such Plans for services rendered in 2014.

NUVO does not maintain any other compensation or benefit plans for its directors.

Executive Officer Compensation

Information about the compensation paid to Merchants’ most highly compensated executive officers is contained in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

Upon completion of the merger, Mr. Janes will be employed as Merchants Bank’s Regional President – Western Massachusetts, at a base salary of $260,010 and beginning in 2016 he will be eligible to participate in any incentive plans or programs available to Merchants Bank’s executive officers. See “THE MERGER – Interests of Certain Persons in the Merger that are Different from Yours” on page 48.

The table below summarizes the compensation paid or accrued to Mr. Janes during 2014 and 2013 for services rendered to NUVO in all capacities.

Summary Compensation Table

		Salary	Bonus(1)	All Other Compensation(2)	Total
Name and Principal Position	Year	($)	($)	($)	($)

M. Dale Janes	2014	260,010	21,141	13,424	294,575
Chief Executive Officer	2013	243,000	21,094	10,118	274,212

(1)

Represents a discretionary bonus payment awarded to Mr. Janes. The performance metrics used by the NUVO Board of Directors in awarding discretionary bonus payments are described below.

(2)

The amount reflects matching contributions that were made to the NUVO Bank & Trust Company 401(k) Plan for the account of Mr. Janes of $9,719 and $10,118 in the years ended December 31, 2014 and December 31, 2013, respectively, and insurance premiums with respect to life insurance for the benefit of Mr. Janes of $3,705 in the year ended December 31, 2014. For the years ended December 31, 2014 and December 31, 2013, Mr. Janes did not receive perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.

The NUVO board of directors has the authority to award discretionary bonus payments to NUVO’s executive officers, including Mr. Janes. While strict numerical formulas are not used to quantify the executive officers’ bonus payments, both company-wide and individually-based performance objectives are used to determine bonus payments.

Company-wide performance objectives established by the NUVO board focus on growth, expense control and asset quality, while individually-based performance objectives are determined based on the individual’s responsibilities and contributions to NUVO’s successful operation. Both the company-wide and individually-based performance objectives are evaluated by the NUVO board on an annual basis. The NUVO board also takes into consideration outside factors that impact NUVO’s performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

Mr. Janes is eligible to receive equity compensation grants under NUVO’s 2012 and 2014 Equity Incentive Plans (the “Equity Incentive Plans”), which are designed to provide NUVO’s officers, employees and directors with additional incentives to promote NUVO’s growth and performance. The Equity Incentive Plans authorize awards of restricted stock, restricted stock units, incentive stock options, non-qualified stock options and stock appreciation rights. Mr. Janes did not receive any awards under the Equity Incentive Plans in 2014 and 2013. To the extent not already vested, Mr. Janes’ prior awards under the Equity Incentive Plans will vest immediately prior to completion of the merger. See “THE MERGER – Interests of Certain Persons in the Merger that are Different from Yours” on page 48.

The table below shows certain information about Mr. Janes’ outstanding awards under NUVO’s Equity Incentive Plans as of December 31, 2014. All such awards were granted on July 16, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

M. Dale Janes	15,000	22,500(1)	$5.00	7/15/22	8,700(2)	$46,284(3)

(1)

Options to acquire 7,500 shares will vest on each of July 16, 2015, July 16, 2016 and July 16, 2017.

(2)

Awards of 2,900 shares of restricted stock will vest on each of July 16, 2015, July 16, 2016 and July 16, 2017.

(3)

Solely for purposes of presentation in the table, the value of the restricted stock is calculated based on the book value per share of NUVO common stock on December 31, 2014 ($5.32). There is no public trading market in NUVO common stock and no inference should be drawn that $5.32 per share reflects the fair market value of the NUVO common stock on December 31, 2014 or any other date.

During 2014 and 2013, 2,900 shares and 2,900 shares, respectively, of restricted stock held by Mr. Janes vested, which were subject to time-based vesting conditions.

NUVO maintains a 401(k) Retirement Plan, a tax-qualified defined contribution retirement plan, for all its employees who have completed one year of service and have attained age 21. A participant may make voluntary salary deferral contributions on a pretax basis, subject to the limitations imposed by the Internal Revenue Code. In addition to salary deferral contributions, NUVO may make safe harbor matching contributions and/or profit sharing contributions. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), age 59 1/2 (while employed with NUVO), death, disability, or termination of employment. As shown in the table above, NUVO made matching contributions for 2014 and 2013 to Mr. Janes’ account under NUVO’s 401(k) plan.

Employment Agreement with NUVO; Severance Benefits. Mr. Janes is a party to an employment agreement dated January 1, 2013 with NUVO which provides for a one-year term, with successive automatic one-year renewals unless terminated by either party. Under the agreement, Mr. Janes’ base salary (currently $260,010) is subject to adjustment by NUVO from time to time as determined by the board, and he is entitled to participate in any incentive compensation and bonus plans NUVO may adopt from time to time, as well as in any medical, dental, life and disability plans, retirement plans and other benefit plans and programs NUVO adopts for its senior executives. The agreement provides for payment of severance benefits if Mr. Janes’ employment with NUVO is terminated by NUVO without cause or by Mr. Janes for good reason. “Cause” includes, among other things, material or willful acts of dishonesty, willful misconduct and willful refusal to perform stated duties. “Good reason” includes, among other things, a material change in Mr. Janes’ position to one of lesser responsibility, a material reduction in his base salary or other benefits and relocation of his principal place of employment by more than 30 miles from NUVO’s current headquarters location. The severance benefit upon termination without cause or for good reason (other than following a change in control of NUVO) is equal to one time Mr. Janes’ base salary, plus continuation of life insurance and medical and dental coverage for Mr. Janes, his spouse and dependents for 12 months following termination of employment. In the event of a termination of Mr. Janes’ employment without cause or with good reason within 2 years after a change in control of NUVO, the severance benefit is 2 times base salary, plus continuation of life insurance and medical and dental coverage for a period of 24 months. See “THE MERGER – Interests of Certain Persons in the Merger that are Different from Yours – Change in Control Provisions” on page 48. In exchange for payment of severance benefits, Mr. Janes is required to execute and deliver a release of claims to NUVO (or its successor). The employment agreement also contains non-competition, non-solicitation and confidentiality covenants in favor of NUVO.

Management Interlocks and Insider Participation

Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and which is incorporated by reference in this proxy statement/prospectus, contains information about the composition of the compensation committee of the Merchants’ board of directors and certain information under the caption “Management Interlocks and Insider Participation.” See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

During 2014, the following non-employee directors of NUVO served on the compensation committee of the NUVO board of directors: Jay G. Caron, Donald R. Chase, Joseph M. Nangle and Dawn C. Thomas None of such non-employee directors is a current or former officer or employee of NUVO and no executive officer of NUVO had during 2014 or currently has any interlocking relationship with any of NUVO’s non-employee directors with respect to matters relating to compensation decision-making affecting such executive officer or non-employee director.

Post-Merger Banking Operations

Following the merger, Merchants intends to operate NUVO’s banking office in Springfield, Massachusetts as an interstate branch office of Merchants Bank. In order to capitalize on NUVO’s solid reputation as a commercial lender and community-focused financial institution, Merchants will operate the branch using local branding containing the NUVO name. To further solidify its connection to the local business community, Merchants Bank also intends to establish a Western Massachusetts advisory and business development board on which NUVO’s directors and other local business leaders will be invited to serve.

No changes to Merchants’ Vermont banking operations are contemplated as a result of the merger.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

Merchants. Information regarding the beneficial ownership of Merchants common stock by the directors and executive officers of Merchants and by the holders of 5% or more of Merchants’ outstanding common stock is included in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

As of the date of this proxy statement/prospectus, none of the directors or executive officers of Merchants owns of record or beneficially any shares of NUVO’s common stock.

NUVO. The table below contains information regarding the beneficial ownership of NUVO’s common stock by each of NUVO’s executive officers and directors and all directors and executive officers, as a group, as of August 17, 2015.

The number of shares indicated in the table as beneficially owned, and the percentage ownership information, is based on “beneficial ownership” concepts as defined by the federal securities laws. In general, beneficial ownership includes shares owned by spouses, minor children and other relatives residing in the same household, trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal, as well as shares of common stock issuable upon exercise of warrants, options and other rights beneficially owned that are exercisable within 60 days of August 17, 2015.

Unless indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of common stock attributed to him or her. The references to ownership are derived from our stock transfer books.

To our knowledge, unless otherwise indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of common stock attributed to him. The references to ownership are derived from NUVO’s stock transfer books.

Name (Age)	Number of NUVO shares beneficially owned(1)	Percentage of outstanding NUVO shares(1)

Jay G. Caron (55)	54,064(2)	1.88%
Eugene J. Cassidy (52)	27,765(3)	*
Donald R. Chase (68)	142,436(4)	4.96%
John E. Dowd (58)	41,934(5)	1.46%
Paul V. Erwin (70)	11,200(6)	*
Robert J. Fafard (56)	87,683(7)	3.04%
M. Dale Janes (61)	80,460(8)	2.79%
Leslie Ross Lawrence (59)	14,200(9)	*
Joseph M. Nangle (58)	41,091(10)	1.43%
Jeffrey S. Sattler (57)	59,100(11)	2.05%
Dawn Carignan Thomas (59)	66,100(12)	2.31%
All directors and executive officers, as a group (11 persons)	626,033	20.69%

*

Represents less than 1.0% of the total beneficially owned shares of common stock.

(1)

Based on 2,854,439 shares of common stock outstanding at August 17, 2015. Shares of common stock issuable upon exercise of organizers warrants and 2013 warrants to acquire shares of NUVO common stock and stock options exercisable within 60 days of August 17, 2015 are deemed outstanding for the purpose of the reported share totals for the named individuals and the group, and for computing the percentage ownership of the individual holding those warrants and options, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)

Includes organizer warrants to acquire 5,000 shares of common stock, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 5,988 shares of common stock, and 5,000 shares of restricted stock over which Mr. Caron has voting control.

(3)

Includes 11,110 shares owned of record jointly by Eugene J. Cassidy and Catherine R. Cassidy, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 5,555 shares of common stock and 5,000 shares of restricted stock over which Mr. Cassidy has voting control.

(4)

Includes organizer warrants to acquire 5,000 shares of common stock, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 11,112 shares of common stock and 5,000 shares of restricted stock over which Mr. Chase has voting control.

(5)

Includes 10,000 shares owned of record by DDG Realty Partnership and 15,556 shares owned of record by James J. Dowd & Sons Insurance Agency, Inc., organizer warrants to acquire 5,000 shares of common stock owned of record by DDG Realty Partnership, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 2,778 shares of common stock owned of record by James J. Dowd & Sons Insurance Agency, Inc. and 5,000 shares of restricted stock over which Mr. Dowd has voting control.

(6)

Includes options to purchase 7,200 shares of common stock, and 4,000 shares of restricted stock over which Mr. Erwin has voting control.

(7)

Includes 2,500 shares owned as custodian for the benefit of Matthew Fafard, 2,500 shares owned by Wanda Fafard, his spouse, organizer warrants to acquire 8,500 shares of common stock, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 11,111 shares of common stock and 5,000 shares of restricted stock over which Mr. Fafard has voting control.

(8)

Includes options to purchase 22,500 shares of common stock, 2013 warrants to acquire 6,120 shares of common stock and 14,500 shares of restricted stock over which Mr. Janes has voting control.

(9)

Includes 2,000 shares owned of record jointly by Leslie Lawrence and David A. Lawrence, options to purchase 7,200 shares of common stock, 2013 warrants to acquire 1,000 shares of common stock and 4,000 shares of restricted stock over which Ms. Lawrence has voting control.

(10)

Includes 5,000 shares owned of record jointly by Joseph M. Nangle and Judith A. Nangle, organizer warrants to acquire 4,095 shares of common stock, options to purchase 3,600 shares of common stock, 2013 warrants to acquire 5,069 shares of common stock and 5,000 shares of restricted stock over which Mr. Nangle has voting control.

(11)

Includes organizer warrants to acquire 7,500 shares of common stock, options to purchase 18,300 shares of common stock, and 10,800 shares of restricted stock over which Mr. Sattler has voting control.

(12)

Includes 50,000 shares owned of record by Inpart, LLP, organizer warrants to acquire 7,500 shares of common stock, options to purchase 3,600 shares of common stock, and 5,000 shares of restricted stock over which Ms. Thomas has voting control.

Each of NUVO’s directors has executed a Voting Agreement with Merchants in which he or she has agreed to vote all shares beneficially owned by the director in favor of the merger. See “THE MERGER – Voting Agreements” on page 57.

The following table contains information regarding certain other persons or groups NUVO’s management believes to be beneficial owners of more than five percent of NUVO’s outstanding common stock, based on NUVO’s stock transfer records

Name and Address of Principal Shareholder	Number of NUVO shares beneficially owned	Percentage of outstanding NUVO shares(1)

Joseph F. Coyne, Jr. c/o Sheppard & Mullin 333 S. Hope Street; Suite 4800 Los Angeles, CA 90071	232,773(2)	8.03%

Richard S. Sullivan 96 Prynnwood Road Longmeadow, MA 01106	150,000(3)	5.16%

Christopher & Beverly Robert 435 Dockside Drive, Unit 704 Naples, FL 34110	144,108(4)	5.01%

(1)

Based on 2,854,439 shares of common stock outstanding at August 17, 215. Shares of common stock issuable upon exercise of 2013 warrants to acquire shares of common stock are deemed outstanding for the purpose of computing the percentage ownership of the person holding those warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)

Includes 2013 warrants to acquire 45,091 shares of common stock.

(3)

Includes 2013 warrants to acquire 50,000 shares of common stock.

(4)

Includes 2013 warrants to acquire 23,036 shares of common stock.

RELATED PARTY TRANSACTIONS

From time to time, Merchants and NUVO enter into banking and other business transactions in the ordinary course of business with their respective directors and officers, including members of their families and corporations, partnerships or other organizations in which they have a controlling interest (“related party transactions”).

Merchants. Certain information regarding the related party transactions of Merchants and its directors and executive officers is included in Merchants’ proxy statement for its 2015 annual meeting of shareholders, which is filed with the SEC and is incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” on page 78.

NUVO. Related party transactions involving NUVO’s directors and officers are subject to the following legal requirements:

•

In the case of banking transactions, subject to all applicable rules and regulations, including Regulation O as promulgated by the Federal Reserve board and adopted by the FDIC and Massachusetts law, each transaction is on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions do not involve more than the normal risk of collectability or present other unfavorable features to us and comply with specific loan amount limitations and other requirements of Massachusetts law, including Regulatory Bulletin 2.1-102;

•

In the case of business transactions, each transaction is on terms no less favorable than could be obtained from an unrelated third party and is in compliance with applicable provisions of Massachusetts law, including Regulatory Bulletin 2.1-102; and

•

In the case of all related party transactions, each transaction is approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction, in compliance with applicable provisions of Massachusetts law, including Regulatory Bulletin 2.1102.

NUVO purchases commercial general liability insurance and workers’ compensation insurance through an insurance agency of which John Dowd, Jr., a NUVO director and licensed insurance broker, is a principal. The insurance was sold as part of the insurance agency’s ordinary course of business and at the same rate of commission as the insurance agency would receive from a third party. The insurance policies were negotiated by NUVO’s management and the insurance agency and are believed by NUVO’s management to be at least as attractive to NUVO as those available from an unrelated third party.

Some of NUVO’s directors and executive officers, and some of the corporations and firms with which they are associated, are banking customers of NUVO in the ordinary course of business, or have loans outstanding from NUVO. All such loans were made in the ordinary course of business, do not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable NUVO transactions with unaffiliated persons.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

If there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of the NUVO special meeting, the merger agreement cannot be approved unless the NUVO special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by NUVO at the time of the special meeting to be voted for an adjournment, if deemed necessary, NUVO has submitted the question of adjournment to its shareholders as a separate matter for their consideration.

The board of directors of NUVO unanimously recommends that shareholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the meeting of the place, date and time to which the meeting is adjourned.

LEGAL MATTERS

The validity of the Merchants common stock to be issued in the proposed merger has been passed upon for Merchants by Primmer Piper Eggleston & Cramer PC, counsel to Merchants. Primmer Piper Eggleston & Cramer PC and Cranmore, FitzGerald & Meaney, counsel to NUVO, will deliver opinions to Merchants and NUVO, respectively, as to certain federal income tax consequences of the merger. See “THE MERGER — Material Federal Income Tax Consequences of the Merger” on page 41.

EXPERTS

The consolidated financial statements of Merchants for the years ended December 31, 2014 and 2013 included in Merchants’ Annual Report on Form 10-K for the year ended December 31, 2014 have been incorporated by reference to this proxy statement/prospectus in reliance upon the report thereon of Crowe Horwath LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of income, comprehensive income and changes in shareholders’ equity and cash flows of Merchants for the year ended December 31, 2012 contained in Merchants’ Annual Report on Form 10-K for the year ended December 31, 2014, have been incorporated by reference in this proxy statement/prospectus in reliance upon the report thereon of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this proxy statement/prospectus, NUVO’s board of directors knows of no other matters that will be presented for consideration at the NUVO special meeting other than as described in this proxy statement/prospectus. If any other matters come before the NUVO special meeting, or any adjournment thereof, and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named therein as authorized to vote the shares represented by the proxy as to any matters that may properly come before the meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

2015 NUVO ANNUAL MEETING

NUVO will hold its 2015 Annual Meeting only if the merger is not completed.

WHERE YOU CAN FIND MORE INFORMATION

Merchants has filed with the SEC a registration statement on Form S-4 under the federal Securities Act to register the shares of Merchants common stock to be issued to NUVO shareholders in the merger and the replacement warrants to be issued to NUVO warrant holders. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Merchants for the shares of its common stock and replacement warrants to be issued in connection with the merger, and a proxy statement of NUVO for its special meeting. As permitted by the SEC rules, this proxy statement/prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement.

Merchants files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC website at www.sec.gov. You may also read and copy any document Merchants files with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1800-SEC-0330 for additional information on the operation of the public reference facilities.

The SEC allows Merchants to “incorporate by reference” information into this proxy statement/prospectus. This means that Merchants can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the following documents that Merchants has previously filed with the SEC and additional documents that Merchants files with the SEC, except to the extent that any information in such filings is deemed “furnished” under the rules of the SEC.

•

Merchants’ Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 3, 2014, as amended by Merchants’ Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC on March 17, 2015;

•

Those portions of Merchants’ Definitive Proxy Statement deemed incorporated into Merchants’ Annual Report on Form 10-K, as amended on Form 10-K/A, filed with the SEC on April 17, 2015;

•

Merchants’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 6, 2015;

•

Merchants’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 7, 2015; and

•

Merchants’ Current Reports on Forms 8-K and 8-K/A filed with the SEC during 2015, on January 29; February 3; March 3; April 27; April 28; April 29; May 28; June 29; July 9; July 27 and July 29, 2015.

Merchants also incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of NUVO’s special meeting of shareholders (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

A description of Merchants’ capital stock can be found in this proxy statement/prospectus under “DESCRIPTION OF MERCHANTS CAPITAL STOCK” on page 60, and additional information about the rights of the holders of Merchants common stock is contained under “COMPARISON OF THE RIGHTS OF SHAREHOLDERS” on page 63.

You may obtain a copy of any documents incorporated by reference, without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference), by requesting them in writing or by telephone from Merchants at the following address:

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, Vermont 05403

Attention: Investor Relations Department

Telephone: (802) 865-1807

If you would like to request copies of documents from Merchants, please do so by September 23, 2015, in order to receive them before NUVO’s special meeting of shareholders.

Merchants has supplied all information contained in this proxy statement/prospectus relating to Merchants, and NUVO has supplied all information relating to NUVO.

You should rely only on the information contained in this proxy statement/prospectus, or incorporated by reference in this proxy statement/prospectus, when evaluating the merger agreement and the proposed merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus or in any of the documents incorporated by reference.

This proxy statement/prospectus is dated August 17, 2015. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

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APPENDIX A

AGREEMENT

AND

PLAN OF MERGER

by and between

Merchants Bancshares, Inc.

and

NUVO Bank & Trust Company

Dated as of April 27, 2015

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TABLE OF CONTENTS

RECITALS

A-7

ARTICLE I - THE MERGER

A-7

Section 1.01. The Merger

A-7

Section 1.02. Tax Consequences

A-8

Section 1.03. Charter, Articles of Association and Bylaws of the Surviving Bank

A-8

Section 1.04. Directors and Officers; Continuity of Business; Local Advisory Board

A-8

Section 1.05. Effective Time

A-8

Section 1.06. Effects of the Merger

A-8

Section 1.07. Closing

A-9

Section 1.08. Alternative Structure

A-9

Section 1.09. Additional Actions

A-9

ARTICLE II - CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

A-9

Section 2.01. Merger Consideration for NUVO Shares

A-9

Section 2.02. Options and Other Stock-Based Awards

A-10

Section 2.03. Warrants.

A-10

Section 2.04. Rights as Shareholders; Stock Transfers

A-11

Section 2.05. No Fractional Shares

A-11

Section 2.06. Election Procedures

A-12

Section 2.07. Dissenting Shares

A-13

Section 2.08. Exchange Procedures

A-14

Section 2.09. Anti-Dilution Provisions

A-14

Section 2.10. Reservation of Shares

A-15

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF NUVO

A-15

Section 3.01. Making of Representations and Warranties

A-15

Section 3.02. Organization, Standing and Authority

A-15

Section 3.03. Capitalization

A-16

Section 3.04. No Subsidiaries

A-16

Section 3.05. Corporate Power; Minute Books

A-16

Section 3.06. Corporate Authority

A-16

Section 3.07. Regulatory Approvals; No Defaults Due to Merger

A-16

Section 3.08. Financial Information

A-17

Section 3.09. Absence of Certain Changes or Events

A-17

Section 3.10. Financial Controls and Procedures

A-17

Section 3.11. Regulatory Reports

A-18

Section 3.12. Legal Proceedings; Regulatory Action

A-18

Section 3.13. Compliance with Laws

A-18

Section 3.14. Material Contracts; Defaults

A-19

Section 3.15. Brokers

A-19

Section 3.16. Employee Benefit Plans

A-19

Section 3.17. Labor Matters

A-20

Section 3.18. Environmental Matters

A-21

Section 3.19. Tax Matters

A-21

Section 3.20. Investment Securities

A-22

Section 3.21. Derivative Transactions

A-22

Section 3.22. Loans; Nonperforming and Classified Assets; Loan Servicing

A-23

Section 3.23. Property and Leases

A-23

Section 3.24. Intellectual Property

A-24

Section 3.25. Fiduciary Accounts

A-24

Section 3.26. Insurance

A-24

Section 3.27. Deposit Insurance; FHLB Membership; Massachusetts Housing Partnership

A-24

Section 3.28. CRA, Anti-money Laundering and Customer Information Security

A-24

Section 3.29. Transactions with Affiliates

A-25

Section 3.30. Antitakeover Provisions

A-25

Section 3.31. Fairness Opinion

A-25

Section 3.32. Proxy Statement/Prospectus

A-25

Section 3.33. Code Section 368 Reorganization

A-25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MERCHANTS

A-25

Section 4.01. Making of Representations and Warranties

A-25

Section 4.02. Organization, Standing and Authority of Merchants and Merchants Bank

A-26

Section 4.03. Capitalization

A-26

Section 4.04. Subsidiaries

A-26

Section 4.05. Corporate Power; Minute Books

A-26

Section 4.06. Corporate Authority

A-26

Section 4.07. Regulatory Approvals; No Defaults Due to Merger

A-26

Section 4.08. Absence of Certain Changes or Events

A-27

Section 4.09. SEC Documents; Financial Reports; and Financial Controls and Procedures

A-27

Section 4.10. Regulatory Reports

A-27

Section 4.11. Legal Proceedings; Regulatory Action

A-28

Section 4.12. Compliance With Laws

A-28

Section 4.13. Brokers

A-28

Section 4.14. Employee Benefit Plans

A-29

Section 4.15. Environmental Matters

A-29

Section 4.16. Tax Matters

A-29

Section 4.17. Investment Securities

A-30

Section 4.18. Deposit Insurance; FHLB Membership

A-30

Section 4.19. CRA, Anti-money Laundering and Customer Information Security

A-30

Section 4.20. Merchants Common Stock

A-30

Section 4.21. Code Section 368 Reorganization

A-30

Section 4.22. Available Funds

A-30

ARTICLE V - COVENANTS

A-31

Section 5.01. Covenants of NUVO

A-31

Section 5.02. Covenants of Merchants

A-33

Section 5.03. Reasonable Best Efforts

A-33

Section 5.04. NUVO Shareholder Approval

A-33

Section 5.05. Merger Registration Statement; Proxy Statement/Prospectus

A-34

Section 5.06. Regulatory Approvals

A-34

Section 5.07. Supplements or Amendment

A-34

Section 5.08. NASDAQ Listing

A-34

Section 5.09. Press Releases

A-35

Section 5.10. Access; Information; Cooperation

A-35

Section 5.11. No Solicitation by NUVO

A-35

Section 5.12 Certain Policies

A-36

Section 5.13. Indemnification

A-36

Section 5.14. Employees; Benefit Plans

A-37

Section 5.15. Notification of Certain Changes

A-38

Section 5.16. Current Information

A-38

Section 5.17. Board Packages

A-38

Section 5.18. Transition; Informational Systems Conversion

A-39

ARTICLE VI - CONDITIONS TO CONSUMMATION OF THE MERGER

A-39

Section 6.01. Conditions to Obligations of the Parties to Effect the Merger

A-39

Section 6.02. Conditions to Obligations of Merchants

A-39

Section 6.03. Conditions to Obligations of NUVO

A-40

Section 6.04. Standard for Representations and Warranties

A-40

Section 6.05. Frustration of Closing Conditions

A-40

ARTICLE VII - TERMINATION

A-41

Section 7.01. Termination

A-41

Section 7.02. Termination Fee

A-42

Section 7.03. Effect of Termination and Abandonment

A-43

ARTICLE VIII - MISCELLANEOUS

A-43

Section 8.01. Survival

A-43

Section 8.02. Waiver; Amendment

A-43

Section 8.03. Counterparts

A-43

Section 8.04. Governing Law

A-43

Section 8.05. Expenses

A-43

Section 8.06. Notices

A-43

Section 8.07. Entire Understanding; No Third Party Beneficiaries

A-44

Section 8.08. Severability

A-44

Section 8.09. Enforcement of the Agreement

A-44

Section 8.10. Interpretation

A-44

Section 8.11. Assignment

A-44

ARTICLE IX - DEFINITIONS

A-44

Section 9.01. Definitions

A-44

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 27, 2015, by and between Merchants Bancshares, Inc., a Delaware corporation (“Merchants”) and NUVO Bank & Trust Company, a Massachusetts-chartered bank (“NUVO”). Capitalized terms shall be defined as provided in Article IX of this Agreement.

RECITALS

The respective Boards of Directors of Merchants and NUVO have determined that it is in the best interests of their respective corporations and shareholders to enter into this Agreement and to consummate the strategic business combination provided for herein, pursuant to which, subject to the terms and conditions set forth herein, NUVO will merge with and into Merchants Bank, a Vermont-chartered bank and wholly-owned subsidiary of Merchants, with Merchants Bank continuing as the surviving entity (the “Merger”). The business purpose of the Merger is to facilitate the expansion by Merchants of the business operations of Merchants Bank into the Western Massachusetts region and to permit NUVO to become part of a larger and more profitable banking organization.

As a material inducement to Merchants to enter into this Agreement, each of the directors of NUVO, each acting solely in his or her capacity as a shareholder of NUVO and not in his or her capacity as a director of NUVO, has contemporaneously herewith entered into a voting agreement with Merchants dated as of the date of this Agreement (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director has agreed, among other things, to vote all shares of NUVO’s common stock, par value $0.01 per share (the “NUVO Common Stock”) owned by such person (including shares of unvested restricted stock that such person has the right to vote) in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement.

As a material inducement to Merchants to enter into this Agreement, certain executive officers of NUVO have each entered into (i) a certain Addendum and Waiver Agreement (the “Addendum and Waiver Agreement”) with Merchants, Merchants Bank and NUVO, substantially in the form attached hereto as Exhibit B, relating to certain matters under the Employment Agreement between such officer and NUVO, and (ii) an Employment Agreement with Merchants and Merchants Bank which will govern the terms of their employment with Merchants Bank, as of the Effective Time of the Merger, in substantially the form attached hereto as Exhibit C.

The parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

The parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01. The Merger.

(a) Bank Merger Transaction. Subject to the terms and conditions of this Agreement and the Bank Merger Agreement (as defined below), in accordance with Vermont and Massachusetts banking and corporate laws, and in reliance upon the representations, warranties and covenants set forth herein, at the Effective Time, NUVO shall merge with and into Merchants Bank, the separate corporate existence of NUVO shall cease and Merchants Bank shall survive and continue its corporate existence under its Vermont banking charter, Articles of Association and Bylaws and the laws of the State of Vermont (Merchants Bank, as the surviving bank in the Merger, being sometimes referred to herein as the “Surviving Bank”).

(b) Bank Merger Agreement. As soon as practicable after the execution of this Agreement (or on such later date as Merchants shall specify), NUVO shall enter into, and Merchants shall cause Merchants Bank to enter into, a Bank Merger Agreement providing for the Merger under applicable provisions of Vermont and Massachusetts law (the “Bank Merger Agreement”). The Bank Merger Agreement shall be in substantially the form attached hereto as Exhibit D, or such other form as Merchants may specify, subject to the reasonable approval of NUVO (such approval not to be unreasonably withheld or delayed).

Section 1.02. Tax Consequences. It is intended that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and as that term is used in Sections 354 and 361 of the Code. The business purpose of the Merger is to facilitate the expansion by Merchants of the banking operations of Merchants Bank into the Western Massachusetts region and to permit NUVO to become part of a larger and more profitable banking organization. The Merger shall be a statutory merger effectuated pursuant to applicable provisions of the VBL, the MBL, the VBCA and the MBCL. The interest of the shareholders of NUVO receiving the Stock Consideration in the Merger shall be continued as an interest in Merchants Bank in accordance with Article II of this Agreement. The business enterprise of NUVO shall be continued following the Merger in accordance with Section 1.04(c) of this Agreement.

Section 1.03. Charter, Articles of Association and Bylaws of the Surviving Bank. The Surviving Bank shall conduct its banking business from and after the Effective Time under the Vermont banking charter of Merchants Bank. The Articles of Association and Bylaws of Merchants Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of the Surviving Bank, until thereafter amended as provided therein and in accordance with applicable Vermont law.

Section 1.04. Directors and Officers; Continuity of Business; Local Advisory Board.

(a) Directors of Surviving Bank and Merchants. The directors of Merchants Bank immediately prior to the Effective Time shall be the directors of the Surviving Bank, each of whom shall serve in accordance with the Articles of Association and Bylaws of the Surviving Bank; provided, however, that immediately following the Effective Time, Merchants shall cause Merchants Bank to expand the size of its Board of Directors by one (1) seat in connection with the Merger and to designate Donald R. Chase to serve on the Board of Directors of the Surviving Bank (the “NUVO Director Designee”). In addition, promptly following the Effective Time, Merchants shall appoint the NUVO Director Designee to the class of the Board of Directors of Merchants expiring at the 2016 annual meeting of shareholders, and such NUVO Director Designee shall be nominated and recommended by the Board of Directors of Merchants for reelection by the shareholders of Merchants at the 2016 annual meeting to serve a three year term ending in 2019.

(b) Officers of Surviving Bank. The officers of Merchants Bank immediately prior to the Effective Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Articles of Association and Bylaws of the Surviving Bank.

(c) Continuity of Business Enterprise and Post-Merger Operations of NUVO. Upon completion of the Merger, NUVO’s banking office at 1500 Main Street, Springfield, Massachusetts will become an interstate branch office of Merchants Bank. It is contemplated that following the Effective Time of the Merger, the former banking business of NUVO will be operated by Merchants Bank as an unincorporated division utilizing distinctive branding such as “NUVO Bank Division of Merchants Bank” for a period of not less than two (2) years; provided, however, that nothing herein shall be deemed to limit the exercise of discretion by Merchants or Merchants Bank in the manner in which it chooses to conduct business following the Effective Time of the Merger.

(d) Western Massachusetts Advisory Board. Promptly following the Effective Time, Merchants shall cause Merchants Bank to establish a Western Massachusetts local advisory and business development board. At or prior to the Effective Time, Merchants shall cause Merchants Bank to invite up to 6 of the non-executive officer directors of NUVO in office immediately prior to the Effective Time, excluding Donald R. Chase, to serve as members of Merchants Bank’s Western Massachusetts Advisory Board, in addition to other potential members to be chosen by Merchants in consultation with NUVO.

Section 1.05. Effective Time. On the Closing Date, as promptly as practicable after all of the conditions to the Closing set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merchants Bank and NUVO shall (a) execute and file with the Commissioner of the VDFR and the Vermont Secretary of State articles of merger in a form reasonably satisfactory to Merchants and NUVO, in accordance with the VBCA and VBL, and (b) execute and file with the MDOB and the Massachusetts Secretary of the Commonwealth articles of merger in a form reasonably satisfactory to Merchants and NUVO, in accordance with the MBCL and MBL. The Merger shall become effective on the date and at the time specified in such filings (the “Effective Time”).

Section 1.06. Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided herein, in the Bank Merger Agreement and in applicable provisions of the VBCA, VBL, MBCL and the MBL.

Section 1.07. Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that will take place at the offices of Primmer Piper Eggleston & Cramer PC, 150 South Champlain Street,

Burlington, VT 05401, on a date to be specified by the parties (the “Closing Date”), which shall be no later than the later of (i) five (5) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof; or (ii) five (5) Business Days after expiration of the Election Deadline (as defined in Section 2.06(b)). Notwithstanding the foregoing, the Closing may take place at such other place, time or date, and in such other manner, as may be mutually agreed upon in writing by Merchants and NUVO.

Section 1.08. Alternative Structure. Merchants may, at any time prior to the Effective Time, change the method of effecting the combination of Merchants and NUVO (including the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Merger Consideration; (ii) adversely affect the federal income tax consequences of the Merger to NUVO’s shareholders; (iii) adversely affect the federal income tax consequences of the Merger to Merchants, Merchants Bank or NUVO; or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement. The parties agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

Section 1.09. Additional Actions. If, at any time after the Effective Time, Merchants shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) fully vest, perfect or confirm, of record or otherwise, in Merchants or Merchants Bank its right, title or interest in, to or under any of the rights, properties or assets of NUVO, or (ii) otherwise carry out the purposes of this Agreement, NUVO and its officers and directors shall be deemed to have granted to Merchants and to Merchants Bank an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Merchants or Merchants Bank its right, title or interest in, to or under any of the rights, properties or assets of NUVO or (ii) otherwise carry out the purposes of this Agreement, and the officers and directors of Merchants and Merchants Bank are authorized in the name of NUVO or otherwise to take any and all such action.

ARTICLE II

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

Section 2.01. Merger Consideration for NUVO Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Merchants, Merchants Bank, NUVO, any shareholder of NUVO or any shareholder of Merchants:

(a) Common Stock of Merchants and Merchants Bank. Each share of common stock, par value $0.01 per share, of Merchants (“Merchants Common Stock”) and each share of common stock of Merchants Bank, $5.00 par value per share, in each case, that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b) NUVO Treasury Stock. Each share of NUVO Common Stock held by NUVO as treasury stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c) NUVO Outstanding Stock. Each share of NUVO Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 2.06 either (i) $7.15 in cash, without interest (the "Cash Consideration"), or (ii) .2416 shares (the "Exchange Ratio") of Merchants Common Stock (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

Section 2.02. Options and Other Stock-Based Awards.

(a) Options. At the Effective Time, each option to purchase NUVO Common Stock (collectively, the "Options") granted under the NUVO Equity Incentive Plans or any predecessor plan, whether vested or unvested, which is outstanding immediately prior to the Effective Time and which has not been exercised or canceled prior thereto shall be canceled and converted into the right of the holder to receive an amount of cash equal to (i) the number of shares of NUVO Common Stock provided for in such Option multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price per share of NUVO Common Stock provided for in such Option (the “Option Cancellation Payment”). At the Effective Time, the NUVO Equity Incentive Plans shall terminate and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of NUVO shall be of no further force and effect and shall be deemed to be terminated.

(b) Restricted Stock. At the Effective Time, all restricted stock awards granted under the NUVO Equity Incentive Plans shall vest in full so as to no longer be subject to any forfeiture or vesting requirements, and all such shares of NUVO Common Stock shall be considered outstanding shares for all purposes of this Agreement, including, without limitation, for purposes of conversion into the right to receive the Merger Consideration and to receive Election Forms with respect thereto.

(c) NUVO Board Action. The Board of Directors of NUVO (the "NUVO Board") (or, if appropriate, any committee thereof administering the NUVO Equity Incentive Plans) shall adopt such resolutions and take such other actions as may be required to implement the provisions of this Section 2.02, including, without limitation, approving the cash settlement of outstanding options at the Effective Time, in accordance with Section 3.3(b) of the NUVO Equity Incentive Plans and obtaining all necessary approvals and providing any notices required under the NUVO Equity Incentive Plans.

Section 2.03. Warrants.

(a) Organizers’ Warrants. At the Effective Time, each outstanding Organizers’ Warrant shall become and be converted into the right to acquire, upon payment of the Adjusted Organizers’ Warrant Exercise Price on or before the expiration date of such warrant (which expiration date shall not be affected by the Merger), that number of shares of Merchants Common Stock determined by multiplying (i) the number of shares of NUVO Common Stock which may be acquired upon exercise of such Organizers’ Warrant by (ii) the Exchange Ratio (the “Adjusted Organizers’ Warrant Share Number”), and each holder of an Organizers’ Warrant shall be entitled, upon surrender of the certificate for such Organizers’ Warrant to Merchants, to receive in exchange therefor a new Organizers’ Warrant certificate issued by Merchants (a “Replacement Organizers’ Warrant Certificate”) and reflecting the Adjusted Organizers’ Warrant Share Number, the Adjusted Organizers’ Warrant Exercise Price and containing all other terms as in the certificate for the Organizer Warrant so surrendered. For purposes of this Agreement, the term “Adjusted Organizers’ Warrant Exercise Price” means the adjusted per share exercise price of the Organizers’ Warrants determined by dividing the current per share exercise price ($10.00) by the Exchange Ratio.

(b) 2013 Warrants. At the Effective Time, each outstanding 2013 Warrant shall become and be converted into the right to receive, upon election of the 2013 Warrant holder, (i) the 2013 Warrant Cancellation Payment with respect to each NUVO 2013 Warrant Share to which such 2013 Warrant relates; or (ii) a Replacement 2013 Warrant Certificate with respect to such 2013 Warrant. For the purposes of this Agreement,

(i)

“Adjusted 2013 Warrant Exercise Price” means the adjusted per share exercise price of the 2013 Warrants determined by dividing the per share 2013 Warrant exercise price ($5.00) by the Exchange Ratio;

(ii)

“Adjusted 2013 Warrant Number” means, with respect to a 2013 Warrant, that number of shares of Merchants Common Stock determined by multiplying (i) the number of NUVO Warrant Shares with respect to such 2013 Warrant by (ii) the Exchange Ratio;

(iii)

“2013 Warrant Cancellation Payment” means, with respect to a 2013 Warrant, a cash payment in cancellation of such 2013 Warrant equal to (y) the number of NUVO Warrant Shares with respect to such 2013 Warrant multiplied by (z) the difference between the per share 2013 Warrant exercise price ($5.00) and $7.15;

(iv)

“NUVO Warrant Shares” means, with respect to a 2013 Warrant, the number of shares of NUVO Common Stock that the holder of such 2013 Warrant has the right to acquire, upon payment of the per share 2013 Warrant exercise price ($5.00); and

(v)

“Replacement 2013 Warrant Certificate” means, with respect to a 2013 Warrant, a replacement warrant certificate issued by Merchants and representing the right to acquire prior to the 2013 Warrant expiration date (which expiration date shall not be affected by the Merger) that number of shares of Merchants Common Stock equal to the Adjusted 2013 Warrant Share Number, at a price per share equal to the Adjusted 2013 Warrant Exercise Price.

(c) Procedures Regarding Warrants. NUVO and Merchants will cooperate in providing all notices and communications to the holders of NUVO Warrants, and in taking all necessary or appropriate actions to facilitate the exercise of the election referred to in Section 2.03(b) prior to the Effective Time, and the adjustments and issuance of replacement certificates referenced in Sections 2.03(a) and 2.03(b).

Section 2.04. Rights as Shareholders; Stock Transfers. All shares of NUVO Common Stock, when converted at the Effective Time as provided in Section 2.01(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) previously evidencing such shares shall thereafter represent only the right of the holder thereof to receive for each such share of NUVO Common Stock, the Merger Consideration and, if applicable, any cash in lieu of fractional shares of Merchants Common Stock in accordance with Section 2.05. At the Effective Time, holders of NUVO Common Stock shall cease to be, and shall have no rights as, shareholders of NUVO other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Merchants Common Stock as provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of NUVO of shares of NUVO Common Stock.

Section 2.05. No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Merchants Common Stock and no certificates or scrip therefor, nor any other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Merchants shall pay to each holder of NUVO Common Stock who otherwise would have been entitled to a fractional share of Merchants Common Stock (after taking into account all Certificates delivered by such holder) an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $29.59, which represents the volume-weighted average daily closing price of Merchants Common Stock on The NASDAQ Stock Market LLC (“NASDAQ”) for the twenty (20) consecutive trading days ending on the Business Day immediately prior to the date of this Agreement, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Section 2.06. Election Procedures.

(a) Cash and Stock Elections. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to a stock transfer agent, bank or trust company designated by Merchants and reasonably satisfactory to NUVO (the "Exchange Agent")) in such form as NUVO and Merchants shall mutually agree (the "Election Form"), shall be mailed no less than forty (40) Business Days prior to the anticipated Closing Date or such other date as NUVO and Merchants shall mutually agree upon (the "Mailing Date") to each holder of record of NUVO Common Stock as of five (5) Business Days prior to the Mailing Date. Each Election Form shall permit the holder of record of NUVO Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all or a portion of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all or a portion of such holder's shares (a "Stock Election"), or (iii) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"); provided, however, that, notwithstanding any other provision of this Agreement to the contrary, but subject to Section 2.06(d), no more than 2,140,829 shares of NUVO Common Stock (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining shares of NUVO Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the Cash Consideration (the "Cash Consideration Number"). For avoidance of doubt, the number of shares of NUVO Common Stock constituting the Stock Conversion Number as specified in this Section 2.06(a) shall not be increased by virtue of the issuance of additional shares of NUVO Common Stock after the date of this Agreement pursuant to the exercise of Options or Warrants or otherwise. Shares of NUVO Common Stock as to which a Cash Election has been made are referred to herein as "Cash Election Shares." Shares of NUVO Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares." Shares of NUVO Common Stock as to which no election has been made (or as to which an Election Form is not properly completed and returned in a timely fashion) are referred to herein as "Non-Election Shares." The aggregate number of shares of NUVO Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

(b) Delivery of Election. To be effective, a properly completed Election Form shall be received by the Exchange Agent on or before 5:00 p.m., Eastern Time, on the 35th day following the Mailing Date (or such other time and date as mutually agreed upon by the parties (which date shall be at least five (5) Business Days prior to the anticipated Closing Date and shall be publicly announced by Merchants as soon as practicable prior to such date)) (the "Election Deadline"), accompanied by the Certificates representing NUVO Common Stock as to which such Election Form is being made or by an appropriate guarantee of delivery of such Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, however, that any such guarantee shall be subject to the condition that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery and failure to deliver the Certificates covered by such guarantee of delivery within the time set forth in such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Merchants, in its sole discretion. For shares of NUVO Common Stock (if any) held in book entry form, Merchants shall establish procedures for delivery of such shares, which procedures shall be reasonably acceptable to NUVO. If a holder of NUVO Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of NUVO Common Stock held by such holder shall be designated Non-Election Shares. A record holder acting in different capacities or acting on behalf of other

Persons (as defined in Article IX) in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each Person for which it so acts. In addition, all Election Forms shall automatically be revoked, and all Certificates returned, if the Exchange Agent is notified in writing by Merchants and NUVO that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Merchants nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(c) Allocation. The allocation among the holders of shares of NUVO Common Stock of rights to receive the Cash Consideration and the Stock Consideration will be made as set forth in this Section 2.06(c) (with the Exchange Agent to determine, consistent with Section 2.06(a), whether fractions of Cash Election Shares, Stock Election Shares or Non-Election Shares, as applicable, shall be rounded up or down).

(i) Aggregate Stock Consideration Oversubscribed. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 2.05 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

(ii) Aggregate Stock Consideration Undersubscribed. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and the Cash Election Shares shall be treated in the following manner:

(A) Adjustment to Non-Election Share Allocation Only. if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 2.05 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) Adjustment to Both Non-Election Share Allocation and Cash Election Share Allocation. if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 2.05 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

(d) Discretion to Adjust Stock Consideration. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Effective Date, Merchants and NUVO shall use their reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. If either of the tax opinions referred to in Section 6.01(e) cannot be rendered (as reasonably determined by Primmer Piper Eggleston & Cramer PC or Cranmore, FitzGerald & Meaney, respectively) as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then Merchants may, in its sole discretion, increase the number of shares of NUVO Common Stock entitled to receive Stock Consideration by the minimum amount necessary to enable such tax opinions to be rendered.

Section 2.07. Dissenting Shares. Each outstanding share of NUVO Common Stock the holder of which has perfected his or her right to dissent from the Merger under the MBCL and MBL and has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Merger

Consideration, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the MBCL and MBL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration to which such holder would be entitled pursuant to Section 2.06 hereof. NUVO shall give Merchants prompt notice upon receipt by NUVO of any such written demands for payment of the fair value of shares of NUVO Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Bank.

Section 2.08. Exchange Procedures.

(a) Delivery of Merger Consideration to Exchange Agent. One Business Day before the Effective Time, for the benefit of the holders of Certificates, Merchants shall deliver or cause to be delivered to the Exchange Agent, for exchange and payment in accordance with this Article II, (i) certificates, or at Merchants’ option, evidence of shares in book entry form, representing the whole shares of Merchants Common Stock issuable as Stock Consideration pursuant to this Article II ("Merchants Certificates"); (ii) an aggregate amount of cash sufficient to pay the aggregate amount of the Cash Consideration pursuant to this Article II, the Option Cancellation Payments, any 2013 Warrant Cancellation Payments and the amount of cash to be paid in lieu of fractional shares of Merchants Common Stock (such cash and Merchants Certificates, being hereinafter referred to as the "Exchange Fund"); (iii) Replacement Organizers’ Warrant Certificates in accordance with Section 2.03(a); and (iv) Replacement 2013 Warrant Certificates in accordance with Section 2.03(b).

(b) Delivery of Consideration to NUVO Shareholders. As promptly as practicable following the Effective Time, and provided that NUVO has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with an Election Form, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of NUVO Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Sections 2.01, 2.02(b) and 2.06 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a Merchants Certificate representing that number of shares of Merchants Common Stock (if any) to which such former holder of NUVO Common Stock shall have become entitled (as applicable) pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of NUVO Common Stock shall have become entitled pursuant to this Agreement and (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Merchants Common Stock that such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.08(b), each Certificate (other than Certificates representing treasury stock) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Sections 2.01, 2.02(b) and 2.06 and any unpaid dividends and distributions thereon as provided in Section 2.08(c). No interest shall be paid or accrued on (x) any cash constituting Merger Consideration (including any cash in lieu of fractional shares) or (y) any such unpaid dividends and distributions payable to holders of Certificates.

(c) Dividends. No dividends or other distributions with a record date after the Effective Time with respect to Merchants Common Stock shall be paid to the holder of any unsurrendered Certificate to whom any Stock Consideration is payable under Section 2.06 until the holder thereof shall surrender such Certificate in accordance with this Section 2.08. After the surrender of a Certificate in accordance with this Section 2.08, for which Stock Consideration is payable under Section 2.06, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Merchants Common Stock represented by such Certificate.

(d) Surrender of NUVO Certificates Required. The Exchange Agent and Merchants, as the case may be, shall not be obligated to deliver cash and/or any Merchants Certificates representing shares of Merchants Common Stock to which a holder of NUVO Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of NUVO Common Stock for exchange as provided in this Section 2.08, or an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by Merchants. If any Merchants Certificates are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer, and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a Merchants Certificate in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e) Unclaimed Merger Consideration. Any portion of the Exchange Fund that remains unclaimed by the shareholders of NUVO for six months after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Merchants. Any shareholders of NUVO who have not theretofore complied with Section 2.08(b) shall thereafter look only to Merchants for payment of the Merger Consideration deliverable in respect of each share of NUVO Common Stock such shareholder held at the Effective Time as determined pursuant to this Agreement and any Option Cancellation Payment to which the holder of a cancelled Option is entitled, in each case without any interest thereon. If outstanding Certificates for shares of NUVO Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Merchants Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Merchants (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of NUVO Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Merchants and the Exchange Agent shall be entitled to rely upon the stock transfer books of NUVO to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of NUVO Common Stock represented by any Certificate, Merchants and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f) Withholdings. Merchants (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of NUVO Common Stock or of any Option such amounts as Merchants is required to deduct and withhold under applicable law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of NUVO Common Stock or the Option, as the case may be, in respect of which such deduction and withholding was made by Merchants.

(g) No Interest Accrual. None of the cash payable pursuant to this Article II, including any Cash Consideration, Option Cancellation Payment, 2013 Warrant Cancellation Payment or payment in lieu of any fractional share of Merchants Common Stock, shall accrue interest thereon prior to disbursement to the NUVO shareholder entitled to such payment.

Section 2.09. Anti-Dilution Provisions. In the event Merchants or NUVO changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Merchants Common Stock or NUVO Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Merchants Common Stock or NUVO Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio, the Cash Consideration, the Option Cancellation Payment, the 2013 Warrant Cancellation Payment and the terms of the Replacement Organizers’ Warrant Certificates and Replacement 2013 Warrant Certificates shall be proportionately and appropriately adjusted; provided, however, that, for the avoidance of doubt, no such adjustment shall be made with regard to Merchants Common Stock if (i) Merchants issues additional shares of Merchants Common Stock and receives consideration for such shares in a bona fide third party transaction, or (ii) Merchants issues additional shares of Merchants Common Stock, or makes additional employee or director grants, under any of the Merchants Equity Compensation Plans.

Section 2.10. Reservation of Shares. Effective upon the date of this Agreement, Merchants shall reserve for issuance a sufficient number of shares of Merchants Common Stock for the purpose of issuing shares of Merchants Common Stock to NUVO shareholders and holders of NUVO Warrants in accordance with this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NUVO

Section 3.01. Making of Representations and Warranties.

(a) Representations and Warranties Correct and Complete. As a material inducement to Merchants to enter into this Agreement and to consummate the transactions contemplated hereby, NUVO hereby represents and warrants to Merchants that the statements contained in this Article III are correct and complete in accordance with the standard set forth in Section 6.04 as of the date of this Agreement and will be correct and complete as of the Closing Date, except as to any representation or warranty which relates to a specified earlier date, which shall be correct as of such earlier date.

(b) NUVO Disclosure Schedules. On or prior to the date of this Agreement, NUVO has delivered to Merchants schedules (the “NUVO Disclosure Schedules”) disclosing information relating to NUVO’s representations and warranties contained in this Article III which is necessary or appropriate in order to render such representations and warranties correct and complete.

(c) Disclosure. The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

Section 3.02. Organization, Standing and Authority. NUVO is a Massachusetts banking corporation duly organized and chartered as commercial bank, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. NUVO’s main office and sole banking office is located at 1500 Main Street, Springfield, MA. NUVO is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. As of the date of this Agreement, the Commonwealth of Massachusetts is the only jurisdiction in which NUVO is required to be qualified to do business. The copies of the Articles of Association and Bylaws of NUVO, as amended through the date of this Agreement, which have been made available to Merchants, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.03. Capitalization.

(a) Outstanding Stock. The authorized capital stock of NUVO consists solely of 15,000,000 shares of common stock, par value $0.01 per share, of which 2,854,439 shares are issued and outstanding as of the date of this Agreement, including 42,720 shares of unvested Restricted Stock. As of the date of this Agreement, there are no shares of NUVO Common Stock held in treasury by NUVO. All of the outstanding shares of NUVO Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, are not subject to any preemptive or similar rights and were not issued in violation of any preemptive or similar rights. As of the date hereof, there are (i) 154,300 shares of NUVO Common Stock reserved for issuance upon exercise of outstanding Options; (ii) 142,261 shares of NUVO Common Stock reserved for issuance with respect to outstanding Organizers’ Warrants; and (iii) 487,227 shares of NUVO Common Stock reserved for issuance with respect to outstanding 2013 Warrants. Except as disclosed in the preceding sentence and pursuant to Sections 3.03(b) and (c), (i) there are no additional shares of NUVO’s capital stock authorized or reserved for issuance; (ii) NUVO does not have any outstanding securities convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, restricted stock units, Warrants, or any other Rights to subscribe for or acquire shares of its capital stock; and (iii) NUVO does not have, and is not bound by, any commitment to authorize, issue or sell any such shares or other Rights. There are no agreements to which NUVO is a party with respect to the voting, sale or transfer, or registration of any securities of NUVO. To the Knowledge of NUVO, there are no agreements among other parties, to which NUVO is not a party, with respect to the voting, sale or transfer of any securities of NUVO, other than as contemplated in this Agreement.

(b) Outstanding Options and Restricted Stock. NUVO Disclosure Schedule 3.03(b) sets forth, as of the date hereof, for each Option, restricted stock award and other NUVO stock-based award, the name of the grantee, the date of grant, the type of grant, the status of any option grant as qualified under Section 422 of the Code or non-qualified, the number of shares of NUVO Common Stock subject to each award, the vesting schedule of each award, the number of shares of Company Common Stock that are currently exercisable or vested with respect to such award, the expiration date, the exercise price per share for each option grant, and a description of any time-based or performance conditions to the vesting of any stock-based award. The numbers of shares of NUVO Common Stock and related exercise prices shown on NUVO Disclosure Schedule 3.03(b) reflect all antidilution adjustments (if any) required to be made prior to the date of this Agreement under the terms of the respective Option or Restricted Stock grant to reflect additional issuances of NUVO

Common Stock subsequent to the applicable grant dates thereof. No consent or approval is required from the holder of any Option under the terms of the applicable NUVO Equity Incentive Plans, the applicable Option agreement, applicable law or otherwise with respect to conversion of the Options at the Effective Time into the right to receive the Option Cancellation Payment specified in Section 2.02(a) above.

(c) Outstanding Warrants; No Other Rights. NUVO Disclosure Schedule 3.03(c) sets forth, as of the date hereof, for each outstanding Warrant to acquire NUVO Common Stock (other than as disclosed pursuant to Section 3.03(b)) the name of the holder, the date of issue, the type of instrument, the number of shares of NUVO Common Stock subject to each instrument, and the exercise price per share for each instrument. The number of shares of NUVO Common Stock and related exercise prices shown on NUVO Disclosure Schedule 3.03(c) reflect all antidilution adjustments (if any) required to be made prior to the date of this Agreement under the terms of the respective Warrant instruments to reflect additional issuances of NUVO Common Stock subsequent to the applicable issue date of such Warrants. Other than the Options and the Warrants, there are no outstanding Rights with respect to the capital stock of NUVO.

(d) No Repurchase Obligations. There are no outstanding contractual obligations of NUVO to repurchase, redeem or otherwise acquire any shares of its capital stock, Warrants or other equity interests.

(e) Stock Transfer Records. The stock transfer books and records and the records of NUVO or any registrar for the Warrants are true, correct and complete.

Section 3.04. No Subsidiaries. NUVO does not have any Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests in any Person, and is not a member of or participant in any partnership or joint venture of any kind.

Section 3.05. Corporate Power; Minute Books. NUVO has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. NUVO has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The minute books of NUVO contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of NUVO and the NUVO Board (including committees of the NUVO Board).

Section 3.06. Corporate Authority. This Agreement and the transactions contemplated hereby, subject to approval by the holders of at least two-thirds of the shares of NUVO Common Stock outstanding and entitled to vote thereon, have been authorized by all necessary corporate action of NUVO and the NUVO Board. The NUVO Board (a) unanimously approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the holders of NUVO Common Stock and Rights and (b) unanimously resolved to recommend that the holders of NUVO Common Stock vote for the approval of this Agreement and the transactions contemplated hereby at a meeting of the shareholders of NUVO. NUVO has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Merchants, this Agreement is a legal, valid and binding agreement of NUVO, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity. The affirmative vote of the holders of at least two-thirds of the outstanding shares of NUVO Common Stock is the only vote of any class of capital stock of NUVO required by the MBCA, the MBL, the Articles of Association of NUVO or the Bylaws of NUVO to approve this Agreement and the transactions contemplated hereby.

Section 3.07. Regulatory Approvals; No Defaults Due to Merger.

(a) No Defaults Due to Merger. Subject to the receipt of the Regulatory Approvals and to required filings under federal and state securities laws, and except as otherwise disclosed on NUVO Disclosure Schedule 3.07, the execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Merger) by NUVO do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, certificate of authority, permit, license, credit agreement, indenture, loan, note, bond, mortgage, lease, instrument, concession, franchise or other agreement of NUVO or to which NUVO properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, NUVO’s Articles of Association or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, certificate of authority, permit, license, credit agreement, indenture, loan, note, bond, mortgage, lease, instrument, concession, franchise or other agreement.

(b) No Knowledge of Adverse Conditions. As of the date of this Agreement, NUVO has no Knowledge of any reason relating to NUVO (including, without limitation, matters relating to compliance with the Community Reinvestment Act (the “CRA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA PATRIOT Act”)) why any of the Regulatory Approvals will not be received in a timely manner or why any Materially Burdensome Condition would be imposed in connection with any such Regulatory Approval.

Section 3.08. Financial Information.

(a) Audited Financial Statements. NUVO has previously made available to Merchants copies of (i) the statements of condition of NUVO as of December 31 for the fiscal years 2014, 2013 and 2012, and the related statements of income, changes in shareholders’ equity and cash flows for the fiscal years 2014, 2013 and 2012, in each case accompanied by the audit report of Wolf & Company, P.C., the independent registered public accounting firm of NUVO (the “NUVO Financial Statements”). NUVO Financial Statements (including the related notes, where applicable) fairly present the results of the operations and financial position of NUVO for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of NUVO have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Wolf & Company, P.C. has not resigned or been dismissed as independent public accountants of NUVO as a result of or in connection with any disagreements with NUVO on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) No Exchange Act Filing Obligations. NUVO is not now, nor has it ever been, required under Exchange Act Section 12(i) or 12 CFR Part 335 to file with the FDIC any periodic or other reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 3.09. Absence of Certain Changes or Events.

(a) No Adverse Developments. Since December 31, 2014, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NUVO.

(b) Ordinary Course Operations. Since December 31, 2014, NUVO has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).

(c) Certain Actions Not Taken. NUVO has not declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of NUVO’s capital stock at any time since its organization. Except as set forth on NUVO Disclosure Schedule 3.09(c), since December 31, 2014, NUVO has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2014 and previously disclosed to Merchants, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) effected or authorized any split, combination or reclassification of any of NUVO’s capital stock or any other stock issuance, or issued any other securities in respect of, in lieu of, in substitution for, or convertible into, shares of NUVO’s capital stock, (iii) changed any accounting methods (or underlying assumptions), principles or practices of NUVO affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, (iv) made any tax election or any settlement or compromise of any income tax liability of NUVO, (v) made any material change in NUVO’s policies or procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vi) suffered any strike, work stoppage, slow-down, or other labor disturbance, (vii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (viii) had any union organizing activities among its workforce or i(x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.10. Financial Controls and Procedures. To the best Knowledge and belief of NUVO, (i) NUVO has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP; and (ii) NUVO is not aware of any significant deficiencies or material weaknesses in the design or operation of such internal accounting controls.

Section 3.11. Regulatory Reports.

(a) Regulatory Filings. NUVO has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2010 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of NUVO, no Governmental Authority has initiated any proceeding, or to the Knowledge of NUVO, investigation into the business or operations of NUVO, at any time since January 1, 2010. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any regulatory examinations of NUVO by any Governmental Authority.

(b) Capital Category and CRA Rating. NUVO Bank is “well-capitalized” as such term is defined in the rules and regulations promulgated by the FDIC, as amended from time to time, and has a CRA rating of “Satisfactory” or better.

Section 3.12. Legal Proceedings; Regulatory Action.

(a) Legal Proceedings. NUVO Disclosure Schedule 3.12(a) lists all litigation, claims, suits, investigations and other proceedings before any court, governmental agency or arbitrator that is pending against NUVO, and, to the Knowledge of NUVO, except as disclosed on such Schedule, (i) no other litigation, claim, suit, investigation or other proceeding has been threatened against NUVO and (ii) there are no facts which would reasonably be expected to give rise to such litigation, claim, suit, investigation or other proceeding against NUVO.

(b) Certain Regulatory Actions. Neither NUVO nor any of its properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Massachusetts Division of Banks and the FDIC) or the supervision or regulation of NUVO. Since January 1, 2010, NUVO has not been subject to any order or directive by, nor been ordered to pay any civil money penalty by nor received any supervisory letter from any Governmental Authority. Since January 1, 2010, NUVO has not adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank.

(c) No Threatened Regulatory Actions. NUVO has not been advised by any Governmental Authority that it will issue, and NUVO does not have any Knowledge of any facts which would reasonably be expected to give rise to the issuance by any Governmental Authority, nor does NUVO have any Knowledge that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting), any order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission with respect to NUVO.

Section 3.13. Compliance with Laws.

(a) Statutes, Rules, Etc. NUVO has been and is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Truth in Lending Act, the Home Mortgage Disclosure Act and all other applicable fair lending and fair housing laws or other laws relating to discriminatory business practices.

(b) Permits and Licenses. NUVO has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of NUVO, no suspension or cancellation of any of them is threatened.

(c) Governmental Notifications. Since January 1, 2010, NUVO has not received any notification or communication from any Governmental Authority (i) asserting that NUVO is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance or (iv) failing to approve any proposed acquisition.

(d) Finance Activities. NUVO has conducted activities under all Finance Laws (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance in all material respects with all applicable statutes and regulations regulating the business of lending, including, without limitation, state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and with all applicable origination, servicing and collection practices with respect to any loan or credit extension.

(e) Securities Laws. NUVO has complied with all applicable federal and state securities laws (“Securities Laws”) in connection with its issuances of the outstanding NUVO Common Stock and all Rights relating to such Common Stock.

(f) No Charges, Claims or Investigations. There is no pending or, to the Knowledge of NUVO, threatened claim or charge by any Governmental Authority or by any other Person that NUVO has violated, nor any pending or, to the Knowledge of NUVO, threatened investigation by any Governmental Authority, with respect to possible violations of, any applicable Finance Laws or Securities Laws by NUVO.

Section 3.14. Material Contracts; Defaults.

(a) Material Contracts. Except as set forth in NUVO Disclosure Schedule 3.14(a), and except for this Agreement and transactions contemplated hereby, NUVO is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of NUVO to indemnification from NUVO; (iii) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment or right to payment (whether of severance pay or otherwise) becoming due from NUVO to any director, officer or employee thereof; (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; or (v) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of NUVO. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth on NUVO Disclosure Schedule 3.14(a), is referred to herein as a “NUVO Material Contract.” NUVO has previously delivered to Merchants true, complete and correct copies of each NUVO Material Contract and a written description of any NUVO Material Contract that is an oral contract or commitment of NUVO.

(b) No Breach or Default. To its Knowledge, NUVO is not in breach or default under any NUVO Material Contract or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. To the Knowledge of NUVO, no other party to any NUVO Material Contract is in breach of or default under such NUVO Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. No power of attorney or similar authorization given directly or indirectly by NUVO is currently outstanding.

Section 3.15. Brokers. Neither NUVO nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that NUVO has engaged, and will pay a fee or commission to, Loomis & Co., Inc. A true, complete and correct copy of the engagement agreement with Loomis & Co., Inc. has been provided to Merchants.

Section 3.16. Employee Benefit Plans.

(a) Identification of Plans. All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of NUVO (the “NUVO Employees”) and current or former directors of NUVO, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, restricted stock, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (“NUVO Benefit Plans”), are identified in NUVO Disclosure Schedule 3.16(a). NUVO has never maintained any defined benefit pension plan. True and complete copies of all NUVO Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any NUVO Benefit Plans and all amendments thereto, have been provided to Merchants.

(b) Pension Plans. All NUVO Benefit Plans covering NUVO Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each NUVO Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “NUVO Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and to the Knowledge of NUVO, there are no circumstances likely to result in revocation of, or inability to rely on, any such favorable determination letter or the loss of the qualification of such a NUVO Pension Plan under Section 401(a) of the Code. There is no pending or, to NUVO’s Knowledge, threatened litigation relating to NUVO Benefit Plans. NUVO has not engaged in a transaction with respect to any NUVO Benefit Plan or a NUVO Pension Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject NUVO to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. The NUVO 401(K) Plan does not permit investments by participants in NUVO Common Stock and NUVO does not provide any matching contribution under such plan in the form of NUVO Common Stock.

(c) No Title IV Liabilities. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by NUVO with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it. There is no other Person which is considered to be a single employer with NUVO under Section 4001 of ERISA or Section 414 of the Code. NUVO has not incurred, and does not expect to incur, a multiemployer plan under ERISA. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any NUVO Pension Plan within the 12 month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement.

(d) Plan Contributions. All contributions required to be made under the terms of any NUVO Benefit Plan have been timely made or have been reflected on the financial statements of NUVO. No NUVO Pension Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. NUVO has not provided, and is not required to provide, security to any NUVO Pension Plan pursuant to Section 401(a)(29) of the Code.

(e) Certain Retiree Benefits. NUVO does not have any obligations for retiree health and life benefits under any NUVO Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. NUVO may amend or terminate any such NUVO Benefit Plan at any time without incurring any liability thereunder.

(f) Effect of Agreement and Merger. Other than as set forth in NUVO Disclosure Schedule 3.16(f), neither the execution of this Agreement or its approval by the NUVO shareholders nor consummation of any of the transactions contemplated by this Agreement will (i) entitle any NUVO Employees to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of NUVO Benefit Plans, (iii) result in any breach or violation of, or a default under, any of NUVO Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of NUVO, or after the consummation of the transactions contemplated hereby, Merchants or the Surviving Bank, to merge amend, or terminate any of NUVO Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code. NUVO Disclosure Schedule 3.16(f) contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement), under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer or employee of NUVO who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any NUVO Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such person, specifying the assumptions in such schedule and providing estimates of other related fees or expenses together with such detail as is needed to ensure that no such payment or benefit would result in a parachute payment to a disqualified individual within the meaning of Section 280G of the Code.

(g) Section 409A Compliance. Each NUVO Benefit Plan that is a deferred compensation plan (or any other type of plan or arrangement subject to Section 409A of the Code) and all deferral elections thereunder, if any, are in compliance with Section 409A of the Code, to the extent applicable.

Section 3.17. Labor Matters. NUVO is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is NUVO the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel NUVO to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to NUVO’s Knowledge, threatened, nor is NUVO aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 3.18. Environmental Matters.

(a) NUVO Properties and Collateral. Except as disclosed on NUVO Disclosure Schedule 3.18(a), NUVO and each real property owned, leased or operated by it (the “NUVO Property”) and, to the Knowledge of NUVO, NUVO Loan Properties (as defined in Article IX), are, and have been, in compliance with all Environmental Laws.

(b) No Pending or Threatened Environmental Claims. Except as disclosed on NUVO Disclosure Schedule 3.18(b), there is no suit, claim, action or proceeding pending or, to the Knowledge of NUVO, threatened, before any Governmental Authority or other forum in which NUVO has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release or presence of any Hazardous Material or Oil at, in, to, on, from or affecting a NUVO Property, a NUVO Loan Property, or any property previously owned, operated or leased by NUVO.

(c) No Notice of Claims. Except as disclosed on NUVO Disclosure Schedule 3.18(c), neither NUVO, nor to the Knowledge of NUVO, any owner or operator of a NUVO Loan Property, has received or been named in any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) of this Section 3.18 could reasonably be based. No facts or circumstances have come to NUVO’s attention which would reasonably cause it to believe that a suit, claim, action or proceeding as described in subsection (b) of this Section 3.18 would reasonably be expected to occur.

(d) No Releases of Hazardous Materials or Oil. Except as disclosed on NUVO Disclosure Schedule 3.18(d), during the period of (i) NUVO’s ownership, tenancy or operation of any NUVO Property or (ii) NUVO’s holding of a security interest in any NUVO Loan Property, to the Knowledge of NUVO, there has been no release of Hazardous Material or Oil at, in, to, on, from or affecting such NUVO Property or NUVO Loan Property that would reasonably be expected to result in any liabilities or obligations of NUVO pursuant to any Environmental Law. To the Knowledge of NUVO, prior to the period of (i) NUVO’s ownership, tenancy or operation of any NUVO Property or any property previously owned, operated or leased by NUVO, or (ii) NUVO’s holding of a security interest in a NUVO Loan Property, there was no release of Hazardous Material or Oil at, in, to, on, from or affecting any such property that would reasonably be expected to result in any liabilities or obligations of NUVO pursuant to any Environmental Law.

(e) Not an Owner or Operator. NUVO is not an “owner” or “operator” (as such terms are defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. (“CERCLA”)) of any NUVO Loan Property and there are no NUVO Participation Facilities.

(f) Environmental Studies. Except as disclosed on NUVO Disclosure Schedule 3.18(f), NUVO has not conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it, or with respect to any NUVO Loan Property.

Section 3.19. Tax Matters.

(a) Tax Return Filings. NUVO has timely filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by NUVO (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of NUVO and which NUVO is contesting in good faith. NUVO is not the beneficiary of any extension of time within which to file any Tax Return, and other than as set forth on NUVO Disclosure Schedule 3.19, NUVO currently does not have any open tax years. No claim has ever been made by an authority in a jurisdiction where NUVO does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of NUVO.

(b) Withholdings and Payments. NUVO has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing by it to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No Tax Proceedings or Deficiency or Audit Notices. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of NUVO are pending with respect to NUVO. NUVO has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where NUVO has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against NUVO.

(d) Copies of Tax Returns. NUVO has provided Merchants with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to NUVO for taxable periods ended December 31, 2014, 2013 and 2012. NUVO has delivered to Merchants correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by NUVO filed for the years ended December 31, 2014, 2013 and 2012. NUVO has timely and properly taken such actions in response to and in compliance with notices NUVO has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) No Waivers or Extensions. NUVO has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) Certain Additional Tax Matters. NUVO has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). NUVO has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. NUVO is not a party to or bound by any Tax allocation or sharing agreement. NUVO (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) does not have any liability for the Taxes of any other individual, bank, corporation, individual, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) Unpaid Taxes. The unpaid Taxes of NUVO (i) did not, as of December 31, 2014, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in NUVO’s audited consolidated balance sheet as of December 31, 2014, and (ii) will not exceed the accrued Tax liability as adjusted for transactions or operations in the ordinary course of business through the Closing Date in accordance with the past custom and practice of NUVO in filing its Tax Returns.

(h) No Adjustments. NUVO shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) Certain Stock Distributions. NUVO has not distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Certain Transactions. NUVO has not participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and NUVO has not been notified of, and to NUVO’s Knowledge has not participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

Section 3.20. Investment Securities. NUVO has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of NUVO. Such securities are valued on the books of NUVO in accordance with GAAP. NUVO employs investment, securities, risk management and other policies, practices and procedures which NUVO reasonably believes are prudent and reasonable in the context of its banking business.

Section 3.21. Derivative Transactions. NUVO is not a party to any Derivative Transaction, whether for its own account or for the account of any of its customers.

Section 3.22. Loans; Nonperforming and Classified Assets; Loan Servicing.

(a) Past Due and Insider Loans. Except as set forth in NUVO Disclosure Schedule 3.22(a), as of the date of this Agreement, NUVO is not a party to any written or oral (i) loan, loan agreement, extension of credit, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of March 31, 2015, over thirty (30) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of NUVO, or to the Knowledge of NUVO, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

(b) Classified Loans and OREO. NUVO Disclosure Schedule 3.22(b) identifies (i) each Loan that as of March 31, 2015, was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by NUVO or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of NUVO that as of March 31, 2015, was classified as other real estate owned (“OREO”) or Other Assets Especially Mentioned (“OAEM”) and the book value thereof.

(c) Loan Documents, Collateral and Obligations. Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of NUVO, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Loan Documents. The loan documents with respect to each Loan were in compliance with applicable laws and regulations and NUVO’s lending policies at the time of origination of such Loans and the loan documents and files are complete and correct. NUVO has previously made available to Merchants complete and correct copies of its lending policies.

(e) Loan Servicing. NUVO Disclosure Schedule 3.22(e) contains a complete listing of all loan servicing agreements pursuant to which NUVO is obligated to service loans on behalf of third parties, whether or not the serviced loans were originated by NUVO and subsequently sold. NUVO is in compliance with all of its obligations under such loan servicing agreements and is not aware of any facts or circumstances constituting a default in its obligations thereunder or which would require it to repurchase any serviced loan.

(f) No Loan or Asset Repurchase Obligations. NUVO is not a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates NUVO to repurchase from any such Person any Loan or other asset of NUVO.

(g) Allowance for Loan Losses. NUVO’s allowance for loan losses as reflected in its audited balance sheet at December 31, 2014 was, in the opinion of management as of the date thereof, in compliance with NUVO’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP, and is adequate under all such standards.

Section 3.23. Property and Leases.

(a) No Owned Real Property; Other Property. NUVO does not own any real property other than OREO. Except as set forth in NUVO Disclosure Schedule 3.23(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, NUVO has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) Leased Property. NUVO Disclosure Schedule 3.23(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which NUVO uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date of this Agreement, NUVO has not received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach or default by NUVO in the performance of any covenant, agreement or condition contained in any Lease, and to NUVO’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. No consent of any lessor or other third party under a Lease is required in connection with the transfer and assumption by operation of law of any Lease by Merchants Bank in connection with the Merger. Except as set forth on NUVO Disclosure Schedule 3.23(b), there is no pending or, to NUVO’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that NUVO uses or occupies or has the right to use or occupy, now or in the future, including without limitation any pending or threatened taking of any of such real property by eminent domain. NUVO has paid all rents and other charges to the extent due under the Leases.

Section 3.24. Intellectual Property. NUVO Disclosure Schedule 3.24 sets forth a true, complete and correct list of all NUVO Intellectual Property. NUVO owns or has a valid license to use all NUVO Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The NUVO Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of NUVO as currently conducted. Except as set forth on NUVO Disclosure Schedule 3.24, NUVO’s rights to use the NUVO Intellectual Property are valid and enforceable and none of such rights has been cancelled, forfeited, expired or abandoned, and NUVO has not received any notice challenging the validity or enforceability of NUVO’s ownership of, or right to use, any of the NUVO Intellectual Property. To the Knowledge of NUVO, the conduct of NUVO’s business does not violate, misappropriate or infringe upon the intellectual property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of NUVO to own or use any of the NUVO Intellectual Property.

Section 3.25. Fiduciary Accounts. NUVO does not have or maintain, nor has it had or maintained at any time since January 1,2010, any accounts for which it is or was a fiduciary, including but not limited to accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations.

Section 3.26. Insurance.

(a) Insurance Policies. NUVO is insured, and during each of the past three (3) calendar years has been continuously insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as commercial banking corporations would, in accordance with good business practice customarily be insured, and has maintained all insurance required by applicable laws and regulations. NUVO Disclosure Schedule 3.26(a) identifies all insurance policies, binders, or bonds currently maintained by NUVO as of the date of this Agreement, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $25,000. All the Insurance Policies are in full force and effect, all premiums due have been paid and all claims thereunder have been filed in due and timely manner and, to the Knowledge of NUVO, no such claim has been denied. NUVO is not in breach of or default under any insurance policy, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

(b) No BOLI. NUVO does not own any bank-owned life insurance policies (“BOLI”) with regard to insurance on the lives of any of its directors, officers or employees.

Section 3.27. Deposit Insurance; FHLB Membership; Massachusetts Housing Partnership. The deposits of NUVO are insured by the FDIC in accordance with the Federal Deposit Insurance Act, as amended (“FDIA”) to the fullest extent permitted by law, and NUVO has paid all deposit insurance premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of NUVO, threatened. NUVO is not a member of the Massachusetts Depositors Insurance Fund. NUVO is a member in good standing of the Federal Home Loan Bank of Boston (“FHLB”) and owns the requisite amount of FHLB stock. NUVO is in compliance with all commitments and obligations made to the Massachusetts Housing Partnership.

Section 3.28. CRA, Anti-money Laundering and Customer Information Security. NUVO is not a party to any agreement with any individual or group regarding CRA matters and NUVO has no Knowledge of, nor has NUVO been advised of, or has any reason to believe (because of NUVO’s Home Mortgage Disclosure Act data for the year ended December 31, 2014, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause NUVO: (i) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “Satisfactory”; (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended (“BSA”), and its implementing regulations (31 C.F.R. Parts 1000 et seq.), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by NUVO pursuant to 12 C.F.R. Part 364. The Board of Directors of NUVO has adopted and NUVO has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

Section 3.29. Transactions with Affiliates. Except as disclosed on NUVO Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by NUVO to, and NUVO is not otherwise a creditor or debtor to, any shareholder owning five percent (5%) or more of the outstanding NUVO Common Stock, or any director, employee or Affiliate of NUVO, other than as part of the normal and customary terms of such persons’ employment or service as a director with NUVO. NUVO is not a party to any transaction or agreement with any of its Affiliates, shareholders owning five percent (5%) or more of the outstanding NUVO Common Stock, directors or executive officers, nor is it a party to any material transaction or agreement with any employee other than executive officers. All agreements between NUVO and any of its Affiliates comply, to the extent applicable, with Regulation O of the FRB.

Section 3.30. Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation, nor any charter, bylaw or contractual provision of similar import, is applicable to this Agreement or any of the transactions contemplated hereby.

Section 3.31. Fairness Opinion. NUVO Board has received the written opinion of Loomis & Co., Inc. to the effect that as of the date of this Agreement the Merger Consideration is fair to the holders of NUVO Common Stock from a financial point of view.

Section 3.32. Proxy Statement/Prospectus. As of the date of the Proxy Statement/Prospectus and the dates of the meeting of the shareholders of NUVO to which such Proxy Statement/Prospectus relates, the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to Merchants included in, or provided by Merchants for inclusion in, the Proxy Statement/Prospectus.

Section 3.33. Code Section 368 Reorganization. NUVO has not taken nor agreed to take any action and has no knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” under Section 368(a) of the Code.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MERCHANTS

Section 4.01. Making of Representations and Warranties.

(a) Representations and Warranties Correct and Complete. As a material inducement to NUVO to enter into this Agreement and to consummate the transactions contemplated hereby, Merchants hereby represents and warrants to NUVO that the statements contained in this Article IV are correct and complete in accordance with the standard set forth in Section 6.04 as of the date of this Agreement and will be correct and complete as of the Closing Date, except as to any representation or warranty which relates to a specified earlier date, which shall be correct as of such earlier date.

(b) Merchants Disclosure Schedules. On or prior to the date of this Agreement, Merchants has delivered to NUVO schedules (the “Merchants Disclosure Schedules”) disclosing information relating to Merchants’ representations and warranties contained in this Article IV which is necessary or appropriate in order to render such representations and warranties correct and complete.

(c) Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

Section 4.02. Organization, Standing and Authority of Merchants and Merchants Bank.

(a) Merchants. Merchants is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Merchants has full corporate power and authority to carry on its business as now conducted. Merchants is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The copies of the Certificate of Incorporation and Bylaws of Merchants as amended to date, which have been made available to NUVO, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

(b) Merchants Bank. Merchants Bank is a banking corporation duly organized and chartered, validly existing and in good standing under the laws of the State of Vermont. Merchants Bank has full corporate power and authority to carry on its banking business as now conducted. Merchants Bank is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its banking business requires such qualification. The copies of the Articles of Incorporation and Bylaws as amended to date of Merchants Bank, which have been made available to NUVO, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.03. Capitalization.

(a) Merchants. The authorized capital stock of Merchants consists of (i) 10,000,000 shares of Merchants Common Stock, of which 6,330,635 shares are outstanding as of the date of this Agreement; (ii) 200,000 shares of preferred stock, none of which are outstanding; and (iii) 1,500,000 shares of Class B voting preferred stock, none of which are outstanding. As of the date of this Agreement, 321,125 shares of Merchants Common Stock are held in treasury by Merchants. The outstanding shares of Merchants Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are listed for trading on NASDAQ. Except for (i) Merchants Common Stock issuable pursuant to the Merchants Equity Compensation Plans, and (ii) Merchants Common Stock to be issued pursuant to this Agreement, Merchants does not have any Rights issued or outstanding with respect to Merchants Common Stock and Merchants does not have any commitments to authorize, issue or sell any Merchants Common Stock or Rights.

(b) Merchants Bank. The authorized capital stock of Merchants Bank consists of 874,576 shares of common stock, $5.00 par value per share, all of which are issued and outstanding and held of record by Merchants. There are no outstanding Rights with respect to the common stock of Merchants Bank.

Section 4.04. Subsidiaries. Merchants does not own any Subsidiaries other than Merchants Bank and MBVT Statutory Trust I, an unconsolidated Subsidiary. Merchants Bank does not have any subsidiaries.

Section 4.05. Corporate Power; Minute Books. Each of Merchants and Merchants Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Merchants and Merchants Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities. The minute books of Merchants and Merchants Bank contain true, complete and accurate records of all meetings and other corporate actions held or taken by the respective shareholders, directors and Board committees of Merchants and Merchants Bank.

Section 4.06. Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Merchants and the Merchants Board. Merchants has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by NUVO, this Agreement is a legal, valid and binding agreement of Merchants, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity.

Section 4.07. Regulatory Approvals; No Defaults Due to Merger.

(a) No Defaults Due to Merger. Subject to the receipt of the Regulatory Approvals, and to required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Merchants of the transactions contemplated hereby (including, without limitation, the issuance of Merchants Common Stock in the Merger) do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, certificate of authority, permit, license, credit agreement, indenture, loan, note, bond, mortgage, lease, instrument, concession, franchise or other agreement of Merchants or of any of its Subsidiaries or to which Merchants or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Merchants’ Certificate of Incorporation or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, certificate of authority, permit, license, credit agreement, indenture, loan, note, bond, mortgage, lease, instrument, concession, franchise or other agreement.

(b) No Knowledge of Adverse Conditions. As of the date of this Agreement, Merchants has no Knowledge of any reasons relating to Merchants or Merchants Bank (including, without limitation, matters relating to compliance with the CRA or the USA PATRIOT Act) why any of the Regulatory Approvals will not be received in a timely manner or why any Burdensome Condition would be imposed.

Section 4.08. Absence of Certain Changes or Events. Since December 31, 2014, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Merchants and Merchants Bank, taken as a whole.

Section 4.09. SEC Documents; Financial Reports; and Financial Controls and Procedures.

(a) SEC Documents. Merchants has timely filed with the SEC its Annual Report on Form 10 K, as amended through the date of this Agreement, for the fiscal year ended December 31, 2014 (the “Merchants 2014 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed or furnished by Merchants subsequent to January 1, 2015, and on or prior to the date of this Agreement, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Merchants SEC Documents”). All of the Merchants SEC Documents (i) complied as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Merchants SEC Document (including the related notes and schedules thereto) fairly presents the financial position of Merchants as of its date, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such Merchants SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of Merchants for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be otherwise noted therein, and subject to normal year end audit adjustments in the case of unaudited financial statements. Except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Merchants and its Subsidiaries contained in Merchants 2014 Form 10-K and, except for liabilities reflected in the Merchants SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2014, neither Merchants nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto, other than in the ordinary course of its banking business.

(b) Certain Compliance Matters. Merchants, Merchants Bank and their respective officers and directors are in compliance with in all material respects, and have complied in all material respects, with (i) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ. Merchants (i) has established and maintained disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Merchants Board (A) all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Merchants’ ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Merchants’ internal controls over financial reporting.

Section 4.10. Regulatory Reports.

(a) Regulatory Filings. Merchants and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2012, with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Merchants and Merchants Bank, no Governmental Authority has initiated any proceeding, or to the Knowledge of Merchants, investigation into the business or operations of Merchants or Merchants Bank, since January 1, 2012. There is no unresolved material violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Merchants or Merchants Bank.

(b) Capital Category and CRA Rating. Merchants is, and immediately after the Effective Time will be, “well-capitalized” as such term is defined in the rules and regulations promulgated by the FRB, as amended from time to time. Merchants Bank is “well-capitalized” as such term is defined in the rules and regulations promulgated by the FDIC, as amended from time to time, and has a CRA rating of “Satisfactory” or better.

Section 4.11. Legal Proceedings; Regulatory Action.

(a) Legal Proceedings. No litigation, claim, suit, investigation or other proceeding before any court, governmental agency or arbitrator is pending against Merchants or any of its Subsidiaries, and, to the Knowledge of Merchants, (i) no litigation, claim, suit, investigation or other proceeding has been threatened and (ii) there are no facts which would reasonably be expected to give rise to such litigation, claim, suit, investigation or other proceeding, except in each case for routine litigation arising in the ordinary course of Merchants Bank’s business, none of which individually or in the aggregate is expected to have a Material Adverse Effect on Merchants and Merchants Bank, taken as a whole.

(b) Certain Regulatory Actions. Neither Merchants nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of Merchants or any of its Subsidiaries. Neither Merchants nor any of its Subsidiaries, has been advised by a Governmental Authority that it will issue, or has Knowledge of any facts which would reasonably be expected to give rise to the issuance by any Governmental Authority or has Knowledge that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

Section 4.12. Compliance With Laws.

(a) Statutes, Rules, Etc. Each of Merchants and Merchants Bank is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, the CRA, the Truth in Lending Act, the Home Mortgage Disclosure Act and all other applicable fair lending and fair housing laws or other laws relating to discriminatory business practices.

(b) Permits and Licenses. Each of Merchants and Merchants Bank has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Merchants, no suspension or cancellation of any of them is threatened.

(c) Governmental Notifications. Except as otherwise disclosed on Merchants Disclosure Schedule 4.12(c), neither Merchants nor Merchants Bank has received, since January 1, 2012, any notification or communication from any Governmental Authority (i) asserting that Merchants or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by Merchants or Merchants Bank within a certain time period or indefinitely (nor, to the Knowledge of Merchants, do any grounds for any of the foregoing exist).

Section 4.13. Brokers. Neither Merchants nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Merchants has engaged, and will pay a fee or commission to, Griffin Financial Group LLC. A true, complete and correct copy of the engagement letter with Griffin Financial Group LLC has been previously delivered to NUVO.

Section 4.14. Employee Benefit Plans.

(a) Identification of Plans. All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Merchants and Merchants Bank and current or former directors of Merchants and Merchants Bank including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, restricted stock, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Merchants Benefit Plans”), are identified in Merchants Disclosure Schedule 4.14(a).

(b) Compliance with Laws. To the Knowledge of Merchants, each Merchants Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Merchants Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Merchants is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Merchants, threatened action, suit or claim relating to any of Merchants Benefit Plans (other than routine claims for benefits). Neither Merchants nor Merchants Bank has engaged in a transaction, or omitted to take any action, with respect to any Merchants Benefit Plan that would reasonably be expected to subject Merchants or Merchants Bank to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(c) Pension Plans. No liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Merchants or any Subsidiary with respect to any Merchants Benefit Plan which is subject to Title IV of ERISA (“Merchants Defined Benefit Plan”) currently or formerly maintained by Merchants or any entity which is considered one employer with Merchants under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “Merchants ERISA Affiliate”). Neither Merchants nor any Merchants ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Merchants Defined Benefit Plan or by any Merchants ERISA Affiliate within the 12 month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement. As of December 31, 2014, no Merchants Defined Benefit Plan or single-employer plan of any Merchants ERISA Affiliate had an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Merchants has not provided, and is not required to provide, security to any Merchants Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(d) Plan Contributions. All material contributions required to be made under the terms of any Merchants Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Merchants’ consolidated financial statements to the extent required by GAAP. Merchants and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Merchants Benefit Plan for financial reporting purposes as required by GAAP.

Section 4.15. Environmental Matters. To Merchants’ Knowledge, neither Merchants nor any of its Subsidiaries has any liability, individually or in the aggregate, under any Environmental Law due to the presence or release of any Hazardous Material or Oil at any real property owned, leased or operated by Merchants or any of its Subsidiaries, or at any real property in which Merchants or any of its Subsidiaries holds a Lien, that would now constitute, or that would reasonably be likely to result in or create, a Material Adverse Effect with respect to Merchants or Merchants Bank.

Section 4.16. Tax Matters.

(a) Tax Return Filings. Each of Merchants and its Subsidiaries has timely filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was timely filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Merchants or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Merchants and which Merchants is contesting in good faith. Neither Merchants nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and neither Merchants nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where Merchants or any of its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Merchants or any of its Subsidiaries.

(b) Withholdings and Payments. Each of Merchants and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No Tax Proceedings or Deficiency or Audit Notices. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Merchants are pending with respect to Merchants or any of its Subsidiaries. Neither Merchants nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Merchants or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Merchants or any of its Subsidiaries.

Section 4.17. Investment Securities. Each of Merchants and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Merchants or its Subsidiaries. Such securities are valued on the books of Merchants in accordance with GAAP. Merchants and its Subsidiaries and their respective businesses employ investment, liquidity, risk management and other policies, practices and procedures which Merchants believes are prudent and reasonable in the context of it banking business.

Section 4.18. Deposit Insurance; FHLB Membership. The deposits of Merchants Bank are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by law, and Merchants Bank has paid all deposit insurance premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Merchants, threatened. Merchants Bank is a member in good standing of the FHLB and owns the requisite FHLB stock.

Section 4.19. CRA, Anti-money Laundering and Customer Information Security. Neither Merchants nor Merchants Bank is a party to any agreement with any individual or group regarding CRA matters and Merchants has no Knowledge of, and none of Merchants and its Subsidiaries has been advised of, or has any reason to believe (because of Merchants Bank’s Home Mortgage Disclosure Act data for the year ended December 31, 2014, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause Merchants Bank: (i) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “Satisfactory”; (ii) to be deemed to be operating in violation of the BSA and its implementing regulations (31 CFR Part 1000 et seq.), the USA PATRIOT Act and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy and data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Merchants Bank pursuant to 12 C.F.R. Part 364. The Board of Directors of Merchants Bank has adopted and Merchants Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

Section 4.20. Merchants Common Stock. The shares of Merchants Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.21. Code Section 368 Reorganization. Merchants has not taken nor agreed to take any action and has no Knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede the Merger from Qualifying as a “reorganization” under Section 368(a) of the Code.

Section 4.22. Available Funds. Merchants has, and as of the Effective Date will have, available funds necessary to satisfy its obligations in connection with the Merger and the transactions contemplated hereby, including all cash payments required under Article II of this Agreement.

ARTICLE V

COVENANTS

Section 5.01. Covenants of NUVO. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Merchants, NUVO shall carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. NUVO will use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and Merchants the present services of the current officers and employees of NUVO and (iii) preserve for itself and Merchants the goodwill of the customers of NUVO and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in NUVO Disclosure Schedules or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by Merchants, NUVO shall not directly or indirectly take or cause to be taken any of the following actions:

(a) Capital Stock. Other than pursuant to options or Warrants outstanding as of the date of this Agreement and listed in NUVO Disclosure Schedules, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee or director stock options, restricted stock warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any NUVO Common Stock or Rights, or obligate itself to purchase, retire or redeem, any of its shares of NUVO Common Stock or Rights.

(b) Dividends; Etc. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of NUVO’s capital stock; or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

(c) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of NUVO or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to employees in the ordinary course of business consistent with NUVO’s 2015 budget, a copy of which has been made available to Merchants, (ii) NUVO shall be permitted to make cash contributions to the NUVO 401(k) Plan in the ordinary course of business consistent with past practice, and (iii) payment of accrued bonuses at the Closing consistent with past practice in an amount not to exceed $120,000 for calendar year 2015.

(d) Hiring. Hire any person as an employee of NUVO or promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and set forth on NUVO Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies arising after the date of this Agreement at an annual salary of less than $50,000 and whose employment is terminable at the will of NUVO.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of NUVO, (except (i) as may be required by or to make consistent with applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to Merchants, or (ii) to satisfy contractual obligations existing as of the date of this Agreement and set forth on NUVO Disclosure Schedule 5.01(e)).

(f) Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date of this Agreement, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.

(g) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to NUVO taken as a whole.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $15,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend NUVO’s Articles of Association or Bylaws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.

(l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any Material Contract, Lease or Insurance Policy.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which NUVO is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by NUVO of an amount which exceeds $15,000 and/or would impose any material restriction on the business of NUVO.

(n) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(o) Derivatives Transactions. Enter into any Derivatives Transactions.

(p) Indebtedness. Incur any indebtedness for borrowed money, other than deposits, federal funds purchased, borrowings from the FHLB with a maturity of less than one year, deposits that are not purchased deposits, and securities sold under agreements to repurchase; all such permitted borrowings shall be, in each case, made in the ordinary course of business consistent with past practice. NUVO will not assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or (ii) any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.

(r) Loans. Except to satisfy contractual obligations existing as of the date of this Agreement and set forth on NUVO Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with NUVO’s loan policies and procedures in effect as of the date of this Agreement; provided, however, that the prior written notification and approval of Merchants is required (i) for the making or extension of any Loan in excess of $1,000,000; and (ii) any loan workouts, restructurings or modifications involving a troubled borrower in excess of $100,000. For purposes of this Section 5.01(s), consent shall be deemed given unless Merchants objects within 48 hours of notification. Notwithstanding anything to the contrary in the preceding sentence, NUVO shall not (i) purchase any automobile loans from any auto dealer, third party lender or otherwise; or (ii) enter into any new contracts or commitments to service any loans for third parties without the prior written consent of Merchants.

(s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t) Taxes. Make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

(u) Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by NUVO under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which it is a party or by which it or its properties is bound.

(v) Environmental Assessments. Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

(w) Insurance. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.

(x) Liens. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.

(y) Adverse Actions. Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

(z) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02. Covenants of Merchants. From the date of this Agreement until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of NUVO, Merchants will not, and will cause Merchants Bank not to:

(a) Adverse Actions. (i) Take any action or fail to take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VI not being satisfied or (z) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or (ii) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(b) Current Information. During the period from the date of this Agreement to the Effective Time, Merchants will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of NUVO and to report the general status of the ongoing operations of Merchants.

(c) Certain Other Transactions. During the period from the date of this Agreement to the Effective Time, Merchants shall not, and shall not permit Merchants Bank to, without the prior consent of NUVO, which consent shall not be unreasonably withheld, (i) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of Merchants or Merchants Bank to consummate the transactions contemplated hereby prior to the Termination Date, or (ii) enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which Merchants, Merchants Bank or any surviving corporation may be required not to consummate the Merger or any of the other transactions contemplated hereby in accordance with the terms of this Agreement.

Section 5.03. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04. NUVO Shareholder Approval. NUVO agrees to take, in accordance with applicable law, the Articles of Agreement of NUVO and the Bylaws of NUVO, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by NUVO’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “NUVO Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. NUVO agrees to use its best efforts to convene the NUVO Meeting within forty-five (45) days after the initial mailing of the Proxy Statement/Prospectus to shareholders of NUVO pursuant to Section 5.08, and in any event shall convene the NUVO Meeting within fifty (50) days after such mailing. Except with the prior approval of Merchants, no other matters shall be submitted for the approval of NUVO shareholders at the NUVO Meeting. NUVO Board shall at all times prior to and during the NUVO Meeting recommend adoption of this Agreement by the shareholders of NUVO and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to Merchants or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11 (a “Change in Recommendation”). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of NUVO for their approval at the NUVO Meeting and nothing contained herein shall be deemed to relieve NUVO of such obligation.

Section 5.05. Merger Registration Statement; Proxy Statement/Prospectus.

(a) S-4 Registration Statement; Proxy Statement/Prospectus. For the purposes of (i) registering with the SEC under the Securities Act the shares of Merchants Common Stock to be offered to holders of NUVO Common Stock in connection with the Merger under the Securities Act and applicable state securities laws and (ii) soliciting proxies in connection with the NUVO Meeting, Merchants shall draft and prepare, and NUVO shall assist with and cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by Merchants in the Merger (the “Registration Statement”), including the Proxy Statement/Prospectus. Merchants shall provide NUVO and its counsel with appropriate opportunity to review and comment on the Registration Statement and Proxy Statement/Prospectus prior to the time they are initially filed with the SEC or any amendments are filed with the SEC. Merchants shall file the Registration Statement with the SEC. Each of Merchants and NUVO shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and NUVO shall thereafter promptly mail the Proxy Statement/Prospectus to its shareholders.

(b) Cooperation and Information Sharing. NUVO shall provide Merchants with any information and disclosures concerning NUVO that Merchants may reasonably request in connection with the drafting and preparation of the Registration Statement and Proxy Statement/Prospectus, and the Merchants shall notify NUVO promptly of the receipt of any comments of the SEC with respect to the Registration Statement or Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to NUVO promptly copies of all correspondence between it or any of its representatives and the SEC. Merchants shall provide NUVO and its counsel with appropriate opportunity to review and comment on all amendments and supplements to the Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Merchants and NUVO agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. NUVO agrees to cause the Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of NUVO Common Stock entitled to vote at NUVO Meeting at the earliest practicable time.

(c) Blue Sky Compliance. Merchants shall use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and NUVO shall furnish to Merchants all information concerning NUVO and the holders of NUVO Common Stock as may be reasonably requested in connection with such action.

Section 5.06. Regulatory Approvals. Each of NUVO and Merchants will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Authorities (“Regulatory Filings”) necessary to consummate the transactions contemplated by this Agreement. NUVO and Merchants will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement/Prospectus and any Regulatory Filings. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party that appears in any Regulatory Filing. In addition, Merchants and NUVO shall each furnish to the other for review a copy of each such Regulatory Filing prior to its filing with the applicable Governmental Authority.

Section 5.07. Supplements or Amendments. NUVO and Merchants shall promptly notify the other party if at any time it becomes aware that the Proxy Statement/Prospectus, Registration Statement or any Regulatory Filing contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, NUVO shall cooperate with Merchants in the preparation of a supplement or amendment to such Proxy Statement/Prospectus, Registration Statement or Regulatory Filing, as the case may be, which corrects such misstatement or omission. If applicable, Merchants shall file an amended Registration Statement with the SEC, and NUVO shall mail an amended Proxy Statement/Prospectus to its shareholders.

Section 5.08. NASDAQ Listing. Merchants shall use its reasonable best efforts to list, prior to the Effective Time, on NASDAQ the shares of Merchants Common Stock to be issued as Merger Consideration pursuant to the Merger and Article II hereof, and Merchants shall give all notices and make all filings with NASDAQ required in connection with the transactions contemplated herein.

Section 5.09. Press Releases. NUVO and Merchants shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. NUVO and Merchants shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.

Section 5.10. Access; Information; Cooperation.

(a) Access to Information. NUVO agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Merchants and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours in a manner not to interfere with the prudent operation of NUVO or the supervision of employees of NUVO throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of NUVO and to such other information relating to NUVO as Merchants may reasonably request and, during such period, it shall furnish promptly to Merchants all information concerning the business, properties and personnel of NUVO as Merchants may reasonably request.

(b) Confidentiality. All information furnished to Merchants by NUVO pursuant to Section 5.10(a) shall be subject to, and Merchants shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement, dated as of January 30, 2015, by and between NUVO and Merchants (the “Confidentiality Agreement”).

(c) Representations and Warranties not Affected. No investigation by Merchants of the business and affairs of NUVO shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Merchants to consummate the transactions contemplated by this Agreement.

Section 5.11. No Solicitation by NUVO.

(a) Other Acquisition Proposals. From the date of this Agreement through the Effective Time, NUVO shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. If, and only to the extent that

(A) the NUVO Board reasonably determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of NUVO to comply with their respective fiduciary duties under applicable law in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 5.11(a) that the NUVO Board believes in good faith is a Superior Proposal; provided, however, that no Acquisition Proposal shall be considered a Superior Proposal unless, during the three (3) Business Day period following written notification to the Merchants of the Superior Proposal, NUVO and its advisors shall have negotiated in good faith with Merchants to make adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and such negotiations fail to result in the necessary adjustments to this Agreement; and

(B) NUVO provides notice to Merchants of its decision to take such action in accordance with the requirements of Section 5.11(b),

then NUVO may (i) furnish information with respect to NUVO to any Person making such an Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by NUVO after consultation with its outside legal counsel) on terms substantially similar to, and no less favorable to Merchants than, the terms contained in any such agreement between NUVO and Merchants, (ii) participate in discussions or negotiations regarding such an Acquisition Proposal and (iii) authorize any statement or recommendation in support of such an Acquisition Proposal and withhold, withdraw, amend or modify the recommendation referred to in Section 5.04.

(b) Notice to Merchants. NUVO shall notify Merchants promptly (but in no event later than 48 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to NUVO or for access to the properties, books or records of NUVO by any Person that informs the NUVO Board or a member of the senior management of NUVO that it is considering making, or has made, an Acquisition Proposal. Such notice to Merchants shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of NUVO, and the material terms of any such Acquisition Proposal and any modification or amendment to such Acquisition Proposal. NUVO shall keep Merchants fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. NUVO also shall promptly, and in any event within twenty-four (24) hours, notify Merchants, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 5.11(a).

(c) Termination of Any Prior Discussions. NUVO shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Merchants) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons (other than Merchants) who have been furnished confidential information regarding NUVO in connection with the solicitation of or discussions regarding an Acquisition Proposal within the twelve (12) months prior to the date of this Agreement promptly to return or destroy such information. NUVO agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which NUVO is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.

(d) NUVO Responsible for Compliance. NUVO shall ensure that the directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of NUVO are aware of the restrictions described in this Section 5.11 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 5.11 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of NUVO, at the direction or with the consent of NUVO, shall be deemed to be a breach of this Section 5.11 by NUVO.

Section 5.12 Certain Policies. Prior to the Effective Date, NUVO shall, consistent with GAAP and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Merchants; provided, however, that NUVO shall not be obligated to take any action pursuant to this Section 5.12 unless and until Merchants acknowledges, and NUVO is satisfied, that all conditions to NUVO’s obligation to consummate the Merger have been satisfied and that Merchants shall consummate the Merger in accordance with the terms of this Agreement, and further provided that in any event, no accrual or reserve made by NUVO pursuant to this Section 5.12 or the consequences resulting therefrom shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of NUVO or its management with any such adjustments.

Section 5.13. Indemnification.

(a) Obligation. From and after the Effective Time, Merchants (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of NUVO, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of NUVO or is or was serving at the request of NUVO as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of NUVO, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Bylaws of Merchants as in effect on the date of this Agreement (subject to change as required by law). Merchants’ obligations under this Section 5.13(a) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(b) Notice of Claim. Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.

(c) Insurance. Prior to the Effective Time, Merchants shall use its reasonable best efforts to cause the persons serving as directors and officers of NUVO immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by NUVO (provided that Merchants may substitute therefor policies which are not materially less advantageous than such policy or single premium run off coverage with policy limits equal to NUVO’s existing coverage limits) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such; provided, however, that in no event shall Merchants be required to expend more than $75,000 in the aggregate to maintain such insurance during such six-year period (the “Insurance Amount”), and further provided that if Merchants is unable to maintain or obtain the insurance called for by this Section 5.13(c) as a result of the preceding provision, Merchants shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(d) Successors Bound. If Merchants or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Merchants shall assume the obligations set forth in this Section 5.13.

Section 5.14. Employees; Benefit Plans.

(a) Benefit Plans. Following the Closing Date, Merchants may choose to maintain any or all of NUVO Benefit Plans in its sole discretion and NUVO shall cooperate with Merchants in order to effect any plan terminations to be made as of the Effective Time (or immediately prior to the Effective Time in the case of any tax-qualified 401(k) plan). However, for any NUVO Benefit Plan terminated for which there is a comparable Merchants Benefit Plan of general applicability, Merchants shall take all reasonable action so that employees of NUVO shall be entitled to participate in such Merchants Benefit Plan to the same extent as similarly-situated employees of Merchants (it being understood that inclusion of the employees of NUVO in Merchants Benefit Plans may occur at different times with respect to different plans). Merchants shall cause each Merchants Benefit Plan in which employees of NUVO are eligible to participate to take into account for purposes of eligibility and vesting under Merchants Benefit Plans (but not for purposes of benefit accrual) the service of such employees with NUVO to the same extent as such service was credited for such purpose by NUVO; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of Merchants to amend or terminate any of NUVO Benefit Plans or Merchants Benefit Plans in accordance with their terms at any time; provided, however, that Merchants shall continue to maintain the NUVO Benefit Plans (other than stock-based or incentive plans) for which there is a comparable Merchants Benefit Plan until NUVO Employees are permitted to participate in Merchants Benefit Plans, unless such Merchants Benefit Plan has been frozen or terminated with respect to similarly situated employees of Merchants or Merchants Bank.

(b) Vacation Time. Merchants shall assume and honor, or shall cause Merchants Bank to assume and honor, under the vacation policies of NUVO, as disclosed on NUVO Disclosure Schedule 3.16, the accrued but unused vacation time of employees of the Surviving Bank who were employees of NUVO prior to the Effective Time.

(c) Health Insurance. If employees of NUVO become eligible to participate in a medical, dental or health plan of Merchants upon termination of such plan of NUVO, Merchants shall make all commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Merchants, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous NUVO Benefit Plan prior to the Effective Time.

(d) Severance Benefit. Any employee of NUVO (excluding any employee who is party to a written employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated (other than for cause) at the request of Merchants (but by and in the sole discretion of NUVO) prior to the Effective Time, or is terminated by Merchants or Merchants Bank within six (6) months following the Effective Date, shall be entitled to receive severance payments in an amount equal to two (2) weeks base pay for each full year of service based upon the employee’s date of hire (plus a prorated amount for each partial year of service, such service determined by taking into account service with NUVO, Merchants and Merchants Bank), with a minimum of four (4) and a maximum of twenty-six (26) weeks of base pay. Any employee of NUVO whose employment is terminated (other than for cause) pursuant to this Section 5.14(h) shall be eligible to apply for open job listings at the Merchants and/or its affiliates and Merchants shall use commercially reasonable efforts to notify such persons of these vacancies as they may arise from time to time.

(e) Employment Agreements. Concurrent with the execution of this Agreement, Merchants and Merchants Bank will enter into with M. Dale Janes and Jeffrey S. Sattler (i) the Addendum and Waiver Agreement relating to their respective Employment Agreements with NUVO, substantially in the form attached hereto as Exhibit B, and (ii) Employment Agreements substantially in the form attached hereto as Exhibit C, to be effective as of the Effective Time. Subject to the foregoing, from and after the Effective Time, Merchants shall honor the contractual rights and vested benefit obligations of current and former employees and directors of NUVO existing as of the Effective Date as well as all employment, severance, deferred compensation, change in control agreements to the extent set forth on NUVO Disclosure Schedule 3.14(a) or NUVO Disclosure Schedule 3.16(e). Merchants acknowledges that the consummation of the Merger will constitute a “change in control” of NUVO for purposes of any benefit plans, agreements and arrangements of NUVO to the extent such benefit plans, agreements and arrangements are set forth on NUVO Disclosure Schedule 3.16(a).

(f) Stay Bonuses. Merchants agrees to the funding of a stay bonus pool in accordance with NUVO Disclosure Schedule 5.14(f). Any such stay bonus shall be in addition to, and not in lieu of, any bonus paid pursuant to Section 5.01(c) or severance payment made pursuant to Section 5.14(d).

Section 5.15. Notification of Certain Changes. Merchants and NUVO shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by NUVO or Merchants, as the case may be, with the respective covenants and agreements of such parties contained herein.

Section 5.16. Current Information. During the period from the date of this Agreement to the Effective Time, NUVO will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Merchants and to report the general status of the ongoing operations of NUVO. Without limiting the foregoing, NUVO agrees to provide to Merchants such reports and information as Merchants may reasonably request, including, without limitation, (i) a copy of each report filed by NUVO with a Governmental Authority within one (1) Business Day following the filing thereof; (ii) monthly updates of the information required to be set forth in NUVO Disclosure Schedules 3.18 and 3.22; (iii) biweekly financial statements; biweekly credit quality reports; and (iv) biweekly loan origination reports.

Section 5.17. Board Packages. NUVO shall distribute a copy of each NUVO Board package, including the agenda and any draft minutes, to Merchants at the same time and in the same manner in which it distributes a copy of such packages to the NUVO Board; provided, however, that NUVO shall not be required to copy Merchants on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of NUVO or any other matter that the NUVO Board has been advised of by counsel that such distribution to Merchants may violate a confidentiality obligation or fiduciary duty or any law or regulation or jeopardize the confidentiality of a legally cognizable privilege with respect to such information.

Section 5.18. Transition; Informational Systems Conversion. From and after the date of this Agreement, Merchants and NUVO shall use their reasonable best efforts and cooperate in good faith to facilitate the integration of NUVO with the business of Merchants following consummation of the transactions, and shall meet on a regular basis to discuss and plan for the conversion of NUVO’s data processing and related electronic informational systems (the “Informational Systems Conversion”) to those used by Merchants and Merchants Bank, which planning shall include, but not be limited to: (a) discussion of NUVO’s third-party service provider arrangements; (b) non-renewal of personal property leases and software licenses used by NUVO in connection with its systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; (e) communications with NUVO customers as appropriate; and (f) any other actions necessary and appropriate to facilitate the conversion following the Effective Time. Notwithstanding anything herein to the contrary, the parties contemplate that conversion of NUVO’s data processing system will take place on or before June 30, 2016. If requested by Merchants, NUVO shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that Merchants shall indemnify NUVO for any reasonable out-of-pocket fees, expenses or charges that NUVO may incur as a result of taking, at the request of Merchants, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by Merchants and/or NUVO in accordance with Sections 7.01(a), 7.01(b), 7.01(c) or 7.01(f), or by NUVO only in accordance with Sections 7.01(d), 7.01(e) or 7.01(h), Merchants shall indemnify NUVO for any reasonable fees, expenses or charges related to reversing the Informational Systems Conversion.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01. Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of NUVO and Merchants to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a) Regulatory Approvals. All consents and approvals of all Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(b) Merger Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

(c) NASDAQ Listing. The shares of Merchants Common Stock issuable in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.

(e) Tax Opinions. Merchants shall have received a letter setting forth the written opinion of Primmer Piper Eggleston & Cramer PC, in form and substance reasonably satisfactory to Merchants, dated as of the Closing Date, and NUVO shall have received a letter setting forth the written opinion of Cranmore, FitzGerald & Meaney, in form and substance reasonably satisfactory to NUVO, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.

Section 6.02. Conditions to Obligations of Merchants. The obligations of Merchants to consummate the Merger also are subject to the fulfillment or written waiver by Merchants prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of NUVO set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty speaks as of a specified earlier date, in any case subject to the standard in Section 6.04. Merchants shall have received a certificate to such effect, dated the Closing Date, signed on behalf of NUVO by the Chief Executive Officer and Chief Financial Officer of NUVO.

(b) Performance of Obligations of NUVO. NUVO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Merchants shall have received a certificate, dated the Closing Date, signed on behalf of NUVO by the Chief Executive Officer and Chief Financial Officer of NUVO to such effect.

(c) Adverse Regulatory Conditions. All Regulatory Approval referred to in Section 6.01(a) hereof shall have been obtained and all statutory waiting periods shall have expired or been terminated, and no such Regulatory Approval shall contain or be subject to any one or more conditions, restrictions or requirements which the Board of Directors of Merchants reasonably determines in good faith would, individually or in the aggregate, constitute a Materially Burdensome Condition.

(d) NUVO Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of the outstanding shares of NUVO Common Stock.

(e) Other Actions. NUVO shall have furnished Merchants with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as Merchants may reasonably request.

Section 6.03. Conditions to Obligations of NUVO. The obligations of NUVO to consummate the Merger also are subject to the fulfillment or written waiver by NUVO prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Merchants set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation and warranty speaks as of a specified earlier date, in any case subject to the standard in Section 6.04. NUVO shall have received a certificate to such effect, dated the Closing Date, signed on behalf of Merchants by the Chief Executive Officer and the Chief Financial Officer of Merchants.

(b) Performance of Obligations of Merchants. Merchants shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NUVO shall have received a certificate, dated the Closing Date, signed on behalf of Merchants by the Chief Executive Officer and the Chief Financial Officer of Merchants to such effect.

(c) Other Actions. Merchants shall have furnished NUVO with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as NUVO may reasonably request.

(d) Delivery of Merger Consideration. On the Business Day before the Effective Time, Merchants shall have deposited with the Exchange Agent (i) the Cash Consideration in accordance with Section 2.08(a); (ii) the Option Cancellation Payment in accordance with Section 2.02(a); (iii) the 2013 Warrant Cancellation Payment (if any) in accordance with Section 2.03(b); and (iv) the payment in lieu of any fractional shares in accordance with Section 2.05.

Section 6.04. Standard for Representations and Warranties. No representation or warranty of NUVO contained in Article III or of Merchants contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any Inconsistent Fact unless such Inconsistent Fact, individually or when taken together with all other Inconsistent Facts, has had or would be reasonably likely to have a Material Adverse Effect on the party that made the representation or warranty. Notwithstanding the immediately preceding sentence, the representations and warranties contained in (i) Section 3.03 shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, and (ii) Sections 3.02, 3.04, 3.05, 3.06, 3.07, 3.09, 3.15, 3.16, 3.30 and 3.31 in the case of NUVO, and Sections 4.03, 4.04, 4.05, 4.06 and 4.08 in the case of Merchants, shall be deemed untrue and incorrect if not true and correct in all material respects when considered individually.

Section 6.05. Frustration of Closing Conditions. Neither Merchants nor NUVO may rely on the failure of any condition set forth in Sections 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to Article VI.

ARTICLE VII

TERMINATION

Section 7.01. Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Merchants and NUVO if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) No Regulatory Approval. By Merchants or NUVO, if its Board of Directors so determines by a vote of a majority of the members of its entire board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; and by Merchants if any Regulatory Approval is subject to a Materially Burdensome Condition.

(c) No Shareholder Approval. By either Merchants or NUVO (provided, in the case of NUVO, that it shall not be in material breach of any of its obligations under Section 5.04), if the approval of the shareholders of NUVO required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d) Breach of Representations and Warranties. By either Merchants or NUVO (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by Merchants) or Section 6.03(a) (in the case of a breach of a representation or warranty by NUVO).

(e) Breach of Covenants. By either Merchants or NUVO (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by NUVO) or Section 6.03(b) (in the case of a breach of a representation or warranty by Merchants).

(f) Delay. By either Merchants or NUVO if the Merger shall not have been consummated on or before March 31, 2016 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g) Failure to Recommend; Third-Party Acquisition Transaction; Etc. By Merchants or NUVO, if (i) NUVO shall have breached its obligations under Section 5.11, (ii) the NUVO Board shall have failed to make its recommendation referred to in Section 5.04, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Merchants, (iii) the NUVO Board shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than Merchants or a Subsidiary of Merchants or (iv) NUVO shall have materially breached its obligations under Section 5.04 by failing to call, give notice of, convene and hold NUVO Meeting in accordance with Section 5.04.

(h) Price Adjustments. By NUVO, if the NUVO Board so determines by a majority vote of the members of the entire NUVO Board, at any time during the five (5) day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date, if and only if both of the following conditions are satisfied:

(i) the Merchants Market Value is less than 87.5% of the Initial Merchants Market Value; and

(ii) the number obtained by dividing the Merchants Market Value by the Initial Merchants Market Value shall be less than the number obtained by (A) dividing the Final Index Price by the Initial Index Price and then (B) multiplying the quotient so obtained by 0.875; subject, however, to the following three sentences. If NUVO elects to exercise its termination right pursuant to this Section 7.01(h), it shall give prompt written notice thereof to Merchants. During the five (5) Business Day period commencing with its receipt of such notice, Merchants, at its sole discretion, shall have the option to increase the consideration to be received by the holders of NUVO Common Stock by increasing the aggregate Cash Consideration dollar for dollar by the Pricing Differential. If within such five (5) Business Day period, Merchants delivers written notice to NUVO that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 7.01(h), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.01(h).

For purposes of this Section 7.01(h), the following terms shall have the meanings indicated below:

“Merchants Market Value” means the volume weighted average trading price of Merchants Common Stock for the twenty (20) consecutive trading days immediately preceding the Determination Date.

“Determination Date” means the first date on which all required Regulatory Approvals under Section 6.01(a) have been obtained (disregarding any waiting period).

“Final Index Price” means the average of the closing price of the Index on each of twenty (20) consecutive trading days immediately preceding the Determination Date.

“Index” means the SNL US Bank $1-5 Billion Index or, if such Index is not available, such substitute or similar Index as substantially replicates the SNL US Bank $1-5 Billion Index.

“Initial Merchants Market Value” means $29.59 per share, which represents the volume weighted average trading price of Merchants common stock for the twenty (20) consecutive trading days immediately preceding the date of this Agreement.

“Initial Index Price” means the average of the closing prices for the Index for the twenty (20) consecutive trading days immediately preceding the date of this Agreement.

“Pricing Differential” means the amount of the difference between (A) the Total Stock Number multiplied by $25.89 and (B) the Total Stock Consideration.

“Total Stock Number” means 517,224 shares of Merchants Common Stock.

“Total Stock Consideration” means the product obtained by multiplying (A) the Total Stock Number by (B) the Merchants Market Value.

If Merchants or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 7.01(h).

Section 7.02. Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by Merchants while structuring and pursuing the Merger and as an inducement for Merchants to enter into this Agreement, the parties hereto agree that NUVO shall pay to Merchants a termination fee of $875,000 within three (3) Business Days after written demand for payment is made by Merchants, following the occurrence of any of the events set forth below:

(i) Merchants or NUVO terminates this Agreement pursuant to Section 7.01(g); or

(ii) NUVO enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving NUVO within eighteen (18) months following the termination of this Agreement by Merchants pursuant to Section 7.01(d) or Section 7.01(e) because of a willful breach by NUVO after an Acquisition Proposal has been publicly announced or otherwise made known to NUVO.

Section 7.03. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and Section 8.01 and (ii) such termination will not relieve a breaching party from liability for money damages for any breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.10(b), 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 8.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after NUVO Meeting no amendment shall be made which by law requires further approval by the shareholders of NUVO without obtaining such approval.

Section 8.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 8.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.

Section 8.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses and SEC filing and registration fees shall be shared equally between Merchants and NUVO; provided, however, that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement.

Section 8.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Merchants:

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, VT 05403

Attention:

Michael R. Tuttle

President and Chief Executive Officer

Fax: (802) 865-1891

With a copy to:

Primmer Piper Eggleston & Cramer PC

P.O. Box 1309

Montpelier, VT 05601

Attention: Denise J. Deschenes

Fax: (802) 223-2628

If to NUVO:

NUVO Bank & Trust Company

1500 Main Street

Springfield, MA 01115

Attention:

M. Dale Janes

Chief Executive Officer

Fax: (413) 787-2771

With a copy to:

Cranmore, FitzGerald & Meaney

49 Wethersfield Ave.

Hartford, CT 06114

Attention: J. J. Cranmore

Fax: (860) 522-3379

Section 8.07. Entire Understanding; No Third Party Beneficiaries. This Agreement, the Voting Agreements, and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement, the Voting Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce Merchants’ obligation under Section 5.13, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.08. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 8.09. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10. Interpretation. When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.11. Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE IX

DEFINITIONS

Section 9.01. Definitions. When used in this Agreement the following terms shall have the meanings set forth or referred to below:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving NUVO: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of NUVO in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (i) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (iv) an agreement or commitment by the relevant companies to take any action referenced above.

“Addendum and Waiver Agreement” has the meaning set forth in the Recitals.

“Adjusted Organizers’ Warrant Share Number” has the meaning specified in Section 2.03(a).

“Adjusted Organizers’ Warrant Share Price” has the meaning specified in Section 2.03(a).

“Adjusted 2013 Warrant Share Number” has the meaning specified in Section 2.03(b).

“Adjusted 2013 Warrant Share Price” has the meaning specified in Section 2.03(b).

“Agreement” has the meaning set forth in the Introduction.

“BHCA” means the federal Bank Holding Company Act of 1956, as amended.

“BOLI” has the meaning set forth in Section 3.26(b).

“BSA” has the meaning set forth in Section 3.28.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Vermont are authorized or obligated to close.

“Cash Consideration” has the meaning set forth in Section 2.01(c).

“Cash Consideration Number” has the meaning set forth in Section 2.06(a).

“Cash Election” has the meaning set forth in Section 2.06(a).

“Cash Election Shares” has the meaning set forth in Section 2.06(a).

“Certificate” has the meaning set forth in Section 2.04.

“Change in Recommendation” has the meaning set forth in Section 5.04.

“Closing” has the meaning set forth in Section 1.07.

“Closing Date” has the meaning set forth in Section 1.07.

“Code” has the meaning set forth in the Recitals.

“Confidentiality Agreement” has the meaning set forth in Section 5.10(b).

“CRA” has the meaning set forth in Section 3.07(b).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” has the meaning set forth in Section 7.01(h).

 “Dissenting Shares” has the meaning set forth in Section 2.07.

“Effective Time” has the meaning set forth in Section 1.05.

“Election Deadline” has the meaning set forth in Section 2.06(b).

“Election Form” has the meaning set forth in Section 2.06(a).

“Environment” means any air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, sediment, surface or subsurface strata, plant and animal life, and any other environmental medium or natural resource.

“Environmental Laws” means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the Environment, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material or Oil. The term Environmental Law includes without limitation (i) CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, and (ii) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Material or Oil as in effect on or prior to the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 2.06(a).

“Exchange Fund” has the meaning set forth in Section 2.08(a).

“Exchange Ratio” has the meaning set forth in Section 2.01(c).

“FDIA” has the meaning set forth in Section 3.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Boston, or any successor thereto.

“Final Index Price” has the meaning set forth in Section 7.01(h).

“Final Price” has the meaning set forth in Section 7.01(h).

“Finance Laws” has the meaning set forth in Section 3.13(d).

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Material” means any compound, chemical, pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing are defined, identified or regulated under or pursuant to any Environmental Laws, and including without limitation, asbestos, asbestos-containing materials, polychlorinated biphenyls, toxic mold, or fungi, or any other material that poses a threat to the Environment or to human health and safety but excludes substances in kind and amounts typically used or stored for cleaning purposes or other routine maintenance or operation of motor vehicles used by tenants (if applicable) or guests and otherwise in compliance with Environmental Laws.

“Hazardous Substance” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.

“Inconsistent Fact” means any fact, circumstance or event that is inconsistent with any representation or warranty of NUVO or Merchants (as applicable) under this Agreement.

“Indemnified Parties” has the meaning set forth in Section 5.13(a)

“Indemnifying Party” has the meaning set forth in Section 5.13(a).

“Index” has the meaning set forth in Section 7.01(h).

“Informational Systems Conversion” has the meaning set forth in Section 5.18.

“Initial Merchants Market Value” has the meaning set forth in Section 7.01(h).

“Initial Index Price” has the meaning set forth in Section 7.01(h).

“Insurance Amount” has the meaning set forth in Section 5.13(c).

“Insurance Policies” has the meaning set forth in Section 3.26(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should have been known by the senior officers and directors of such Person after reasonable inquiry.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge or other claim of third parties of any kind.

“Loans” has the meaning set forth in Section 3.22(a).

“Mailing Date” has the meaning set forth in Section 2.06(a).

“Material Adverse Effect” means (a) with respect to NUVO, any effect that is material and adverse to the financial position, results of operations or business of NUVO or that would materially impair the ability of NUVO to perform its obligations under this Agreement or otherwise materially impairs the ability of NUVO to consummate the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks generally, (iii) changes in general economic conditions (including interest rates) affecting banks generally, (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated by this Agreement or restructuring charges taken in connection with the transactions contemplated by this Agreement, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated by this Agreement; (vi) the effects of any action or omission taken with the prior consent of Merchants or as otherwise expressly permitted or contemplated by this Agreement; and (vii) exclusive of the performance of NUVO’s investment portfolio; and (b) with respect to Merchants, any effect that materially impairs the ability of Merchants to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of Merchants to consummate the transactions contemplated by this Agreement.

 “Materially Burdensome Condition” means any condition, restriction or requirement imposed by any Governmental Authority in connection with the issuance of a Regulatory Approval which in the reasonable good faith determination of Merchants would materially reduce the reasonably expected financial or operational benefits of the Merger to Merchants to such a degree that Merchants would not have entered into this Agreement had such condition, restriction or requirement been known to Merchants prior to the date of this Agreement.

“MBBI” means the Massachusetts Board of Bank Incorporation.

“MBCL” means the Massachusetts Business Corporations Law, MGL Chapter 156B.

“MBL” means Massachusetts laws applicable to the business of banking, including MGL chapters 167, 167A and 172.

“MDOB” means the Massachusetts Division of Banks.

“Merchants” has the meaning set forth in the Introduction.

“Merchants 2014 Form 10-K” has the meaning set forth in Section 4.09(a).

“Merchants Benefit Plans” has the meaning set forth in Section 4.14(a).

“Merchants Board” means the Board of Directors of Merchants.

“Merchants Certificates” has the meaning set forth in Section 2.08(a).

“Merchants Common Stock” has the meaning set forth in Section 2.01(a).

“Merchants Defined Benefit Plan” has the meaning set forth in Section 4.14(c).

“Merchants Disclosure Schedules” has the meaning set forth in Section 4.01(b).

“Merchants ERISA Affiliate” has the meaning set forth in Section 4.14(c).

“Merchants Equity Compensation Plans” means the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan and the Amended and Restated Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors and the Amended and Restated 2008 Compensation Plan for Non-Employee Directors.

“Merchants Market Value” has the meaning set forth in Section 7.01(h).

“Merchants SEC Documents” has the meaning set forth in Section 4.09(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.01(c).

“Merchants Certificates” has the meaning set forth in Section 2.08.

“MGL” means the Massachusetts General Laws.

“NASDAQ” has the meaning set forth in Section 2,05.

“Non-Election” has the meaning set forth in Section 2.06(a).

“Non-Election Shares” has the meaning set forth in Section 2.06(a).

“NUVO” has the meaning set forth in the Introduction.

“NUVO Benefit Plans” has the meaning set forth in Section 3.16(a).

“NUVO Board” means the Board of Directors of NUVO.

“NUVO Common Stock” has the meaning set forth in the Recitals.

“NUVO Director Designee” has the meaning set forth in Section 1.04(a).

 “NUVO Disclosure Schedules” has the meaning set forth in Section 3.01(b).

“NUVO Employees” has the meaning set forth in Section 3.16(a).

“NUVO Equity Incentive Plans” means the NUVO 2012 Equity Incentive Plan and the NUVO 2014 Equity Incentive Plan.

“NUVO Financial Statements” has the meaning set forth in Section 3.08(a).

“NUVO Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of NUVO.

“NUVO Loan Participation” means a purchased participation interest of NUVO in a loan or other extension of credit other than by NUVO.

“NUVO Loan Property” means any property in which NUVO holds a Lien, and, where required by the context (as a result of foreclosure), said term includes any property owned or operated by NUVO.

“NUVO Material Contract” has the meaning set forth in Section 3.14(b).

“NUVO Meeting” has the meaning set forth in Section 5.04.

“NUVO Pension Plan” has the meaning set forth in Section 3.16(b).

“NUVO Property” has the meaning set forth in Section 3.18(a).

“NUVO 2013 Warrant Share Number” has the meaning set forth in Section 2.03(b).

“OAEM” has the meaning set forth in Section 3.22(b).

“Oil” means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., or any other Environmental Law.

“Option Cancellation Payment” has the meaning set forth in Section 2.02(a).

“Options” has the meaning set forth in Section 2.02(a).

“OREO” has the meaning set forth in Section 3.22(b).

“Organizers’ Warrants” means the warrants issued on April 25, 2008, to purchase an aggregate of 142,261 shares of NUVO Common Stock at a price per share of $10.00, expiring on April 25, 2018.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Pricing Differential” shall have the meaning set forth in Section 7.01(h).

“Proxy Statement/Prospectus” means the proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder, together with any amendments and supplements thereto, as prepared by Merchants and NUVO and as delivered to holders of NUVO Common Stock in connection with the solicitation of their approval of this Agreement.

“Registration Statement” has the meaning set forth in Section 5.05.

“Regulatory Approvals” shall mean any approval or non-objection from any Governmental Authority necessary to consummate the Merger and the other transactions contemplated by this Agreement, including, without limitation, the approval of (i) the FDIC, (ii) the VDFR and (iii) the MBBI.

“Regulatory Filings” has the meaning set forth in Section 5.06.

“Replacement Organizers’ Warrants” has the meaning set forth in Section 2.03(a).

 “Replacement 2013 Warrants” has the meaning set forth in Section 2.03(b).

“Rights” means, with respect to any Person, warrants (including with respect to NUVO, the Founders Warrants and the 2013 Warrants), options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” has the meaning set forth in Section 3.13(e).

“Shortfall Number” has the meaning set forth in Section 2.06(c)(ii).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Stock Consideration” has the meaning set forth in Section 2.01(c).

“Stock Conversion Number” has the meaning set forth in Section 2.06(a).

“Stock Election” has the meaning set forth in Section 2.06(a).

“Stock Election Number” has the meaning set forth in Section 2.06(a).

“Stock Election Shares” has the meaning set forth in Section 2.06(a).

“Subsidiary” or “Subsidiaries” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 51% of the combined voting power of the shares of NUVO Common Stock then outstanding or all or substantially all of the assets of NUVO and otherwise (i) on terms which NUVO Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to NUVO’s shareholders than the transactions contemplated by this Agreement, and (ii) that constitutes a transaction that, in NUVO Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

“Surviving Bank” has the meaning set forth in Section 1.01(a).

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Termination Date” has the meaning set forth in Section 7.01(f).

“Total Stock Number” shall have the meaning in Section 7.01(h).

“Total Stock Consideration” shall have the meaning in Section 7.01(h).

“USA PATRIOT Act” has the meaning set forth in Section 3.07(b).

“VBL” means Vermont laws applicable to the business of banking, including Title 8, Part 5 of the VSA.

 “VBCA” means the Vermont Business Corporations Act, VSA Title 11A.

“VDFR” means the Vermont Department of Financial Regulation.

“Voting Agreement” has the meaning set forth in the Recitals.

“VSA” means the Vermont Statutes Annotated.

“Warrants” means, collectively, the Founders Warrants and the 2013 Warrants.

“2013 Warrant Cancellation Payment” has the meaning set forth in Section 2.03(b).

“2013 Warrants” means the warrants issued on April 30, 2013 to purchase an aggregate of 487,227 shares of NUVO Common Stock at a price per share of $5.00, expiring on April 30, 2017.

(Remainder of page left blank intentionally; signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MERCHANTS BANCSHARES, INC.

By:	/s/ Michael R. Tuttle
Name:	Michael R. Tuttle
Title:	President and Chief Executive Officer

NUVO BANK & TRUST COMPANY

By:	/s/ M. Dale Janes
Name:	M. Dale Janes
Title:	Chief Executive Officer

APPENDIX B

BANK MERGER AGREEMENT

This BANK MERGER AGREEMENT dated as of July 2, 2015, is (i) made by and between Merchants Bank ("Merchants Bank"), a Vermont-chartered commercial bank headquartered at 275 Kennedy Drive, South Burlington, Vermont, and NUVO Bank & Trust Company ("NUVO"), a Massachusetts-chartered trust company headquartered at 1500 Main Street, Springfield, Massachusetts; and (ii) joined in by Merchants Bancshares, Inc., a Delaware corporation headquartered at 275 Kennedy Drive, South Burlington, Vermont (“Merchants”) for the limited purpose set forth on the signature page hereof. Unless otherwise defined herein, all capitalized terms used in this Bank Merger Agreement shall have the meanings ascribed to them in the Merger Agreement (as hereinafter defined).

WHEREAS, Merchants Bank is a wholly-owned subsidiary of Merchants;

WHEREAS, NUVO is not a subsidiary of any other corporation or entity;

WHEREAS, Merchants and NUVO are parties to an Agreement and Plan of Merger dated as of April 27, 2015 (the “Merger Agreement”), which contemplates that, at the effective time of the Merger (as hereinafter defined), subject to satisfaction or waiver of the conditions specified therein, NUVO will merge with and into Merchants Bank, with Merchants Bank surviving such merger (the “Merger”) and NUVO’s sole banking office becoming an interstate branch office of Merchants Bank;

WHEREAS, the Merger Agreement contemplates that at the Effective Time (as hereinafter defined) each share of the outstanding common stock of NUVO, $0.01 par value per share (the “NUVO Common Stock”), will be converted into the right to receive .2416 shares of the common stock, $0.01 par value per share of Merchants (the “Merchants Common Stock”), or $7.15 in cash, or a combination of Merchants Common Stock and cash (subject to the election and allocation procedures set forth in the Merger Agreement); and

WHEREAS, Merchants Bank and NUVO desire to set forth the terms and conditions on which the Bank Merger shall be effected under the laws of Vermont and Massachusetts, and Merchants desires to join in this Bank Merger Agreement for the limited purpose set forth on the signature page hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

The Bank Merger; Purpose of the Merger. Subject to the terms and conditions of this Bank Merger Agreement, at the Effective Time (as hereinafter defined), NUVO shall merge with and into Merchants Bank under the laws of the State of Vermont and the Commonwealth of Massachusetts. Merchants Bank shall be the bank surviving the Merger ("Surviving Bank”). This Bank Merger Agreement is intended to effectuate an interstate bank merger under MGL Ch. 167I § 3 and 8 VSA §§ 15201 and 17201, and shall be governed by applicable provisions of the banking and business corporations laws of Vermont and Massachusetts. The purpose of the Merger is to facilitate the expansion of the business operations of Merchants Bank into the Western Massachusetts region and to permit NUVO to become part of a larger and more profitable banking organization.

2.

Merger Effective Time. Subject to receipt of all required regulatory approvals and satisfaction or waiver of all other conditions to completion of the Merger specified herein, in the Merger Agreement, or otherwise imposed under applicable law, the Merger shall become effective on such date and at such time as shall be specified in Articles of Merger, or in any certificate or approval order issued by the Vermont Commissioner of Financial Regulation or the Massachusetts Commissioner of Banks and filed by the parties hereto with the Vermont Secretary of State and the Massachusetts Secretary of the Commonwealth (the “Effective Time”).

3.

Vermont Banking Charter; Articles of Incorporation; Bylaws and Purposes of Surviving Bank. The Surviving Bank shall conduct its banking business from and after the Effective Time under the Vermont banking charter of Merchants Bank. The Articles of Incorporation and the Bylaws of Merchants Bank, in each case as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Bank, until the same shall be subsequently altered, amended or repealed in accordance with their respective terms and applicable law. The purposes of the Surviving Bank shall be to carry on the business of banking and to exercise all rights and powers incidental thereto, as may be permitted from time to time, for a banking corporation organized under the laws of Vermont.

4.

Name and Banking Offices of Surviving Bank. The name of the Surviving Bank shall be "Merchants Bank”. The main office of Merchants Bank immediately prior to the Effective Time, located at 275 Kennedy Drive, South Burlington, Vermont, shall be the main office of the Surviving Bank. At the Effective Time (i) the headquarters office of NUVO at 1500 Main Street, Springfield, Massachusetts shall become an interstate branch banking office of Merchants Bank and (ii) the branch banking offices of Merchants Bank which were in lawful operation immediately prior to the Effective Time shall be branch banking offices of the Surviving Bank.

5.

Directors and Officers of Surviving Bank. Upon consummation of the Merger, the directors and the officers of Merchants Bank immediately prior to the Effective Time shall continue as the directors and the officers of the Surviving Bank, except that one individual serving as a director of NUVO immediately prior to the Merger shall be appointed to the Board of Directors of the Surviving Bank at the Effective Time.

6.

Effects of the Merger. Upon consummation of the Merger, and in addition to the effects under other applicable law,

A.

The separate existence of NUVO shall cease and its corporate existence shall be merged into that of Merchants Bank as the Surviving Bank;

B.

The Articles of Merger shall be deemed to be an amendment of the articles of incorporation of Merchants Bank as the Surviving Bank;

C.

All rights, franchises, estates and interests of NUVO in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action, shall be transferred to and vested in Merchants Bank as the Surviving Bank by operation of law, by virtue of the Merger and without any deed or other instrument of transfer, conveyance or assignment, and Merchants Bank shall hold and enjoy all rights, franchises, interests, powers and privileges, in the same manner and to the same extent as such rights, franchises, interests, powers and privileges were held or enjoyed by NUVO immediately prior to the Effective Time;

D.

Merchants Bank shall be liable for all liabilities and obligations of NUVO, including without limitation all deposits, accounts, debts, obligations and contracts of NUVO, whether matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on the balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of NUVO shall be preserved unimpaired; and

E.

No action or proceeding pending at the Effective Time before any court or tribunal of the Commonwealth of Massachusetts in which NUVO is a party, or in which any stockholder, director, or officer of NUVO is a party, shall abate or be discontinued or otherwise affected by reason of the Merger.

7.

Effect on Shares of NUVO Common Stock and Rights to Acquire NUVO Common Stock. At the Effective Time the Merger shall have the following effects on the NUVO Common Stock and rights to acquire NUVO Common Stock:

A.

NUVO Outstanding Stock. Each share of NUVO Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury stock) shall become and be converted into the right to receive at the election of the holder thereof either (i) $7.15 in cash, without interest (the “Cash Consideration”), or (ii) .2416 shares (the “Exchange Ratio”) of Merchants Common Stock (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”), subject to the overall limitation that no more than 2,140,829 shares of NUVO Common Stock shall be converted into the Stock Consideration and the remaining shares of NUVO Common Stock shall be converted into the Cash Consideration, in accordance with Article II of the Merger Agreement.

B.

NUVO Treasury Stock. Each share of NUVO Common Stock held by NUVO as treasury stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

C.

Restricted Stock. At the Effective Time, all restricted stock awards granted under the NUVO Equity Incentive Plans shall vest in full so as to no longer be subject to any forfeiture or vesting requirements, and all such shares of NUVO Common Stock shall be considered outstanding shares for all purposes, including, without limitation, for purposes of the right to receive the Merger Consideration and to receive Election Forms with respect thereto.

D.

Options. At the Effective Time, each option to purchase NUVO Common Stock (collectively, the "Options") granted under the NUVO Equity Incentive Plans or any predecessor plan, whether vested or unvested, which is outstanding immediately prior to the Effective Time and which has not been exercised or canceled prior thereto shall be canceled and converted into the right of the holder to receive an amount of cash equal to (i) the number of shares of NUVO Common Stock provided for in such Option multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price per share of NUVO Common Stock provided for in such Option (the “Option Cancellation Payment”).

E.

Organizers’ Warrants. At the Effective Time, each outstanding Organizers’ Warrant shall become and be converted into the right to acquire, upon payment of the Adjusted Organizers’ Warrant Exercise Price (as hereinafter defined) on or before the expiration date of such warrant (which expiration date shall not be affected by the Merger), that number of shares of Merchants Common Stock determined by multiplying (i) the number of shares of NUVO Common Stock which may be acquired upon exercise of such Organizers’ Warrant by (ii) the Exchange Ratio (the “Adjusted Organizers’ Warrant Share Number”), and each holder of an Organizers’ Warrant shall be entitled, upon surrender of the certificate for such Organizers’ Warrant to Merchants, to receive in exchange therefor a new Organizers’ Warrant certificate issued by Merchants (a “Replacement Organizers’ Warrant Certificate”) and reflecting the Adjusted Organizers’ Warrant Share Number, the Adjusted Organizers’ Warrant Exercise Price and containing all other terms as in the certificate for the Organizer Warrant so surrendered. For purposes of the Merger Agreement, the term “Adjusted Organizers’ Warrant Exercise Price” means the adjusted per share exercise price of the Organizers’ Warrants determined by dividing the current per share exercise price of such Warrant ($10.00) by the Exchange Ratio.

F.

2013 Warrants. At the Effective Time, each outstanding 2013 Warrant shall become and be converted into the right to receive, upon election of the 2013 Warrant holder, (i) the 2013 Warrant Cancellation Payment with respect to each NUVO 2013 Warrant Share to which such 2013 Warrant relates; or (ii) a Replacement 2013 Warrant Certificate with respect to such 2013 Warrant.

For the purposes of this Agreement,

(i)

“Adjusted 2013 Warrant Exercise Price” means the adjusted per share exercise price of the 2013 Warrants determined by dividing the per share 2013 Warrant exercise price ($5.00) by the Exchange Ratio;

(ii)

“Adjusted 2013 Warrant Number” means, with respect to a 2013 Warrant, that number of shares of Merchants Common Stock determined by multiplying (i) the number of NUVO Warrant Shares with respect to such 2013 Warrant by (ii) the Exchange Ratio;

(iii)

“2013 Warrant Cancellation Payment” means, with respect to a 2013 Warrant, a cash payment in cancellation of such 2013 Warrant equal to (y) the number of NUVO Warrant Shares with respect to such 2013 Warrant multiplied by (z) the difference between the per share 2013 Warrant exercise price ($5.00) and $7.15;

(iv)

“NUVO Warrant Shares” means, with respect to a 2013 Warrant, the number of shares of NUVO Common Stock that the holder of such 2013 Warrant has the right to acquire, upon payment of the per share 2013 Warrant exercise price ($5.00); and

(v)

“Replacement 2013 Warrant Certificate” means, with respect to a 2013 Warrant, a replacement warrant certificate issued by Merchants and representing the right to acquire prior to the 2013 Warrant expiration date (which expiration date shall not be affected by the Merger) that number of shares of Merchants Common Stock equal to the Adjusted 2013 Warrant Share Number, at a price per share equal to the Adjusted 2013 Warrant Exercise Price.

G.

No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Merchants Common Stock and no certificates or scrip therefor, nor any other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Merchants shall pay to each holder of NUVO Common Stock who otherwise would have been entitled to a fractional share of Merchants Common Stock (after taking into account all NUVO Stock

Certificates delivered by such holder) an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $29.59.

H.

Rights as Shareholders; Stock Transfers. All shares of NUVO Common Stock, when converted at the Effective Time as provided in Section 7.A, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing such shares shall thereafter represent only the right of the holder thereof to receive for each such share of NUVO Common Stock, the Merger Consideration and, if applicable, any cash in lieu of fractional shares of Merchants Common Stock in accordance with Section 7.G. At the Effective Time, holders of NUVO Common Stock shall cease to be, and shall have no rights as, shareholders of NUVO other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Merchants Common Stock as provided under this Section 7 and in Article II of the Merger Agreement. After the Effective Time, there shall be no transfers on the stock transfer books of NUVO of shares of NUVO Common Stock.

8.

Authorized Capital Stock of Surviving Bank. The authorized capital stock of Merchants Bank, consisting of 874,576 shares of common stock, $5.00 par value per share, all of which are issued and outstanding on the date hereof, shall constitute the authorized capital stock of the Surviving Bank, until thereafter amended in accordance with applicable Vermont law and the Articles of Incorporation, and all such shares shall remain issued and outstanding at the Effective Time.

9.

Conditions to Consummation of the Merger. The respective obligations of NUVO and Merchants to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver, by the parties hereto prior to the Merger closing date of each of the following conditions:

A.

Regulatory Approvals. All consents and approvals of all governmental authorities required to consummate the transactions contemplated by the Merger Agreement and this Bank Merger Agreement, including the approval of the Vermont Commissioner of the Department of Financial Regulation, the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated; and none of such regulatory approvals shall contain any condition or restriction that is materially burdensome to Merchants;

B.

NUVO Shareholder Approval. The Merger on the terms contained in the Merger Agreement and this Bank Merger Agreement shall have been duly approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of NUVO Common Stock;

C.

Merger Registration Statement Effective. The registration statement filed by Merchants with the Securities and Exchange Commission (“SEC”) to register the shares of Merchants’ Common Stock to be issued as Merger Consideration shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect;

D.

NASDAQ Listing. The shares of Merchants Common Stock to be issued as Merger Consideration shall have been approved for listing on NASDAQ, subject to official notice of issuance;

E.

No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the Merger Agreement or this Bank Merger Agreement shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of such transactions;

F.

Tax Opinions. NUVO and Merchants shall have received a letter from their respective legal counsel, in form and substance reasonably satisfactory to it, dated as of the Merger closing date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Internal Revenue Code, as amended;

G.

Representations and Warranties. The representations and warranties of NUVO and Merchants set forth in the Merger Agreement shall be true and correct in accordance with the standards and terms of the Merger Agreement and each party shall have received a certificate to such effect, dated the closing date, signed on behalf of the other party by its Chief Executive Officer and Chief Financial Officer;

H.

Performance of Obligations. NUVO and Merchants shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Merger closing date, and each party shall have received a certificate to such effect, dated the Merger closing date, signed on behalf of the other party by its Chief Executive Officer and Chief Financial Officer; and

I.

Other Activities. Merchants and NUVO shall have furnished to the other such certificates of its officers and others and such documents evidencing fulfillment of its obligations under the Merger Agreement as the other party may reasonably request.

10.

Dissenting Shares. Each outstanding share of NUVO Common Stock the holder of which has perfected his or her right to dissent from the Merger under MGL Ch. 167I § 3 and MGL Ch. 156D (collectively, the “MA Dissenters’ Rights Statute”) and who has not effectively withdrawn or lost such rights as of the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted under the MA Dissenters’ Rights Statute. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration to which such holder would be entitled pursuant to Section 7 hereof and in accordance with the election procedures under Article II of the Merger Agreement. NUVO shall give Merchants prompt notice upon receipt by NUVO of any such written demands for payment of the fair value of shares of NUVO Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MA Dissenters’ Rights Statute. Any payments made in respect of Dissenting Shares shall be made by the Surviving Bank.

11.

Additional Actions. If, at any time after the Effective Time, Merchants Bank shall determine that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in Merchants Bank its rights, title or interest in, to or under any of the rights, properties or assets of NUVO acquired or to be acquired by Merchants Bank as the Surviving Bank in the Merger, or (ii) otherwise to carry out the purposes of this Bank Merger Agreement, NUVO and its proper officers and directors shall be deemed to have granted to Merchants Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Merchants Bank and otherwise to carry out the purposes of this Bank Merger Agreement; and the proper officers and directors of Merchants Bank are fully authorized in the name of NUVO or otherwise to take any and all such action.

12.

Termination. This Bank Merger Agreement shall terminate upon termination of the Merger Agreement prior to the Effective Time in accordance with its terms. This Bank Merger Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by both Merchants Bank and NUVO.

13.

Counterparts. This Bank Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one Bank Merger Agreement.

14.

Governing Law. This Bank Merger Agreement shall be governed by the laws of the State of Vermont and the Commonwealth of Massachusetts.

15.

Interpretation and Amendment.

A.

Rule of Interpretation. In the event of a conflict between any statutory references in this Bank Merger Agreement and any statutory references in the Merger Agreement or its Exhibits, the statutory references in this Bank Merger Agreement shall control.

B.

Amendment. Subject to applicable law, this Bank Merger Agreement may be amended, modified or supplemented only by written agreement of Merchants Bank, NUVO and Merchants at any time prior to the Effective Time; provided, however, that no amendment after the date of the NUVO shareholder approval referred to in Section 8.B above that changes the amount or form of the Merger Consideration in a manner not contemplated in the Merger Agreement may be adopted without further approval by vote of the NUVO shareholders.

16.

Waiver. Except for conditions that are imposed or required by law, any of the terms or conditions of this Bank Merger Agreement may be waived at any time by the party entitled to the benefit thereof by action taken by the Board of Directors of such party.

IN WITNESS WHEREOF, each of Merchants Bank and NUVO has caused this Bank Merger Agreement to be executed on its behalf by its duly authorized officers, all as of the date first above written.

MERCHANTS BANK		NUVO BANK & TRUST COMPANY

By:	/s/ Geoffrey R. Hesslink	By:	/s/ M. Dale Janes
Geoffrey R. Hesslink		M. Dale Janes
President and Chief Executive Officer		Chief Executive Officer

		By:	/s/ Jeffrey S. Sattler
Jeffrey S. Sattler
President

By:	/s/ Thomas J. Meshako	By:	/s/ Paul V. Erwin
Thomas J. Meshako		Paul V. Erwin
Senior Vice President, Treasurer and Chief Financial Officer		Senior Vice President, Treasurer and Chief Financial Officer

(seal)		(seal)

Merchants Bancshares, Inc. hereby joins in this Bank Merger Agreement, as of the date first above written, for the sole purposes of (i) agreeing to the rule of interpretation in Section 15.A; and (ii) undertaking to pay and provide the Merger Consideration and to take the actions necessary to effectuate Sections 7.A, 7.C, 7.D, 7.E, 7.F and 7.G of this Bank Merger Agreement and Sections 2.02 and 2.03 of the Merger Agreement, including but not limited to the obligation pay and provide the Option Cancellation Payment, the 2013 Warrant Cancellation Payment and the payment for fractional shares and to issue Replacement Organizers’ Warrant Certificates and Replacement 2013 Warrant Certificates, as specified in Sections 7.E and 7.F of this Bank Merger Agreement.

MERCHANTS BANCSHARES, INC.

By:	/s/ Michael R. Tuttle
Michael R. Tuttle
President and Chief Executive Officer

By:	/s/ Thomas J. Meshako
Thomas J. Meshako
Senior Vice President, Treasurer and Chief Financial Officer

(seal)

APPENDIX C

FORM OF

EMPLOYMENT AGREEMENT

FOR

[EXECUTIVE]

This Employment Agreement (this “Agreement”) is made as of the 27th day of April, 2015, among Merchants Bank, a Vermont-chartered bank headquartered in South Burlington, Vermont (the “Bank”), Merchants Bancshares, Inc., a Delaware corporation headquartered in South Burlington, Vermont (the “Corporation” and together with the Bank, the “Corporations”), and ________________ (the “Executive”).

WHEREAS, the Executive is currently employed as the _________ of NUVO Bank & Trust Company, as Massachusetts-chartered commercial bank headquartered in Springfield, Massachusetts (“NUVO”);

WHEREAS, the terms of the Executive’s employment with NUVO are set forth in an Employment Agreement between the Executive and NUVO dated as of January 1, 2013 (the “NUVO Employment Agreement”);

WHEREAS, contemporaneously with execution of this Agreement, the Corporation and NUVO have entered into an Agreement and Plan of Merger, dated as of April 27, 2015 (the “Merger Agreement”), pursuant to which (subject to satisfaction or waiver of the conditions specified therein) NUVO will merge with and into the Bank (the “Merger”), and the Bank will be the bank surviving the Merger;

WHEREAS, the parties hereto agree that the Executive’s commitment to the long-term success of the combined institution and the ability of the Executive to retain and build upon the relationships he has developed as an executive of NUVO and those he will continue to develop in the future as an executive of the Bank, are important factors in the decision of the Corporation to enter into the Merger Agreement;

WHEREAS, the Executive possesses unique and valuable experience and essential knowledge about NUVO’s customers and banking market;

WHEREAS, contemporaneously with the execution of this Agreement, the Corporations, the Executive and NUVO have entered into an Addendum and Waiver Agreement (the “Addendum”) pursuant to which, inter alia, the Corporations have agreed to honor the provisions in the NUVO Employment Agreement pertaining to the severance benefits that would be payable to the Executive in the event that the Executive’s employment is terminated by Merchants “Without Cause” or by the Executive with “Good Reason” within two years after the change in control of NUVO that will occur upon completion of the Merger (the “Effective Time of the Merger”);

WHEREAS, the Corporations and the Executive desire to enter into this Agreement, which describes the terms of the Executive’s employment with Merchants Bank and which shall supersede the NUVO Employment Agreement, except as otherwise expressly provided in the Addendum, as of the Effective Time of the Merger;

WHEREAS, in order to induce the Executive to be and remain employed with the Bank following completion of the Merger, the Bank and the Executive desire to set forth in writing the terms of the Executive’s employment with the Bank, which shall take effect at the Effective Time of the Merger; and

WHEREAS, the Corporation is a party to this Agreement for purposes of Sections 2(f), 19 and 21 and to effectuate Section 5.14(e) of the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Employment.

(a)

Position and Duties. Effective upon completion of the Merger, the Executive shall serve as the ________________ of the Bank and shall have supervision and control over and responsibility for the day-to-day business and affairs of the Bank and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Bank (the “Board”), the Chief Executive Officer of the Bank (the “CEO”) or other authorized executive. The Executive shall devote his full working time and efforts to the business and affairs of the Bank. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board, or engage in charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of his duties to the Bank as provided in this Agreement.

2.

Compensation and Related Matters.

(a)

Base Salary. The Executive’s annual base salary shall be $_________. The Executive’s base salary shall be reviewed annually and adjusted at the discretion of the Bank’s Board of Directors. The base salary in effect at any given time is referred to herein as “Base Salary;” provided, however, that if the Executive’s employment is terminated for Good Reason pursuant to clause (ii) of Section 3(e) due to a material diminution in the Executive’s Base Salary, the term “Base Salary” for purposes of calculating the Executive’s Severance Amount (or Change in Control Severance Amount, as the case may be) under Section 4(b) shall be the Executive’s Base Salary as in effect immediately prior to the material diminution. The Base Salary shall be payable in a manner that is consistent with the Bank’s usual payroll practices for senior executives.

(b)

Incentive Compensation. Beginning with the 2016 Bonus Year (as defined), the Executive shall be eligible to receive an annual cash incentive compensation in an amount determined in accordance with the terms of the annual incentive plan adopted by the Bank’s Board of Directors from time to time. Such bonus, if any, shall relate to the performance of the Corporations over a calendar year (a “Bonus Year”) and if awarded shall be paid in the calendar year following the Bonus Year to which it relates.

(c)

Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him/her in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Bank for its senior executive officers.

(d)

Other Benefits. The Executive shall be entitled to participate in or receive benefits as the Bank generally provides to its senior executive employees, including without limitation, life, health and disability insurance, vacation and sick pay, and retirement benefits.

(e)

Vacations. The Executive shall be entitled to accrue up to five (5) weeks paid vacation in each year, which shall be accrued ratably. The Executive shall also be entitled to all paid holidays given by the Bank to its executives.

(f)

Equity Grants. The Executive may receive grants of equity-based compensation pursuant to any equity compensation plans the Corporation may adopt from time to time for the purpose of providing executive compensation, including grants in the form of shares of restricted common stock of the Corporation and/or options to buy shares of common stock of the Corporation. The parties acknowledge that Section 11(b) of the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan provides that, upon the occurrence of a Special Transaction (as defined therein), (i) all then outstanding stock options shall become fully vested and exercisable; (ii) all then outstanding awards of restricted stock with time-based vesting conditions shall become fully vested and nonforfeitable; and (iii) all then outstanding awards of restricted stock with conditions and restrictions relating to the attainment of performance goals may become vested in the discretion of the Compensation Committee of the Corporation’s Board. The Corporation confirms and agrees that any future amendment to Section 11(b) of the 2008 Plan adopted by the Corporation that has the effect of eliminating, reducing or restricting the rights of any holder of a stock option or restricted stock award upon the occurrence of a Special Transaction shall be deemed to apply only prospectively to grants of equity compensation made under such plan after the date of the Corporation’s approval of the amendment.

3.

Termination. The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a)

Death. The Executive’s employment hereunder shall terminate upon his death.

(b)

Disability. The Bank may terminate the Executive’s employment if he/she is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Bank shall, submit to the Bank a certification in reasonable detail by a physician selected by the Bank to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Bank’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c)

Termination by Bank for Cause. The Bank may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (i) fraud, embezzlement or other misappropriation by the Executive of funds, property or rights of the Bank; (ii) conviction of the Executive, by plea or otherwise, of any felony, or of any misdemeanor, if such misdemeanor involves a crime of theft, trust or dishonesty; (iii) any gross misconduct by the Executive that is injurious in any material respect to the Bank; (iv) continued non-performance by the Executive of his or her duties to the Bank or the Executive’s failure to perform in any material respect any of his material obligations under this Agreement (other than by reason of the Executive’s physical or mental illness, incapacity or disability); or (v) a breach of the Executive’s fiduciary duties as an employee of the Bank, including a breach of any of the provisions contained in Section 7 of this Agreement; provided, however, that “Cause” shall not be deemed to exist under clause (iv) unless the Bank shall have given written notice to the Executive specifying in reasonable detail the Executive’s acts or omissions that the Bank alleges would constitute Cause and the Executive fails to rescind any such act or cure any such omission within 30 days after delivery of the notice.

(d)

Termination Without Cause. The Bank may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Bank of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.

(e)

Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including but not limited to Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Executive’s responsibilities, authority or duties; (ii) a material diminution in the Executive’s Base Salary for any reason other than in connection with the termination of the Executive’s employment hereunder; (iii) the Executive is required to be based in any specific location more than 50 miles from 1500 Main Street, Springfield, Massachusetts or (iv) the material breach of this Agreement by the Bank or the Corporation. “Good Reason Process” shall mean that (i) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Executive notifies the Bank in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (iii) the Executive cooperates in good faith with the Bank’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within 60 days after the end of the Cure Period. If the Bank cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f)

Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Bank or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(g)

Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by his death, the date of his death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Bank with or without Cause under Section 3(c) or 3(d), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Executive under Section 3(e) without Good Reason, 30 days after the date on which a Notice of Termination is given, and (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) with Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Bank pursuant to clauses (iii) or (iv) of the preceding sentence, the Bank may unilaterally accelerate the Date of Termination but only if such acceleration would not cause any portion of the payment to be made to the Executive under this Agreement to be subject to any tax or penalty under Section 409A.

4.

Compensation Upon Termination.

(a)

Termination Generally. If the Executive’s employment with the Bank is terminated for any reason, the Bank shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Executive may have under any employee benefit plan of the Bank (the “Accrued Benefit”) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination.

(b)

Termination by the Bank Without Cause or by the Executive with Good Reason. If the Executive’s employment is terminated by the Bank without Cause as provided in Section 3(d), or the Executive terminates his employment for Good Reason as provided in Section 3(e), then the Bank shall, through the Date of Termination, pay the Executive his Accrued Benefit; provided, however, that if the Executive’s Date of Termination occurs after the completion of a Bonus Year under an annual cash incentive compensation plan of the Bank but before payout of the cash incentive (“Bonus”) (if any) earned for such Bonus Year, the Executive’s Accrued Benefit shall include the amount of such Bonus, notwithstanding that the Executive is no longer actively employed with the Bank on the date the Bonus is paid to active plan participants. In addition, subject to the Executive signing a general release of claims in favor of the Bank and related persons and entities in a form and manner reasonably satisfactory to the Bank (the “Release”) within the 45-day period following the Date of Termination and the expiration of the seven-day revocation period for the Release, the Bank shall pay the Executive an amount equal to the Executive’s Base Salary (the “Severance Amount”) and if the Executive’s termination of employment occurs after March 31 of any calendar year, the Prorated Bonus Amount (as defined below) with respect to the Bonus Year in which such termination of employment occurs. The Severance Amount shall be paid out in substantially equal installments in accordance with the Bank’s payroll practice over 12 months, within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall commence to be paid in the second calendar year. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment. The Prorated Bonus Amount shall be paid in a lump sum in the following calendar year after the payout under the Bank’s annual cash incentive compensation plan has been determined and at the same time as bonus payments are paid to other Bank executives pursuant to such incentive plan. Notwithstanding the foregoing, (i) if the Executive breaches in any material respect any of the provisions contained in Section 7 of this Agreement, all further payments of the Severance Amount and the Prorated Bonus Amount shall immediately cease and shall not be payable, or (ii) if the Executive’s employment is terminated by the Bank (or its successors) without Cause as provided in Section 3(d), or the Executive terminates his employment for Good Reason as provided in Section 3(e) and either termination occurs within 24 months following a Change in Control (as defined in Section 5(a)) of either the Bank or the Corporation, instead of the amounts payable pursuant to the preceding sentences of this Section 4(b), the Executive shall be entitled to a payment (the “Change in Control Severance Amount”) equal to the sum of (x) one time the Prorated Bonus Amount and (y) two times the Executive’s Severance Amount and such Change in Control Severance Amount shall be paid in a lump sum, without discount for early payment, within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Change in Control Severance Amount shall be paid in the second calendar year. In addition, if the Executive was participating in the Bank’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, he or she shall receive such health continuation at the Bank’s expense but subject to the Executive’s continued copayment of premium in amounts consistent with that applicable to similarly situated active employees, for a period of up to 12 months if the termination of employment occurs before a Change in Control and for a period of up to 18 months if the termination of employment occurs after a Change in Control. For purposes of this Section 4(b), the “Prorated Bonus Amount” shall be the amount that would be payable to the Executive under the Bank’s annual incentive compensation plan based on the extent to which the applicable performance criteria for the year of termination of employment have been achieved, as measured after the end of such year, multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Bank in the year of termination of employment and the denominator of which shall be 365; provided, however, that if the Prorated Bonus Amount is payable on account of a termination of employment within 24 months following a Change in Control (as defined in Section 5(a)) of either the Bank or the Corporation, such amount shall be the amount payable to the Executive under the Bank’s annual incentive compensation plan (or similar plan of any successor to the Bank or the Corporation) based on the extent to which the applicable performance criteria for the year of termination of employment have been achieved, as measured through the end of the most recently completed calendar quarter, multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Bank in the year of termination of employment and the denominator of which shall be 365.

(c)

No Duty to Mitigate. The Executive will not be required to mitigate the amount of any compensation provided for in Section 4(b), by seeking other employment or otherwise.

(d)

NUVO Protection Period. Notwithstanding anything herein to the contrary, during the two (2) year period following the Effective Time of the Merger (the “NUVO Protection Period”), the Addendum, rather than this Agreement, shall govern the severance benefit to which the Executive will be entitled, and the nonsolicitation and noncompetition covenants to which the Executive will be subject, in the event of termination of the Executive’s employment by the Bank Without Cause or by the Executive with Good Reason. Following expiration of the NUVO Protection Period, termination of the Executive’s employment shall be governed exclusively by this Agreement without reference to the Addendum.

(e)

Terms of Employment From and After Effective Date. Except as expressly provided in Section 4(d), from and after the Effective Time of the Merger, the terms of the Executive’s employment with Merchants Bank will be governed by this Agreement and not the NUVO Employment Agreement, which shall be deemed superseded.

5.

Change in Control.

(a)

Change in Control. A “Change in Control” of either the Bank or the Corporation shall be deemed to have occurred upon the occurrence of any one of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Corporation, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Corporation); or

(ii)

the consummation of (1) any consolidation or merger of the Bank or the Corporation where the stockholders of the Bank or the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Bank or the Corporation.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Corporation that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

(b)

Limitation.

(i)

Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Corporations to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Severance Payments shall be reduced (but not below zero) to the extent necessary so that the sum of all Severance Payments shall not exceed the Threshold Amount. In such event, the Severance Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.

(ii)

For the purposes of this Section 5, “Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

(iii)

The determination of the reduction provided in Section 5 shall be made by a nationally recognized accounting firm selected by the Corporations (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Bank or the Executive. For purposes of this determination, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Corporations and the Executive.

6.

Section 409A.

(a)

Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Corporations determine that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b)

All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Bank or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c)

To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d)

The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e)

The Bank makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

7.

Confidential Information, Noncompetition, Nonsolicitation and Cooperation.

(a)

Confidential Information. As used in this Agreement, “Confidential Information” means information belonging to the Corporations which is of value to the Corporations in the course of conducting their business and the disclosure of which could result in a competitive or other disadvantage to the Corporations. For purposes of clarification and not limitation, Confidential Information is intended to encompass the confidential information of NUVO, which will become Confidential Information of Merchants and the Bank upon completion of the Merger. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporations. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Bank, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Corporations have a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive’s duties under Section 7(b).

(b)

Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive and the Corporations with respect to all Confidential Information. At all times, both during the Executive’s employment with the Bank and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Corporations, except as may be necessary in the ordinary course of performing the Executive’s duties to the Bank.

(c)

Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Corporations or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Corporations. The Executive will return to the Corporations all such materials and property as and when requested by the Corporations. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(d)

Noncompetition and Nonsolicitation. During the Executive’s employment with the Bank and for the period that the Executive is entitled to receive severance under Section 4(b), the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Corporations (other than terminations of employment of subordinate employees undertaken in the course of the Executive’s employment with the Bank); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Corporations. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Corporations’ interest in their Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. If the Executive chooses not to be bound by the provision of this Section 7(d), then no severance shall be payable under Section 4(b). For purposes of this Agreement, the term “Competing Business” shall mean any financial institution with an office within a 50-mile radius of any office of the Corporations. Notwithstanding the foregoing, (1) the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business, and (2) the provision of this Section 7(d) shall not apply if the Executive’s employment is terminated within two (2) years after a Change in Control of either the Bank or the Corporation.

(e)

Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Bank that the Executive’s execution of this Agreement, the Executive’s employment with the Bank and the performance of the Executive’s proposed duties for the Bank will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Bank, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Bank any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(f)

Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Corporations in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Corporations which relate to events or occurrences that transpired while the Executive was employed by the Bank. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Corporations at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Corporations in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Bank. The Corporations shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 7(f).

(g)

Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Corporations which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Corporations shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Corporations.

8.

Indemnification and Insurance. In accordance with the limits set forth in the Vermont Business Corporations Law and Delaware General Corporations Law, as applicable, the Corporations shall indemnify the Executive as provided by the Articles of Association and Bylaws. The foregoing shall be in addition to the Executive’s rights to indemnification under Section 5.13(a) of the Merger Agreement and insurance coverage under Section 5.13(c) of the Merger Agreement.

9.

Integration. This Agreement and the Addendum together constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties concerning such subject matter.

10.

Withholding. All payments made by the Bank to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

11.

Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after his termination of employment but prior to the completion by the Bank of all payments due him/her under this Agreement, the Bank shall continue such payments to the Executive’s beneficiary designated in writing to the Bank prior to his death (or to his estate, if the Executive fails to make such designation).

12.

Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.

Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

14.

Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15.

Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main offices, attention of the Board.

16.

Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Bank. The Bank may not unilaterally terminate this Agreement other than through termination of the Executive’s employment in accordance with the terms of this Agreement.

17.

Governing Law. This is a Vermont contract and shall be construed under and be governed in all respects by the laws of the State of Vermont, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

18.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

19.

Successor to Corporations. The Corporations shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporations expressly to assume and agree to perform this Agreement to the same extent that the Corporations would be required to perform it if no succession had taken place. Failure of the Corporations to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

20.

Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

21.

Guaranty by Corporation. The Corporation hereby irrevocably and unconditionally guarantees to the Executive the payment of all amounts, and the performance of all other obligations, due from the Bank under this Agreement as and when due and without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

22.

Effectiveness of Agreement. The employment relationship between the Executive and the Bank provided for in this Agreement shall take effect as of the Effective Time of the Merger. This Agreement shall terminate and be void and of no further effect in the event the Merger Agreement is terminated for any reason.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first set forth above, intending it to take effect as of the Effective Time of the Merger.

EXECUTIVE	MERCHANTS BANK

By:
Name:	Name:	Geoffrey R. Hesslink
	Title:	President and Chief Executive Officer

MERCHANTS BANCSHARES, INC.

By:
	Name:	Michael R. Tuttle
	Title:	President and Chief Executive Officer

APPENDIX D

FORM OF

ADDENDUM AND WAIVER AGREEMENT

REGARDING

EMPLOYMENT AGREEMENT

FOR

[EXECUTIVE]

This Addendum and Waiver Agreement (this “Addendum”) is made as of the 27th day of April, 2015, by and among NUVO Bank and Trust Company (“NUVO”), a Massachusetts chartered commercial bank headquartered in Springfield, Massachusetts, ___________ (“Executive”), Merchants Bancshares, Inc., a Delaware corporation headquartered in South Burlington, Vermont (“Merchants”) and Merchants Bank, a Vermont-chartered commercial bank headquartered in South Burlington, Vermont (“Merchants Bank”), for the purpose of supplementing, clarifying, waiving, modifying and terminating certain provisions of the Employment Agreement dated as of January 1, 2013, between the Executive and NUVO (the “NUVO Employment Agreement”).

WHEREAS, the Executive is currently employed as the ___________ of NUVO;

WHEREAS, NUVO and Merchants are parties to a certain Agreement and Plan of Merger dated as of April 27, 2015 (the “Merger Agreement”), pursuant to which (subject to satisfaction or waiver of the conditions specified therein) NUVO will be merged (the “Merger”) with and into Merchants Bank, with Merchants Bank as the bank surviving the Merger;

WHEREAS, the Merger will constitute a change in control of NUVO for purposes of the NUVO Employment Agreement;

WHEREAS, Merchants and Merchants Bank wish to assure the continued availability of the Executive’s services following the effective time of the Merger (the “Merger Effective Time”);

WHEREAS, it is a condition of the willingness of Merchants to enter into the Merger Agreement that the Executive and NUVO execute and deliver this Addendum;

WHEREAS, the Executive wishes to facilitate the Merger, desires continued employment with Merchants Bank following the Merger and acknowledges that he will benefit thereby; and

WHEREAS, the Executive, Merchants Bank and Merchants will execute a form of Employment Agreement with Merchants Bank in substantially the form set forth as Exhibit C to the Merger Agreement, to take effect at the Effective Time of the Merger (the “Merchants Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, NUVO, the Executive, Merchants and Merchants Bank hereby agree as follows:

1.

ACKNOWLEDGEMENT OF CHANGE IN CONTROL OF NUVO.

Merchants and Merchants Bank acknowledge and agree that consummation of the Merger as contemplated in the Merger Agreement will, at the Merger Effective Time, constitute a “Change in Control” of NUVO within the meaning of Section 6(h)(iii) of the NUVO Employment Agreement.

2.

PRESERVATION OF NUVO CHANGE IN CONTROL PROVISIONS; CLARIFICATION OF NUVO PROTECTION PERIOD; ALTERNATIVE BENEFITS

(a)

NUVO Change in Control Provisions and Protection Period. The parties acknowledge and agree that, in the absence of a Change in Control of Merchants or Merchants Bank as defined in Section 5(a) of the Merchants Employment Agreement (a “Merchants Change in Control”), the Executive shall be entitled to the payment and benefits specified in Sections 6(h)(i) and (ii) and be subject to the obligations specified in Section 8(a) of the NUVO Employment

Agreement (the “NUVO Change in Control Provisions”) but only if (i)(A) Merchants or Merchants Bank (or their successor, if any) terminates the Executive’s employment Without Cause (as defined in Section 6(g)(i) of the NUVO Employment Agreement) or (B) the Executive terminates his employment for Good Reason (as defined in Section 6(g)(iv) of the NUVO Employment Agreement, as modified in Section 3 of this Agreement), and (ii) such termination of employment occurs within two (2) years following the Merger Effective Time (“NUVO Protection Period”). Notwithstanding anything herein or in the NUVO Employment Agreement to the contrary, the Executive shall not be entitled to payment of the foregoing severance payment and benefit unless and until he shall have signed a general release of claims in favor of Merchants and Merchants Bank and related persons and entities in a form and manner reasonably satisfactory to Merchants Bank (the “Release”) within the 45-day period following the date of the Executive’s termination of employment and expiration of the seven-day revocation period for the Release.

(b)

Merchants Change in Control. If a Merchants Change in Control occurs prior to expiration of the NUVO Protection Period, the Executive shall, at his written election, be subject to either (but not both) (i) Section 2(a) of this Addendum or (ii) the Change in Control Severance Amount and other benefits under Section 4(b) and be subject to the obligations specified under Section 7(d) of the Merchants Employment Agreement with respect to a termination of employment following a Merchants Change in Control.

(c)

Expiration of NUVO Protection Period. Following expiration of the NUVO Protection Period, the Executive shall be entitled to such payments and benefits with respect to termination of the Executive’s employment with Merchants Bank following a Merchants Change in Control as are provided in the Merchants Employment Agreement.

3.

MODIFICATION OF “GOOD REASON” DEFINITION DURING NUVO PROTECTION PERIOD.

The parties acknowledge that, at the Merger Effective Time, (i) the Executive’s title and position with NUVO will be as provided in the Merchants Employment Agreement, and (ii) the Executive will cease to be covered by the executive and employee benefit plans of NUVO and will instead be covered by the executive and employee benefit plans of Merchants (subject to any non-waivable waiting or qualification periods). Neither the foregoing change in the Executive’s title or position, nor the foregoing change in executive and employee benefit plans, nor the termination of the NUVO Employment Agreement provided for herein (other than as necessary to preserve the NUVO Change in Control Provisions during the NUVO Protection Period) shall be deemed to constitute “Good Reason” within the meaning of Sections 6(g)(iv) and 6(h) of the NUVO Employment Agreement, and the Executive hereby waives the right to assert any claim against Merchants, Merchants Bank, or any successor to Merchants or Merchants Bank, under Section 6(h) of the NUVO Employment Agreement or otherwise, from and after the Merger Effective Time that relates to termination for Good Reason, which is inconsistent with this Section 3.

4.

TERMS OF EMPLOYMENT TO BE GOVERNED BY MERCHANTS EMPLOYMENT AGREEMENT

Contemporaneously with execution of this Addendum, the Executive, Merchants and Merchants Bank have executed the Merchants Employment Agreement, which by its terms will take effect at the Merger Effective Time. The parties agree that, as of the Merger Effective Time, the Executive shall become an executive employee of Merchants Bank and from and after such date the terms of his employment with Merchants Bank shall be governed by the terms of the Merchants Employment Agreement and not the NUVO Employment Agreement and the NUVO Employment Agreement shall be deemed terminated and superseded by the Merchants Employment Agreement, except as otherwise set expressly forth in Sections 1, 2 and 3 of this Addendum during the NUVO Protection Period.

5.

SEVERABILITY

If, for any reason, any provision of this Addendum, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Addendum or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

6.

HEADINGS FOR REFERENCE ONLY

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Addendum.

7.

GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts but only to the extent not superseded by federal law.

8.

SUCCESSORS AND ASSIGNS

From and after the Merger Effective Time and throughout the NUVO Protection Period, Merchants shall require any successor or assignee, by purchase, merger, consolidation, asset purchase or otherwise, expressly and unconditionally to assume and agree to perform the obligations of Merchants and Merchants Bank under this Addendum, in the same manner and to the same extent that Merchants and Merchants Bank would be required to perform if no such succession or assignment had taken place.

9.

RELEASE; VOLUNTARY ACTION AND WAIVER

(a)

Release. In consideration of the execution of this Addendum and the Merchants Employment Agreement by Merchants and the Bank, the Executive, for himself and for his heirs, successors and assigns, does hereby release and forever discharge Merchants, the Bank and their successors from all obligations under the NUVO Employment Agreement as of the Merger Effective Time, except as otherwise expressly provided herein and in the Merchants Employment Agreement.

(b)

Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Addendum and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

10.

COUNTERPARTS

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11.

EFFECTIVENESS

Notwithstanding anything herein to the contrary, neither Merchants nor Merchants Bank shall have or assume any obligation to make any payment to the Executive unless and until the Merger is consummated. In the event the Merger Agreement is terminated for any reason, this Addendum shall be deemed null and void.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum and Waiver Agreement as of the date first set forth above.

EXECUTIVE		MERCHANTS BANCSHARES, INC.

By:
Name:		Name:	Michael R. Tuttle
		Title:	President and Chief Executive Officer

NUVO BANK & TRUST COMPANY		MERCHANTS BANK

By:		By:
Name:	Donald E. Chase	Name:	Geoffrey R. Hesslink
Title:	Chairman of the Board	Title:	President and Chief Executive Officer

APPENDIX E

Loomis & Co.	Loomis & Co., Inc. 7 Airport Park Blvd. Latham, NY 12110 (518) 786-0100

April 27, 2015

Board of Directors

NUVO Bank & Trust Company

1500 Main Street

Springfield, MA 01115

Members of the Board:

Loomis & Co., Inc. ("Loomis" or "we") has been advised that NUVO Bank & Trust Company ("NUVO") is considering entering into an Agreement and Plan of Merger dated April 27, 2015 (the "Merger Agreement"), pursuant to which NUVO will merge with and into Merchants Bancshares, Inc. ("MBVT") (the "Merger"). MBVT will be the resulting or surviving entity and the separate existence of NUVO will cease. Under the terms of and subject to certain conditions of the Merger Agreement, upon consummation of the Merger, each share of NUVO's common stock, $0.01 par value per share issued and outstanding immediately prior to the Effective Time other than Excluded Shares, will be converted into, at the election of the holder, the right to receive either (i) $7.15 in cash without interest (the "Cash Consideration"), or (ii) 0.2416 shares (the "Exchange Ratio") of MBVT Common Stock (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are referred to collectively as the "Merger Consideration". Capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to NUVO.

Loomis, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, valuations for ESOP's and estates, and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) a draft copy of the Merger Agreement dated April 24, 2015 and certain of the exhibits and schedules thereto; (ii) certain publicly available financial statements and other historical financial information of MBVT that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of NUVO that we deemed relevant; (iv) internal financial projections for NUVO and MBVT for the years ending December 31, 2015 through 2016; (v) publicly available consensus earnings estimates for MBVT for the years ending December 31, 2015 and 2016 and certain long-term annual growth rates for the years thereafter and in each case as discussed with senior management of NUVO and MBVT, respectively; (vi) the pro forma financial impact of the Merger on MBVT, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as provided by the management of MBVT; (vii) the publicly reported historical price and trading activity for MBVT's and NUVO's common stock, including a comparison of certain financial and stock market information for MBVT and NUVO and similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of NUVO, the business, financial condition, results of operations and prospects for NUVO and held similar discussions with certain members of senior management of MBVT regarding the business, financial condition, results of operations and prospects of MBVT.

Loomis & Co.	Loomis & Co., Inc. 7 Airport Park Blvd. Latham, NY 12110 (518) 786-0100

In performing our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax, and other information that was available to us from public sources or that was provided to us by MBVT and NUVO or their respective representatives and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of MBVT and NUVO that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MBVT or NUVO, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of MBVT and NUVO nor have we reviewed any individual credit files relating to MBVT and NUVO. We have assumed, with your consent that the respective allowances for loan losses for both MBVT and NUVO are adequate to cover such losses.

With respect to the internal financial projections for NUVO and the earnings projections and estimates for MBVT that we reviewed with the respective managements of MBVT and NUVO and used by us in our analyses, the respective managements of MBVT and NUVO confirmed to us that they reflected the best currently available estimates and judgments of such respective management of the future financial performances of MBVT and NUVO, respectively, and we assumed that such performances would be achieved. With respect to the projections of transaction expenses, purchase accounting adjustments and cost savings provided by the management of MBVT, management confirmed to us that they reflected the best currently available estimates and judgments of such management and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in MBVT's and NUVO's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that MBVT and NUVO will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that in the course of obtaining the necessary approvals or other consents for the Merger, no conditions or restrictions, including divestiture requirements, onerous financing obligations, or other material requirements will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to NUVO or MBVT, and that the conditions precedent in the Merger Agreement are not waived. Finally, with your consent, we have relied upon the advice MBVT has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger, including, without limitation, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. Unless subsequently expressed otherwise, we have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of MBVT's stock will be when issued to NUVO's shareholders pursuant to the Merger Agreement or the prices at which MBVT's and NUVO's common stock may trade at any time.

Loomis & Co.	Loomis & Co., Inc. 7 Airport Park Blvd. Latham, NY 12110 (518) 786-0100

We have acted as NUVO's financial advisor in connection with the Merger and will receive a fee for our services, the majority of which is contingent upon consummation of the Merger. NUVO has also agreed to indemnify us against certain liabilities arising out of our engagement. Our subsidiary broker dealer, Northeast Capital & Advisory, Inc., has provided investment banking and financial advisory services to NUVO in the past two years and received compensation for such services. An affiliate of Loomis & Co. holds shares of NUVO common stock and warrants convertible into NUVO common stock, which has been disclosed to NUVO and MBVT. We have not provided any investment banking or financial services to MBVT in the past two years, although we may in the future, and receive compensation for such services.

Our opinion is directed to the Board of Directors of NUVO in connection with its consideration of the Merger and is directed only to the fairness, from a financial point of view, of the Merger Consideration to NUVO and does not constitute a recommendation to any shareholder of NUVO as to how such shareholder should vote at any NUVO meeting held in connection with the Merger, nor does it address the underlying business decision of NUVO to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for NUVO or the effect of any other transaction in which NUVO might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration is fair to NUVO from a financial point of view.

Very truly yours,

Loomis & Co., Inc.

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APPENDIX F

MASSACHUSETTS STATUTORY PROVISIONS

RELATING TO APPRAISAL RIGHTS

(MGL Ch. 156D)

Section 13.01. DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02. RIGHT TO APPRAISAL

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Section 13.20. NOTICE OF APPRAISAL RIGHTS

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. APPRAISAL NOTICE AND FORM

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25. AFTER-ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30. COURT ACTION

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.